                                                                    EXHIBIT 10.1

                     REVOLVING CREDIT AND SECURITY AGREEMENT

                                      AMONG

                     FOUNTAIN VIEW, INC. AND THE SUBSIDIARY
                 BORROWERS LISTED ON SCHEDULE 1 ANNEXED HERETO,
                                  AS BORROWERS

                                       and

                       CAPITALSOURCE FINANCE LLC, AS AGENT

                                       and

                    CAPITALSOURCE FINANCE LLC, AS SOLE LENDER

                                   DATED AS OF
                                 AUGUST 19, 2003

                           REVOLVING CREDIT AGREEMENT

                                TABLE OF CONTENTS

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                                                                                                                  Page
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
I.         DEFINITIONS..................................................................................            1
           1.1.     General Terms.......................................................................            1

II.        ADVANCES, PAYMENT AND INTEREST...............................................................            1
           2.1.     The Revolving Facility..............................................................            2
           2.2.     The Revolving Notes; Maturity.......................................................            2
           2.3.     Interest on the Revolving Notes.....................................................            3
           2.4.     Revolving Facility Disbursements; Requirement to Deliver Borrowing Certificate......            3
           2.5.     Revolving Facility Collections; Repayment; Borrowing Availability and Lockbox.......            4
           2.6.     Promise to Pay; Manner of Payment...................................................            5
           2.7.     Repayment of Excess Advances........................................................            5
           2.8.     Other Mandatory Prepayments.........................................................            6
           2.9.     Payments by Agent...................................................................            7
           2.10.    Grant of Security Interest; Collateral..............................................            7
           2.11.    Collateral Administration...........................................................            9
           2.12.    Power of Attorney...................................................................           11
           2.13.    Notes...............................................................................           11
           2.14.    Replacement of Lost Notes...........................................................           11
           2.15.    Replacement of Lenders..............................................................           12

III.       FEES AND OTHER CHARGES.......................................................................           13
           3.1.     Commitment Fee......................................................................           13
           3.2.     Unused Line Fee; Minimum Loan Fee...................................................           13
           3.3.     Collateral Management Fee...........................................................           13
           3.4.     Computation of Fees; Lawful Limits..................................................           13
           3.5.     Default Rate of Interest............................................................           14

IV.        CONDITIONS PRECEDENT.........................................................................           14
           4.1.     Conditions to Initial Advance and Closing...........................................           14
           4.2.     Conditions to Each Advance..........................................................           17

V.         REPRESENTATIONS AND WARRANTIES...............................................................           18
           5.1.     Organization and Authority..........................................................           18
           5.2.     Loan Documents......................................................................           18
           5.3.     Subsidiaries, Capitalization and Ownership Interests................................           19
           5.4.     Properties..........................................................................           19
           5.5.     Other Agreements....................................................................           20
           5.6.     Litigation..........................................................................           20
           5.7.     Hazardous Materials.................................................................           20

                                       i

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
           5.8.     Tax Returns; Governmental Reports...................................................           21
           5.9.     Financial Statements and Reports....................................................           21
           5.10.    Compliance with Law.................................................................           21
           5.11.    Intellectual Property...............................................................           22
           5.12.    Licenses and Permits; Labor.........................................................           22
           5.13.    No Default..........................................................................           22
           5.14.    Disclosure..........................................................................           22
           5.15.    Existing Indebtedness; Investments, Guarantees and Certain Contracts................           22
           5.16.    Other Agreements....................................................................           23
           5.17.    Insurance...........................................................................           23
           5.18.    Names; Location of Offices, Records and Collateral..................................           23
           5.19.    Non-Subordination...................................................................           23
           5.20.    Accounts............................................................................           24
           5.21.    Healthcare..........................................................................           24
           5.22.    Plan of Reorganization..............................................................           25
           5.23.    Survival............................................................................           25

VI.        AFFIRMATIVE COVENANTS........................................................................           25
           6.1.     Financial Statements, Reports and Other Information.................................           25
           6.2.     Payment of Obligations..............................................................           28
           6.3.     Conduct of Business and Maintenance of Existence and Assets.........................           28
           6.4.     Compliance with Legal and Other Obligations.........................................           28
           6.5.     Insurance...........................................................................           28
           6.6.     True Books..........................................................................           29
           6.7.     Inspection; Periodic Audits.........................................................           29
           6.8.     Further Assurances; Post Closing....................................................           29
           6.9.     Payment of Indebtedness.............................................................           30
           6.10.    Lien Searches.......................................................................           30
           6.11.    Use of Proceeds.....................................................................           30
           6.12.    Collateral Documents; Security Interest in Collateral...............................           30
           6.13.    Taxes and Other Charges.............................................................           31
           6.14.    New Subsidiaries....................................................................           31
           6.15.    Right of First Offer................................................................           32
           6.16.    Supplemental Disclosure.............................................................           32

VII.       NEGATIVE COVENANTS...........................................................................           33
           7.1.     Financial Covenants.................................................................           33
           7.2.     Permitted Indebtedness..............................................................           33
           7.3.     Permitted Liens.....................................................................           34
           7.4.     Investments; New Facilities or Collateral; Subsidiaries.............................           35
           7.5.     Dividends; Redemptions..............................................................           35
           7.6.     Transactions with Affiliates........................................................           36
           7.7.     Charter Documents; Fiscal Year; Dissolution; Use of Proceeds........................           36
           7.8.     Transfer of Assets..................................................................           37
           7.9.     Contingent Obligations..............................................................           38
           7.10     IRS Form 8821.......................................................................           38
           7.11.    Payment on Subordinated Debt........................................................           38
           7.12.    Negative Pledge.....................................................................           39

VIII.      EVENTS OF DEFAULT............................................................................           39

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
IX.        RIGHTS AND REMEDIES AFTER DEFAULT............................................................           41
           9.1.     Rights and Remedies.................................................................           41
           9.2.     Application of Proceeds.............................................................           42
           9.3.     Rights of Agent to Appoint Receiver.................................................           43
           9.4.     Rights and Remedies not Exclusive...................................................           43

X.         WAIVERS AND JUDICIAL PROCEEDINGS.............................................................           43
           10.1.    Waivers.............................................................................           43
           10.2.    Delay; No Waiver of Defaults........................................................           44
           10.3.    Jury Waiver.........................................................................           44
           10.4     Amendment and Waivers...............................................................           45

XI.        EFFECTIVE DATE AND TERMINATION...............................................................           45
           11.1.    Effectiveness and Termination.......................................................           45
           11.2.    Survival............................................................................           46

XII.       AGENCY PROVISIONS............................................................................           46
           12.1.    Agent...............................................................................           46
           12.2.    Consents............................................................................           51
           12.3.    Set Off and Sharing of Payments.....................................................           51
           12.4.    Disbursement of Funds...............................................................           52
           12.5.    Settlements; Payments and Information...............................................           52
           12.6.    Dissemination of Information........................................................           54

XIII.      BORROWING AGENCY; IRS FORMS..................................................................           54
           13.1.    Borrowing Agency Provisions; Acknowledgement of Joint and Several Liability.........           54
           13.2.    Withholding Tax.....................................................................           55

XIV.       MISCELLANEOUS................................................................................           56
           14.1.    Governing Law; Jurisdiction; Service of Process; Venue..............................           56
           14.2.    Successors and Assigns; Assignments and Participations; New Lenders.................           57
           14.3.    Application of Payments; Reinstatement..............................................           59
           14.4.    Indemnity...........................................................................           59
           14.5.    Notice..............................................................................           60
           14.6.    Severability; Captions; Counterparts; Facsimile Signatures..........................           61
           14.7.    Expenses............................................................................           61
           14.8.    Entire Agreement....................................................................           61
           14.9.    Agent Approvals.....................................................................           62
           14.10.   Confidentiality and Publicity.......................................................           62

                     REVOLVING CREDIT AND SECURITY AGREEMENT

                  THIS REVOLVING CREDIT AND SECURITY AGREEMENT (this "AGREEMENT") dated as of August 19, 2003, is entered into by and among the Subsidiary Borrowers listed on Schedule 1 to this Agreement (each individually a "SUBSIDIARY BORROWER" and collectively, the "SUBSIDIARY BORROWERS"), FOUNTAIN VIEW, INC., a Delaware corporation ("PARENT" and together with the Subsidiary Borrowers each individually a "BORROWER" and collectively, the "BORROWERS") and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company ("CAPITALSOURCE"), as administrative agent and collateral agent for Lenders (in such capacities, the "AGENT"), and Lenders party hereto.

                  WHEREAS, Borrowers have requested that Lenders make available to Borrowers a revolving credit facility (the "REVOLVING FACILITY") in a maximum principal amount at any time outstanding of up to Twenty One Million Dollars ($21,000,000) (the "FACILITY CAP"), the proceeds of which shall be used by Borrowers (i) to fund distributions under, and comply with certain requirements of, the Plan of Reorganization (as defined herein) and (ii) to finance the working capital and other general corporate needs of Borrowers in the ordinary course of business and as permitted in this Agreement in connection with their skilled nursing home, assisted living, pharmacy and therapy business and to conduct other activities incidental thereto (the "BUSINESS"); and

                  WHEREAS, Lenders are willing to make the Revolving Facility available to Borrowers upon the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Borrowers, Agent and Lenders hereby agree as follows:

I. DEFINITIONS

         1.1.     GENERAL TERMS

                  For purposes of this Agreement and the other Loan Documents, in addition to the definitions above and elsewhere in this Agreement, the terms listed in Appendix A hereto shall have the meanings given such terms in Appendix A, which is incorporated herein and made a part hereof. All capitalized terms used which are not specifically defined shall have meanings provided in Article 9 of the UCC in effect on the date hereof to the extent the same are used or defined therein. Unless otherwise specified herein or in Appendix A, this Agreement and any agreement or contract referred to herein or in Appendix A shall mean such agreement as modified, amended or supplemented from time to time. Unless otherwise specified, as used in the Loan Documents or in any certificate, report, instrument or other document made or delivered pursuant to any of the Loan Documents, all accounting terms not defined in Appendix A elsewhere in this Agreement shall have the meanings given to such terms in and shall be interpreted in accordance with GAAP.

II. ADVANCES, PAYMENT AND INTEREST

         2.1.     THE REVOLVING FACILITY

                  (a) Subject to the provisions of this Agreement, each Lender agrees to make available its Pro Rata Share of Advances to Borrowers under the Revolving Facility from time to time during the Term, provided that,
(i) the Pro Rata Share of the Advances of any Lender shall not at any time exceed its separate Commitment, and (ii) the aggregate amount of all Advances at any one time outstanding under the Revolving Facility shall not exceed the lesser of (a) the Facility Cap, and (b) the Availability. The obligations of Lenders hereunder shall be several and not joint. The Revolving Facility is a revolving credit facility, which may be drawn, repaid and redrawn, from time to time as permitted under this Agreement. Any determination as to whether there is Availability shall be made by reference to the most recent Borrowing Certificate or Interim Borrowing Certificate delivered by Borrowers (subject to Agent's right to set reserves pursuant to this Agreement). Unless otherwise permitted by Agent, each Advance shall be in an amount of at least $1,000. Subject to the provisions of this Agreement, Borrowers may request Advances under the Revolving Facility up to and including the value, in U.S. Dollars, of the sum of (i) eighty five percent (85%) of the Borrowing Base plus (ii) the Special Advance Amount minus (iii) if applicable, amounts reserved pursuant to this Agreement (such calculated amount being referred to herein as the "Availability"). Advances under the Revolving Facility automatically shall be made for the payment of interest on the Revolving Notes and other Obligations on the date when due to the extent available and as provided for herein.

                  (b) Agent has established the above-referenced advance rate for Availability based upon Borrowers' actual recent collection history for the Eligible Receivables for each payor class (i.e., Medicare, Medicaid, commercial insurance, etc.) in a manner consistent with Agent's underwriting practices and procedures, including without limitation Agent's review and analysis of, among other things, Borrowers' historical returns, rebates, discounts, credits and allowances (collectively, the "DILUTION ITEMS"), and throughout the Term, if there are adverse changes in the collection history or the Dilution Items, Agent, upon five (5) Business Days prior written notice to Borrowing Agent, may, in its Permitted Discretion and as warranted by Agent's underwriting practices and procedures in its credit judgment exercised in its Permitted Discretion, adjust the liquidity factors and the advance rate for Availability. Also, based on changes related to Borrowers after the Closing Date, Agent shall have the right to establish from time to time, in its credit judgment exercised in its Permitted Discretion, reserves against the Borrowing Base, which reserves shall have the effect of reducing the amounts otherwise eligible to be disbursed to Borrowers under the Revolving Facility pursuant to this Agreement.

         2.2.     THE REVOLVING NOTES; MATURITY

                  (a) All Advances under the Revolving Facility shall be evidenced by the Revolving Notes, payable to the order of each Lender in the principal amount of the Commitment of such Lender, duly executed and delivered by Borrowers. The Revolving Notes shall evidence the aggregate Indebtedness of Borrowers to Lenders resulting from Advances under the Revolving Facility, from time to time. Each Lender hereby is authorized, but is not obligated, to enter the amount of such Lender's Pro Rata Share of each Advance under the Revolving Facility and the amount of each payment or prepayment of principal or interest thereon in the appropriate spaces on the reverse of or on an attachment to such Lender's Revolving Note(s). Agent will account to Borrowers monthly with a statement of Advances under the Revolving Facility and any charges and payments made pursuant to this Agreement, and in the absence of manifest error, such accounting rendered by Agent shall be deemed final, binding and conclusive unless Agent is notified by Borrowers in writing to the contrary within fifteen (15) calendar days of Receipt of each accounting, which notice shall be deemed an objection only to items specifically objected to therein.

                  (b) All amounts outstanding under the Revolving Notes and other Obligations under the Revolving Facility shall be due and payable in full, if not earlier in accordance with this Agreement, on the Maturity Date.

         2.3.     INTEREST ON THE REVOLVING NOTES

                  Interest on Advances under the Revolving Notes shall accrue from the respective dates of the Advances until the respective dates of repayment of the Advances, in each case at an annual rate of the Prime Rate plus 2.5%, provided, however, that, notwithstanding any provision of any Loan Document, the interest on outstanding Advances under the Revolving Notes shall not be less than 7.25%, in each case calculated on the basis of a 360-day year and for the actual number of calendar days elapsed in each interest calculation period. Interest accrued on each Advance under the Revolving Notes shall be due and payable on the first day of each calendar month in accordance with the procedures provided for in Section 2.5 and Section 2.9, commencing on the first day of the first calendar month after the Closing Date, and continuing until the later of the expiration of the Term and the full performance and irrevocable payment in full in cash of the Obligations (other than Unmatured Surviving Obligations) and termination of this Agreement.

         2.4. REVOLVING FACILITY DISBURSEMENTS; REQUIREMENT TO DELIVER BORROWING CERTIFICATE

                  So long as no Default or Event of Default shall have occurred and be continuing, Borrowing Agent on behalf of Borrowers may give Agent irrevocable written notice requesting an Advance of a specified amount under the Revolving Facility by notifying Agent not later than 11:00 a.m. (New York City time) at least one (1) but not more than four (4) Business Days before the proposed borrowing date of such requested Advance (the "BORROWING DATE"), and delivering to Agent by noon (New York City time) on the date of the proposed borrowing, a completed Interim Borrowing Certificate and relevant supporting documentation satisfactory to Agent in its Permitted Discretion, which shall (i) specify the proposed Borrowing Date of such Advance, which shall be a Business Day, (ii) specify the principal amount of such requested Advance, and (iii) certify the matters contained in Section 4.2. On a monthly basis, within thirty
(30) days after the end of each month, Borrowing Agent on behalf of Borrowers shall specify to Agent the amount of any Medicare or Medicaid recoupments and/or recoupments of any third party payor being sought, requested or claimed, or, to Borrowers' knowledge, threatened against any Borrower or any Borrower's Affiliates. Each time a request for an Advance is made, and, in any event and regardless of whether an Advance is being requested, on Tuesday of each week during the Term (and more frequently if Lender shall so request after and during the continuance of an Event of Default) until the Obligations (other than Unmatured Surviving Obligations) are indefeasibly paid in cash in full and this Agreement is terminated, Borrowers shall deliver to Agent an Interim Borrowing Certificate, and on the date twenty (20) days after the end of each calendar month, Borrower shall deliver to Agent a Borrowing Certificate. On each Borrowing Date, each Borrower irrevocably authorizes Agent to disburse the proceeds of the requested Advance to the appropriate Borrower's account(s) as set forth on Schedule 2.4 (or to such other account as to which the appropriate Borrower shall instruct Agent), in all cases for credit to the appropriate Borrower, via Federal funds wire transfer no later than 4:00 p.m. (New York City time).

         2.5. REVOLVING FACILITY COLLECTIONS; REPAYMENT; BORROWING AVAILABILITY AND LOCKBOX

                  Each Borrower shall maintain one or more lockbox accounts or blocked accounts (individually, a "LOCKBOX ACCOUNT," and collectively, the "LOCKBOX ACCOUNTS") with one or more financial institutions reasonably acceptable to Agent (individually, a "LOCKBOX BANK," and collectively, the "LOCKBOX BANKS"), and shall execute with each Lockbox Bank one or more agreements reasonably acceptable to Agent (individually a "LOCKBOX AGREEMENT," and collectively, the "LOCKBOX AGREEMENTS"), and such other agreements related thereto as Agent may reasonably require. Each Borrower shall ensure that all collections of its Accounts and all other cash payments received by such Borrower are paid and delivered directly from Account Debtors and other Persons into the appropriate Lockbox Account, provided, however, Borrowers may directly receive collections from Private Pay Debtors so long as such collections are remitted to the appropriate Lockbox Account within two (2) Business Days of receipt by such Borrower. The Lockbox Agreements shall provide that the Lockbox Banks immediately will transfer all funds paid into the Lockbox Accounts into a depository account or accounts maintained by Agent or an Affiliate of Agent at a financial institution selected by Agent from time to time (such account or accounts, collectively, the "CONCENTRATION ACCOUNT"), except, with respect only to Accounts payable by Medicaid/Medicare Account Debtors, as instructed by the applicable Borrower to whom such Accounts are payable as permitted pursuant to the applicable Lockbox Agreement. Agent agrees that, notwithstanding the foregoing, (I) it shall instruct each Lockbox Bank to follow the instructions of Borrowers until the earlier of (x) the occurrence and during the continuance of an Event of Default or (y) the date upon which the outstanding balance of Advances shall exceed $3,000,000 for a period of thirty (30) consecutive days prior to the date of determination, at which time Agent may direct each Lockbox Bank to remit funds into the Concentration Account; and (II) if, pursuant to clause (I) it has directed each Lockbox Bank to remit funds into the Concentration Account, and thereafter (x) the outstanding balance of Advances shall be equal to or less than $3,000,000 for a period of thirty (30) consecutive days prior to the date of determination, and (y) no Event of Default shall have occurred and be continuing, Agent shall instruct each Lockbox Bank to follow the instructions of Borrowers, and shall not require that each Lockbox Bank remit funds into the Concentration Account. Notwithstanding and without limiting any other provision of any Loan Document, Agent shall apply, on a daily basis, all funds transferred into the Concentration Account pursuant to the Lockbox Agreement and this Section 2.5, (i) if no Event of Default shall have occurred and be continuing, to the payment of the Advances, with any excess after payment of all outstanding Advances to be returned to Borrowers, and (ii) if an Event of Default shall have occurred and be continuing, in such order and manner as determined by Agent in accordance with this Agreement, with any excess after repayment of the Obligations to be returned to Borrowers. To the extent that any Accounts collections of any Borrower or any other cash payments received by any Borrower are not sent directly to the appropriate Lockbox Account but are received by any Borrower, such collections and proceeds shall be held in trust for the benefit of Agent and Lenders and immediately remitted (and in any event within two (2) Business Days), in the form received, to the appropriate Lockbox Account for immediate transfer to the Concentration Account. Each Borrower acknowledges and agrees that compliance with the terms of this Section
2.5 is an essential term of this Agreement, and that, in addition to and notwithstanding any other rights Agent may have hereunder, under any other Loan Document, under applicable law or at equity, upon each and every failure by any Borrower or any of their Affiliates to comply with any such terms Agent shall be entitled to assess a non-compliance fee which shall operate to increase the Revolving Interest Rate by two percent (2.0%) per annum during any period of non-compliance, whether or not a Default or an Event of Default occurs or is declared, provided that nothing shall prevent Agent from considering any failure to comply with the terms of this Section 2.5 to be a Default or an Event of Default. All funds transferred to the Concentration Account for application to the Obligations under the Revolving Facility shall be applied to reduce the Obligations under the Revolving Facility, but, for purposes of calculating interest hereunder, shall be subject to a seven (7) Business Day clearance period. If as the result of collections of Accounts and/or any other cash payments received by any Borrower pursuant to this Section 2.5 a credit balance exists with respect to the Concentration Account, such credit balance shall not accrue interest in favor of the appropriate Borrower, but shall be available to the appropriate Borrower in accordance with the terms of this Agreement. If applicable, at any time prior to the execution of all or any of the Lockbox Agreements and operation of all or any of the Lockbox Accounts, each Borrower shall direct all collections or proceeds it receives on Accounts or from other Collateral to the account(s) and in the manner specified by Agent in its Permitted Discretion.

         2.6.     PROMISE TO PAY; MANNER OF PAYMENT.

                  (a) Any payments made by Borrowers (other than payments automatically paid through Advances under the Revolving Facility as provided herein), shall be made only by ACH or wire transfer on the date when due, without offset or counterclaim, in U.S. Dollars, in immediately available funds to such account within the domestic United States as may be indicated in writing by Agent to Borrowers from time to time. Any such payment received after 4:00 p.m. New York City time on any date shall be deemed received on the following Business Day. Whenever any payment hereunder shall be stated to be due or shall become due and payable on a day other than a Business Day, the due date thereof shall be extended to, and such payment shall be made on, the next succeeding Business Day, and such extension of time in such case shall be included in the computation of payment of any interest (at the Revolving Interest Rate then in effect during such extension) and/or fees, as the case may be.

                  (b) Borrowers absolutely and unconditionally promise to pay the Obligations hereunder in accordance with the manner and terms hereof, without any deduction whatsoever, without setoff, recoupment or counterclaim, each of which claim or defense hereby is waived.

         2.7.     REPAYMENT OF EXCESS ADVANCES

                  Any balance of Advances under the Revolving Facility outstanding at any time in excess of the lesser of the Facility Cap or the Availability shall be immediately due and payable by Borrowers without the necessity of any demand, at the Payment Office, whether or not a

Default or Event of Default has occurred or is continuing and shall be paid in the manner specified in Section 2.9.

         2.8.     OTHER MANDATORY PREPAYMENTS

                  (a) In addition to and without limiting any provision of any Loan Document, if a Change of Control occurs, on or prior to the first Business Day following the date of such Change of Control, Borrowers shall prepay the Advances and all other Obligations (other than Unmatured Surviving Obligations) in full in cash together with accrued interest thereon to the date of prepayment and all other amounts owing to Agent and Lenders under the Loan Documents.

                  (b) Commencing 2004 and each calendar year thereafter during the Term, upon the earlier to occur of (i) April 30 of such year and (ii) not later than 10 days following delivery of the annual financial statements to Agent referred to in and required by Section 6.1(a)(i) with respect to the prior calendar year and until the Special Advance Amount shall be paid in full, Borrowers shall prepay the Special Advance Amount in an amount equal to the sum of (A) and (B) below:

                           (A) An amount (the "Target Payment Amount") equal to (1) the lesser of (a) 100% of Target Excess Cash Flow for the immediately preceding fiscal year and (b) the positive excess of (x) Ten Million Dollars ($10,000,000) (or for calendar year 2003, the 2003 Maximum Amount (as defined below)) plus any Catch Up Amounts (defined below) with respect to years prior to the immediately preceding calendar year, if applicable, over (y) monthly amortization payments made by Borrowers with respect to the Special Advance Amount during such immediately preceding calendar year or any other voluntary prepayments of the Special Advance Amount minus (2) the sum of (a) the amount of Target Excess Cash Flow ----- applied to make prepayments on the Mezzanine Loan and the Senior Mortgage Term Loan B on such day and (b) the amount of voluntary prepayments of the principal amount of the Mezzanine Loan and the Senior Mortgage Term Loan B made during the immediately preceding fiscal year. To the extent that with respect to any calendar year the aggregate amount of (x) principal payments of (I) the Special Advance Amount under this Section 2.8(b)(A), (II) the Mezzanine Loan under Section 2.3.2(b) of the Mezzanine Loan Agreement and (III) the Senior Mortgage Term Loan B under Section 2.3.2(b) of the Senior Mortgage Term Loan Agreement in such calendar year plus (y) voluntary principal prepayments of the Mezzanine Loan, the Senior Mortgage Term Loan B and the Special Advance Amount during the immediately preceding fiscal year is less than $10,000,000 the positive excess of $10,000,000 over such payments shall be defined as a "Catch Up Amount". For purposes of the foregoing calculation, for calendar year 2003 an amount equal to the product of (I) $10,000,000 multiplied by (II) a fraction, the numerator of which is the number of months during 2003 that the Special Advance Amount is outstanding and the denominator of which is 12 (the "2003 Maximum Amount") shall be substituted for $10,000,000 in such calculation.

                           (B) If the Target Excess Cash Flow for any fiscal year is greater than the Target Payment Amount calculated with respect to such fiscal year, an amount, but not less than zero, equal to (1) 80% of Excess Cash Flow for the immediately preceding fiscal year minus (2) the sum of (a) the amount of Excess Cash Flow applied to make prepayments on the Mezzanine Loan and the Senior Mortgage Term Loan B and (b) the Target Payment Amount.

         2.9.     PAYMENTS BY AGENT

                  Should any amount required to be paid under any Loan Document or under any of the Mezzanine Loan Documentation be unpaid, such amount may be paid by Agent, for the account of Lenders or Mezzanine Loan Lenders, as the case may be, which payment shall be treated as an Advance under the Revolving Facility as of the date such payment is due, and each Borrower irrevocably authorizes disbursement of any such funds to Agent, for the benefit of Lenders or Mezzanine Loan Lenders, as the case may be, by way of direct payment of the relevant amount, interest or Obligations without necessity of any demand in accordance with Section 2.6 whether or not a Default or Event of Default has occurred or is continuing. No payment or prepayment of any amount by Agent, Lenders or any other Person shall entitle any Person to be subrogated to the rights of Agent or Lenders under any Loan Document unless and until the Obligations (other than Unmatured Surviving Obligations) have been fully performed and paid irrevocably in cash and this Agreement has been terminated. Any sums expended by Agent or Lenders as a result of any Borrower's or any Guarantor's failure to pay, perform or comply with any Loan Document or any of the Obligations, or with respect to any failure to pay, perform or comply with any of the Mezzanine Loan Documentation, may be charged to Borrowers' account as an Advance under the Revolving Facility and added to the Obligations.

         2.10.    GRANT OF SECURITY INTEREST; COLLATERAL

                  (a) To secure the payment and performance of the Obligations, each Borrower hereby grants to Agent, for the benefit of itself and Lenders, a continuing security interest in and Lien upon, and pledges to Agent, for the benefit of itself and Lenders, all of its right, title and interest in and to and upon all of such Borrower's assets, now owned or hereafter acquired (collectively and each individually, the "COLLATERAL"), including, without limitation, all of the following property and interests in property of such
Borrower:

                           (i)      all of such Borrower's tangible personal
property, including without limitation all present and future Inventory and Equipment (including items of Equipment which are or become Fixtures), now owned or hereafter acquired;

                           (ii)     all of such Borrower's intangible personal
property, including without limitation all present and future Accounts, securities, contract rights, Permits, General Intangibles, Chattel Paper, Documents, Instruments, Deposit Accounts, Letter-of-Credit Rights and Supporting Obligations, rights to the payment of money or other forms of consideration of any kind, tax refunds, insurance proceeds, now owned or hereafter acquired, and all intangible and tangible personal property relating to or arising out of any of the foregoing;

                           (iii)    all of such Borrower's present and future
Government Contracts and rights thereunder and the related Government Accounts and proceeds thereof, now or hereafter owned or acquired by such Borrower; provided, however, that Agent shall not have a security interest in any rights under any Government Contract of such Borrower or in the related Government Account where the taking of such security interest would be a violation of an express prohibition contained in the Government Contract (for purposes of this limitation, the fact that a Government Contract is subject to, or otherwise refers to, Title 31, Section 203 or Title 41, Section 15 of the United States Code shall not be deemed an express prohibition against assignment thereof) or is prohibited by applicable law; and

                           (iv)     any and all additions to any of the
foregoing, and any and all replacements, products and proceeds (including insurance proceeds) of any of the foregoing.

                  (b)      Notwithstanding the foregoing provisions of this
Section 2.10, such grant of a security interest shall not extend to, and the term "Collateral" shall not include, (x) any General Intangible, contract, agreement or document of any Borrower to the extent that (i) such General Intangible, contract, agreement or document is not assignable or capable of being encumbered as a matter of law or under the terms of any license or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law) without the consent of the licensor thereof or other applicable party thereto, and (ii) such consent has not been obtained; provided, however, that the foregoing grant of a security interest shall extend to, and the term "Collateral" shall include, each of the following:
(a) any General Intangible which is in the nature of an Account or a right to the payment of money or a proceed of, or otherwise related to, the enforcement or collection of, any Account or right to the payment of money, (b) any and all proceeds of any General Intangible, contract, agreement or document that is otherwise excluded to the extent that the assignment, pledge or encumbrance of such proceeds is not so restricted, and (c) upon obtaining the consent of any such licensor or other applicable party with respect to any such otherwise excluded General Intangible, contract, agreement or document, such General Intangible, contract, agreement or document as well as any and all proceeds thereof that might theretofore have been excluded from such grant of a security interest and from the term "Collateral"; (y) any asset of any Borrower to the extent that (i) such asset subject to a contract, agreement or document otherwise permitted pursuant to this Agreement, which contract, agreement or document restricts the grant of such security interest (but solely to the extent that any such restriction shall be enforceable under applicable law) without the consent of the other party to such contract, agreement or document, and (ii) such consent has not been obtained; provided, however, that the foregoing grant of a security interest shall extend to, and the term "Collateral" shall include, each of the following: (a) any and all proceeds of any asset that is otherwise excluded to the extent that the assignment, pledge or encumbrance of such proceeds is not so restricted, and (b) upon obtaining the consent of the other party to any such contract, agreement or document with respect to any such otherwise excluded asset, such asset as well as any and all proceeds thereof that might theretofore have been excluded from such grant of a security interest and from the term "Collateral" ; and (z) any Permit of any Borrower to the extent that the assignment of such Permit would violate the law applicable to such Permit, or materially impair the validity of such Permit. Each Borrower shall use all reasonable efforts (which shall not include the unreasonable expenditure of funds) to obtain any such required consent, provided, however in the event Borrowers are unable to obtain the required Landlord Consent and Waiver for any location at which books and records are kept,

Borrowers shall maintain a duplicate set of such books and records at a location owned by a Borrower or with respect to which a Landlord Consent and Waiver reasonably satisfactory to Agent shall have been obtained.

                  (c) In addition to the foregoing, to secure the payment and performance of the Obligations, pursuant to the Pledge Agreements, Agent has received a pledge of all of the Subsidiary Stock.

                  (d) Each Borrower shall promptly notify Agent of any material Commercial Tort Claim in which such Borrower has an interest arising after the Closing Date and shall provide all necessary information concerning such Commercial Tort Claim and make all necessary filings with respect thereto to perfect Agent's (for its benefit and the benefit of Lenders) first priority security interest therein.

                  (e) Upon the execution and delivery of this Agreement, and upon the proper filing of the necessary financing statements, the proper recordation of the Collateral Patent, Trademark and Copyright Assignment in the United States Patent and Trademark Office and/or the United States Copyright Office and proper delivery of the necessary stock certificates, without any further action, Agent will have a good, valid and perfected first priority Lien and security interest in the Collateral, subject to no transfer or other restrictions or Liens of any kind in favor of any other Person except for Permitted Liens, except for security interests in (x) motor vehicles subject to a certificate of title, and (y) money. No financing statement relating to any of the Collateral is on file in any public office except those (i) on behalf of Agent, and/or (ii) in connection with or with respect to Permitted Liens.

                  (f) Borrowers shall cause Agent to have a valid first priority Lien on all Leasehold Properties, subject only to Priority Liens. After the recordation of the Leasehold Mortgages in the appropriate jurisdiction, Agent shall have a valid first priority Lien in such Leasehold Property senior to any Lien asserted by any other person, other than the Priority Liens.

         2.11.    COLLATERAL ADMINISTRATION

                  (a) All Collateral (except Deposit Accounts and equipment located at the premises of clients and used in their ordinary course of business) will at all times be kept by Borrowers at the locations set forth on
Schedule 5.18B hereto, and such other locations as Borrowers shall identify to Agent upon ten (10) calendar days prior written notice, and in any case shall not be moved outside the continental United States.

                  (b) Each Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit such records to Agent on such periodic bases as Agent may request. In addition, if Accounts of any Borrower in an aggregate face amount in excess of $200,000 become ineligible because they fall within one of the specified categories of ineligibility set forth in the definition of Eligible Receivables, Borrowers shall notify Agent of such occurrence on the first Business Day following such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. If requested by Agent, after the occurrence and during the continuance of an Event of Default, Borrowers shall execute and deliver to Agent formal written assignments of all of its Accounts weekly or daily as Agent may request, including all Accounts created since the date of the last assignment, together with copies of claims, invoices and/or other information related thereto. To the extent that collections from such assigned accounts exceed the amount of the Obligations, such excess amount shall not accrue interest in favor of Borrowers, but shall be available to Borrowers upon Borrowers' written request.

                  (c) Whether or not an Event of Default has occurred, any of Agent's officers, employees, representatives or agents shall have the right, at any time during normal business hours, in the name of Agent, any designee of Agent or any Borrower, to verify the validity, amount or any other matter relating to any Accounts of Borrower; provided that unless an Event of Default has occurred and is continuing, such verification shall only verify account balances and shall not give notice of Agent's security interest. Borrowers shall cooperate fully with Agent in an effort to facilitate and promptly conclude such verification process.

                  (d) To expedite collection, each Borrower shall endeavor in the first instance to make collection of its Accounts for Agent. Agent shall have the right at all times after the occurrence and during the continuance of an Event of Default to notify (i) Account Debtors owing Accounts to Borrowers other than Medicaid/Medicare Account Debtors that their Accounts have been assigned to Agent and to collect such Accounts directly in its own name and to charge collection costs and expenses, including reasonable attorney's fees, to Borrowers, and (ii) Medicaid/Medicare Account Debtors that Borrowers have waived any and all defenses and counterclaims they may have or could interpose in any such action or procedure brought by Agent to obtain a court order recognizing the collateral assignment or security interest and lien of Agent in and to any Account or other Collateral payable by Medicaid/Medicare Account Debtors and that Agent is seeking or may seek to obtain a court order recognizing the collateral assignment or security interest and lien of Agent in and to all Accounts and other Collateral payable by Medicaid/Medicare Account Debtors.

                  (e) As and when determined by Agent in its Permitted Discretion, Agent will perform the searches described in clauses (i) and (ii) below against Borrowers and Guarantors (the results of which are to be consistent with Borrowers' representations and warranties under this Agreement), all at Borrowers' expense: (i) UCC searches with the Secretary of State and local filing offices of each jurisdiction where any Borrower and/or any Guarantors are organized and/or maintain their respective executive offices, a place of business or assets; and (ii) judgment, federal tax lien and corporate and partnership tax lien searches, in each jurisdiction searched under clause
(i) above, provided that unless an Event of Default shall have occurred and during the continuance thereof, the Borrowers shall not be required to pay for more than one such search in any fiscal quarter under clause (i) and clause (ii) above.

                  (f) Borrowers (i) shall provide prompt written notice to its current bank to transfer all items, collections and remittances to the Concentration Account, (ii) shall provide prompt written notice to each Account Debtor (other than a Private Pay Debtor) directing them to make payments to the appropriate Lockbox Account, and Borrowers hereby authorizes Agent, upon any failure to send such notice and directions within ten (10) calendar days after the date of this Agreement (or ten (10) calendar days after the Person becomes an Account Debtor (other than a Private Pay Debtor)), to send any and all similar notices and directions to such Account Debtors and (iii) shall do such further acts and deeds that may be lawfully required by Agent to make, create, maintain, continue or perfect Agent's security interest in the Lockbox Accounts or the Collateral. At Agent's request, Borrowers shall immediately deliver to Agent all items for which Agent must receive possession to obtain a perfected security interest and all notes, certificates, and documents of title, Chattel Paper, warehouse receipts, Instruments, and any other similar instruments constituting Collateral except for promissory notes in a principal amount less than $100,000 provided that the aggregate principal amount of all such promissory notes shall be less than $500,000.

         2.12.    POWER OF ATTORNEY

         Agent is hereby irrevocably made, constituted and appointed the true and lawful attorney for each Borrower (without requiring Agent to act as such) with full power of substitution to do the following: (i) upon the occurrence and during the continuance of an Event of Default, endorse the name of such Borrower upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to such Borrower and constitute collections on its Accounts; (ii) execute and/or file in the name of such Borrower any financing statements, amendments to financing statements, schedules, assignments, instruments, documents, and statements that it is obligated to give Agent under any of the Loan Documents; (iii) do such further acts and deeds in the name of any Borrower that Agent may reasonably deem necessary to make, create, maintain, continue or perfect Agent's, for the benefit of itself and Lenders, security interest or lien or right in any Collateral; and (iv) upon the occurrence and during the continuance of an Event of Default, do such other and further acts and deeds in the name of such Borrower that Agent may reasonably deem necessary or desirable to enforce Agent's security interest or lien or rights in any Collateral. In addition, if any Borrower breaches its obligation hereunder to direct payments of Accounts or the proceeds of any other Collateral to the appropriate Lockbox Account, Agent, as the irrevocably made, constituted and appointed true and lawful attorney for such Borrower pursuant to this paragraph, may, by the signature or other act of any of Agent's officers or authorized signatories (without requiring any of them to do so), direct any federal, state or private payor or fiscal intermediary to pay proceeds of Accounts or any other Collateral to the appropriate Lockbox Account.

         2.13.    NOTES

         Upon Agent's or any Lender's request, and in any event within three (3) Business Days of any such request, Borrowers shall execute and deliver to Agent new Revolving Notes and/or divide or split the Revolving Notes in exchange for then existing Revolving Notes in such smaller amounts or denominations as Agent or such Lender shall specify in their respective sole and absolute discretion, provided, that the aggregate principal amount of such new Revolving Notes does not exceed the aggregate principal amount of the Revolving Notes outstanding at the time such request is made.

         2.14.    REPLACEMENT OF LOST NOTES

         Upon receipt of evidence reasonably satisfactory to Borrowers of the mutilation, destruction, loss or theft of any Revolving Note and the ownership thereof, Borrowers shall, upon the written request of the holder of such Revolving Note, execute and deliver in replacement thereof a new Revolving Note in the same form, in the same original principal amount, so mutilated, destroyed, lost or stolen; and such Revolving Note so mutilated, destroyed, lost or stolen shall then be deemed no longer outstanding hereunder. If the Revolving Note being replaced has been mutilated, it shall be surrendered to Borrowers after Agent's receipt of the replacement Revolving Note; and if such replaced Revolving Note has been destroyed, lost or stolen, the holder of such Revolving Note shall furnish Borrowers with an indemnity in writing reasonably acceptable to Borrowers to save them harmless in respect of such replaced Revolving Note.

         2.15.    REPLACEMENT OF LENDERS

         If, and on each occasion that, a Lender (i) makes a demand for additional costs or other payments pursuant to Section 6.13 below; (ii) has failed to perform its obligation to make an Advance required by such Lender hereunder; or (iii) refuses to approve any requested amendment or modification which requires unanimous Lender consent and is consented to by the Requisite Lenders, Borrowers may at their sole expense and effort, upon at least 5 Business Days' prior irrevocable written notice to each of such Lender and Agent, in whole permanently replace the Commitments of such Lender; provided that such notice (x) must be given not later than the sixtieth day following the date of a demand for additional costs or other payments made by such Lender or the date of any such refusal; and (y) may be given at any time while such failure to perform is continuing. Any such replacement Lender shall (a) be an Eligible Assignee, (b) be acceptable to Agent, such acceptance not to be unreasonably withheld or delayed, and (c) upon the effective date of replacement purchase the Obligations owed to such replaced Lender for an amount equal to the outstanding principal amount thereof plus accrued and unpaid interest and fees due such Lender (which interest and fees will be paid to the replacement Lender when collected from Borrowers) and shall thereupon for all purposes become a "Lender" hereunder. The notice from Borrowers replacing a Lender shall specify an effective date for the replacement of the Commitment of such Lender, which date shall not be later than the tenth day after the day such notice is given. Upon the effective date of repayment of any such Lender's Commitments pursuant to this Section 2.15, and the execution by the replacement Lender of a Lender Addition Agreement, such Lender shall cease to be a Lender hereunder. No such termination of the Commitment of any such Lender and the purchase of the Advances of any such Lender pursuant to this Section 2.15 shall affect (A) any liability or obligation of Borrowers or any other Lender to such terminated Lender which accrued on or prior to the date of such termination or (B) the rights of such terminated Lender hereunder in respect of any such liability or obligation. A Lender shall not be required to make any such assignment if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment cease to apply. Notwithstanding anything herein to the contrary, Borrowers shall have no right to replace a Lender pursuant to this Section 2.15 at any time that CapitalSource is the sole Lender.

III. FEES AND OTHER CHARGES

         3.1.     COMMITMENT FEE

                  On or before the Closing Date, Borrowers shall pay to Agent 1% of the Facility Cap as a nonrefundable commitment fee.

         3.2.     UNUSED LINE FEE; MINIMUM LOAN FEE

                  (a) Borrowers shall pay to Agent for the ratable benefit of Lenders an unused line fee (the "UNUSED LINE FEE") in an amount equal to 0.042% per month of the difference derived by subtracting (i) the daily average amount of the balances under the Revolving Facility outstanding during the preceding month, from (ii) the Facility Cap. The Unused Line Fee shall be payable monthly in arrears on the first day of each successive calendar month (starting with the first calendar month following the month in which the Closing Date occurs).

                  (b) In the event the daily average amount of the balances under the Revolving Facility outstanding during any calendar month is less than $3,000,000 (the "MINIMUM AVERAGE MONTHLY LOAN AMOUNT") Borrowers shall pay to Agent for the benefit of Lenders a minimum loan fee in an amount equal to 0.042% per month on the amount by which the Minimum Average Monthly Loan Amount exceeds such daily average amount of unpaid balances. Such fee shall be calculated on the basis of a year of 360 days and actual days elapsed and such fee shall be charged to Borrowers' account on the first day of each month with respect to the prior month. In the event Borrowers request that Agent cease charging the minimum loan fee set forth in this Section 3.2(b), the Unused Line Fee shall automatically increase to 0.083% per month effective on the first month following the date of such request.

         3.3.     COLLATERAL MANAGEMENT FEE

                  Borrowers shall pay Agent for its own account as additional interest a monthly collateral management fee (the "COLLATERAL MANAGEMENT FEE") equal to 0.083% per month calculated on the basis of the daily average amount of the balances under the Revolving Facility outstanding during the preceding month. The Collateral Management Fee shall be payable monthly in arrears on the first day of each successive calendar month (starting with the first calendar month following the month in which the Closing Date occurs).

         3.4.     COMPUTATION OF FEES; LAWFUL LIMITS

                  All fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed in each calculation period, as applicable. In no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the interest and other charges paid or agreed to be paid to Agent, for the benefit of Lenders for the use, forbearance or detention of money hereunder exceed the maximum rate permissible under applicable law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If, due to any circumstance whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall exceed any such limit, then, the obligation to be so fulfilled shall be reduced to such lawful limit, and, if Agent or Lenders shall have received interest or any other charges of any kind which might be deemed to be interest under applicable law in excess of the maximum lawful rate, then such excess shall be applied first to any unpaid fees and charges hereunder, then to unpaid principal balance owed by Borrowers hereunder, and if the then remaining excess interest is greater than the previously unpaid principal balance, Agent and Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate. The terms and provisions of this
Section 3.4 shall control to the extent any other provision of any Loan Document is inconsistent herewith.

         3.5.     DEFAULT RATE OF INTEREST

                  Upon the occurrence and during the continuation of an Event of Default, the Revolving Interest Rate of interest in effect at such time with respect to the Obligations shall be increased by 3.0% per annum (the "DEFAULT RATE").

IV. CONDITIONS PRECEDENT

         4.1.     CONDITIONS TO INITIAL ADVANCE AND CLOSING

                  The obligations of Lenders to consummate the transactions contemplated herein and to make the initial Advance under the Revolving Facility (the "INITIAL ADVANCE") are subject to the satisfaction of Agent of the following:

                  (a) (i) Borrowers shall have delivered to Agent (A) the Loan Documents to which they are a party, each duly executed by an authorized officer of each Borrower and the other parties thereto, and (B) a Borrowing Certificate for the most recent month ended 20 days or more prior to the Closing Date and an Interim Borrowing Base Certificate for the most recent week ended prior to the Closing Date for the Initial Advance under the Revolving Facility executed by an authorized officer of Borrowing Agent, and (ii) each Guarantor shall have delivered to Agent the Loan Documents to which such Guarantor is a party, each duly executed and delivered by such Guarantor or an authorized officer of such Guarantor, as applicable, and the other parties thereto;

                  (b) all in form and substance satisfactory to Agent in its Permitted Discretion, Agent shall have received (i) each document (including, without limitation, any Uniform Commercial Code financing statement) required by any Loan Document or under law or reasonably requested by Agent to be filed, registered or recorded to create in favor of Agent, a perfected security interest upon the Collateral, and (ii) evidence of each such filing, registration or recordation and of the payment by Borrowers of any necessary fee, or tax relating thereto;

                  (c) Agent shall have received (i) the Charter and Good Standing Documents, all in form and substance reasonably acceptable to Agent,
(ii) a certificate of the secretary or assistant secretary of each Borrower dated the Closing Date, as to the incumbency and signature of the Persons executing the Loan Documents, in form and substance reasonably acceptable to Agent, (iii) the written legal opinions of counsel and/or special counsel for Borrowers, in form and substance satisfactory to Agent in its Permitted Discretion and to its counsel, and (iv) a certificate executed by an authorized officer of each Borrower, which shall constitute a representation and warranty by such Borrower as of the Closing Date that the conditions contained in this
Section 4.1 shall have been satisfied; provided that for purposes of giving this representation and warranty, each Borrower may assume that any condition which requires satisfaction of Agent or Lenders has been satisfied;

                  (d) Agent shall have completed examinations, the results of which shall be satisfactory in form and substance to Agent, of the Collateral, the financial statements and the books, records, business, obligations, financial condition and operational state of each Borrower and the Guarantor, and Borrowers shall have demonstrated to Agent's reasonable satisfaction that (i) its operations comply, in all material respects, with all applicable federal, state, foreign and local laws, statutes and regulations,
(ii) its operations are not the subject of any governmental investigation, evaluation or any remedial action which could reasonably be expected to result in any material expenditure or liability, and (iii) they have no liabilities or obligations (whether contingent or otherwise) that are material, other than those set forth in the financial statements or other information delivered to Agent;

                  (e) Agent shall have received all fees, charges and expenses payable to Agent on or prior to the Closing Date pursuant to the Loan Documents;

                  (f) all in form and substance satisfactory to Agent in its Permitted Discretion, Agent shall have received such consents, approvals and agreements (which shall not include any Landlord Waivers and Consents with respect to any lease set forth on Schedule 5.4) from such third parties as Agent and its counsel shall determine are necessary or desirable to (i) perfect any security interest or Lien granted to the Agent or the Lenders pursuant to the Security Documents, and/or (ii) permit the execution of and performance under the Loan Documents without any conflict with any other material agreement, document, instrument to which any Borrower is a party or by which any of its properties or assets are bound or subject;

                  (g) Agent shall have received final fully executed and acknowledged counterparts of the Leasehold Mortgages.

                  (h) Borrowers shall, in the reasonable judgment of Agent, be in compliance with Section 6.5, and Agent shall have received (i) summaries of all insurance policies required for compliance with Section 6.5 and (ii) original certificates of such insurance policies confirming (x) that insurance policies required for compliance with Section 6.5 are in effect, (y) that the premiums due and owing on or prior to the Closing Date with respect to such insurance policies have been paid in full and (y) that such insurance policies name Agent as sole beneficiary or loss payee and additional insured, as appropriate;

                  (i) All corporate and other proceedings, documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents (including, but not limited to, those relating to corporate and capital structures of Borrowers) shall be reasonably satisfactory to Agent;

                  (j) After giving effect to the making of the Initial Advance and the application of all proceeds of the Initial Advance (including the application of such proceeds that will occur within 30 days after the Closing Date):

                           (i) the ratio of (x) the amount of Total Debt on the Closing Date to (y) EBITDA for the twelve month period ended on the last day of the second month prior to the Closing Date shall not exceed 6.5 to 1;

                           (ii) the ratio of (x) the amount of Senior Debt on the Closing Date to (y) EBITDA for the twelve month period ended on the last day of the second month prior to the Closing Date shall not exceed 4 to 1; and

                           (iii) the ratio of (a) EBITDA to (b) Interest Expense, in each case for the twelve month period ended on the last day of the second month prior to the Closing Date, shall be not less than 1.75 to 1.

                  (k) After giving effect to the Plan of Reorganization, no material default shall exist pursuant to any of Borrowers' obligations under any material contract and Borrowers shall be in material compliance with all applicable laws in all material respects;

                  (l) Borrowers shall have established the Lockbox Accounts pursuant to Section 2.5;

                  (m) Agent shall have received copies of all (i) material licenses and permits required for Borrowers to conduct the business in which it is currently engaged or is contemplated pursuant to the Loan Documents, and (ii) all material intercompany agreements, management agreements, documents related to borrowed money, capital leases and other contracts;

                  (n) Agent shall have completed its legal due diligence examinations of Borrowers, the results of which shall be satisfactory in form and substance to Agent, as evidenced by Agent's execution of the Loan Documents;

                  (o) Agent shall have received final executed copies of the Senior Mortgage Loan Documentation, the Mezzanine Loan Documentation and the Revolving Loan B Documentation, all of which shall contain terms and provisions reasonably satisfactory to Agent and the transactions contemplated therein shall be consummated concurrently with the Closing Date;

                  (p) Agent shall have received executed copies of the Indenture, the Indenture Notes, and other related agreements, all of which shall contain terms and provisions reasonably satisfactory to Agent;

                  (q) Agent shall have received final executed copies of the Senior Mortgage Intercreditor Agreement;

                  (r) Agent shall have received final executed copies of the General Intercreditor Agreement and the Bergen Intercreditor Agreement;

                  (s) Agent shall have received from The Woodlands Resource Management, L.P. and The Woodlands Healthcare Center, L.P. final executed copies of an unsecured Guaranty in form and substance reasonably satisfactory to Agent;

                  (t) Agent shall have received a certificate of the Secretary or Assistant Secretary of the Parent, dated as of the Closing Date, certifying (x) that attached thereto is a true, correct and complete copy of the Confirmation Order (including the Plan of Reorganization attached to the Confirmation Order) and (y) the effectiveness of the Confirmation Order shall not have been stayed by any court;

                  (u) The terms and conditions of the Plan of Reorganization shall not have been amended or modified from the form of the Plan of Reorganization attached to the Confirmation Order without the approval of the Requisite Lenders; provided, however, that modifications which in the reasonable judgment of Agent do not impair or adversely affect the rights and remedies of Lenders may be implemented by Borrowers without such approval. All conditions precedent to the effectiveness of the Plan of Reorganization shall have been satisfied (or waived), the Confirmation Order shall not have been stayed by any court and the Effective Date shall have occurred or shall occur concurrently with the closing;

                  (v) Borrowers' Available Cash on the Closing Date shall be $15,000,000 or more;

                  (w) Borrowers shall have executed and filed IRS Form 8821 with the appropriate office of the Internal Revenue Service;

                  (x) There shall be no Material Adverse Change in Borrowers' business or general financial condition from that existing as at December 31, 2002, including, Borrowers shall not have experienced (1) a reduction in the average Medi-Cal rate of more than 10% from the rates in effect at December 31, 2002 on the properties being financed with the Senior Mortgage Term Loan, other than material changes in Medicare Part B Therapy payments; (2) any adverse regulatory survey which could reasonably be expected to jeopardize materially the licensure of any Facility of Borrowers; (3) a reduction in average Medicaid reimbursement rates for California Facilities of more than 10%;
(4) a material increase in liability insurance premiums; and (5) EBITDA of Borrowers on a Consolidated Basis, for the twelve month period ending on the last day of the most recent month prior to the Closing Date, of less than $40,000,000; and

                  (y) Agent shall have received such other documents, certificates, consents and information as Agent may reasonably request, all in form and substance reasonably satisfactory to Agent.

         4.2.     CONDITIONS TO EACH ADVANCE

                  The obligations of Lenders to make any Advance (including, without limitation, the Initial Advance) are subject to the satisfaction, in the sole judgment of Agent in its Permitted Discretion, of the following conditions precedent:

                  (a) Borrowers shall have delivered to Agent a Borrowing Certificate or Interim Borrowing Certificate for the Advance executed by an authorized officer of Borrowing Agent on behalf of Borrowers, which shall constitute a representation and warranty by Borrowers as of the Borrowing Date of such Advance that the conditions contained in this Section 4.2 have been satisfied;

                  (b) Each of the representations and warranties made by Borrowers in or pursuant to the Loan Documents shall be accurate in all material respects, before and after giving effect to such Advance, and no Default or Event of Default shall have occurred or be continuing or would exist after giving effect to such Advance on such date;

                  (c) Immediately after giving effect to the requested Advance, the aggregate outstanding principal amount of Advances under the Revolving Facility shall not exceed the lesser of Availability and the Facility Cap;

                  (d) Since the Closing Date, there has been no Material Adverse Change;

                  (e) Agent shall have received all fees, charges and expenses payable to Agent and/or Lenders on or prior to such date pursuant to the Loan Documents; and

                  (f) no Default or Event of Default shall have occurred or be continuing or would exist after giving effect to the Advance under the Revolving Facility or the funding of the Advance on such date.

V. REPRESENTATIONS AND WARRANTIES

                  Each Borrower, jointly and severally, represents and warrants as of the date hereof, the Closing Date, and each Borrowing Date as follows:

         5.1.     ORGANIZATION AND AUTHORITY

                  Each Borrower is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its state of formation. Each Borrower (i) has all requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, (ii) is duly qualified to do business in every jurisdiction in which failure so to qualify could reasonably be expected to have a Material Adverse Effect, and (iii) has all requisite power and authority (A) to execute, deliver and perform the Loan Documents to which it is a party, (B) to borrow hereunder, (C) to consummate the transactions contemplated under the Loan Documents, and (D) to grant the Liens with regard to the Collateral pursuant to the Security Documents to which it is a party. No Borrower is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is controlled by such an "investment company."

         5.2.     LOAN DOCUMENTS

                  The execution, delivery and performance by each Borrower of the Loan Documents to which it is a party, and the consummation of the transactions contemplated thereby, (a) have been duly authorized by all requisite action of each such Borrower and have been duly executed and delivered by or on behalf of such Borrower; (b) do not violate in any material respect any provisions of (i) applicable law, statute, rule, regulation, ordinance or tariff applicable to such Borrower, (ii) any order of any Governmental Authority binding on each such Borrower or any of its properties; or (iii) any material agreement between any such Borrower and its shareholders, members, partners or equity owners or among any such shareholders, members, partners or equity owners; (c) do not violate any provision of the certificate of incorporation or bylaws (or any other equivalent governing agreement or document) of any such Borrower, (d) are not in conflict with, and do not result in a breach or default of or constitute an event of default, or an event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in a conflict, breach, default or event of default under, any indenture, agreement or other instrument to which such Borrower is a party, or by which the properties or assets of such Borrower are bound, the effect of which could reasonably be expected to have a Material Adverse Effect; (e) except as set forth therein, will not result in the creation or imposition of any Lien of any nature upon any of the properties or assets of any Borrower, and (f) except for those which have been obtained, do not require the consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person. When executed and delivered, each of the Loan Documents to which any Borrower is a party will constitute the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity).

         5.3.     SUBSIDIARIES, CAPITALIZATION AND OWNERSHIP INTERESTS

                  As of the Closing Date, no Borrower has any Subsidiaries other than those Persons listed as Subsidiaries on Schedule 5.3. Schedule 5.3 also states, as of the Closing Date, the authorized and issued capitalization of each such Borrower and each such Subsidiary, and the number and class of equity securities and/or ownership, voting or partnership interests issued and outstanding (including options, warrants and other rights to acquire any of the foregoing). The outstanding equity securities and/or ownership, voting or partnership interests of each Borrower have been duly authorized and validly issued and are fully paid and nonassessable, and, as of the Closing Date, each Person listed on Schedule 5.3 owns beneficially and of record all the equity securities and/or ownership, voting or partnership interests it is listed as owning free and clear of any Liens other than Liens created by the Security Documents. As of the Closing Date, except as listed on Schedule 5.3, no Borrower owns an interest or participates or engages in any joint venture, partnership or similar arrangements with any Person.

         5.4.     PROPERTIES

                  Each Borrower (i) is the sole owner and has good, valid and marketable title to, or a valid leasehold interest in, all of its properties and assets, including the Collateral, whether personal or real, subject to no transfer restrictions or Liens of any kind except for Permitted Liens, and (ii) is in compliance in all material respects with each lease to which it is a party or otherwise bound. Schedule 5.4 lists, as of the Closing Date, all real properties (and their locations) owned or leased by or to, and all other assets or property that are leased or licensed by, Borrowers and all leases (including leases of leased real property) covering or with respect to such properties and assets. Each Borrower enjoys peaceful and undisturbed possession under all such leases and such leases are all the leases necessary for the operation of such properties and assets, are valid and subsisting and are in full force and effect.

         5.5.     OTHER AGREEMENTS

                  Except as set forth in Schedule 5.5, no Borrower is (i) a party to any judgment, order or decree or any agreement, document or instrument, or subject to any restriction, which would materially adversely affect its ability to execute and deliver, or perform under, any Loan Document or to pay the Obligations, (ii) in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any agreement, document or instrument to which it is a party or to which any of its properties or assets are subject, which default, if not remedied within any applicable grace or cure period could reasonably be expected to have a Material Adverse Effect, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which, if not remedied within any applicable grace or cure period could reasonably be expected to have a Material Adverse Effect, or (iii) a party or subject to any agreement, document or instrument with respect to, or obligation to pay any, service or management fee with respect to, the ownership, operation, leasing or performance of any of its business or any facility, nor is there any manager with respect to any such facility other than a Person that is a Borrower or a Guarantor.

         5.6.     LITIGATION

                  Except as set forth in Schedule 5.6, there is no action, suit, proceeding or investigation pending or, to their knowledge, threatened against any Borrower that (i) questions or could prevent the validity of any of the Loan Documents or the right of any Borrower to enter into any Loan Document or to consummate the transactions contemplated thereby, (ii) could reasonably be expected to be or have, either individually or in the aggregate, any Material Adverse Change or Material Adverse Effect, or (iii) could reasonably be expected to result in any Change of Control or other change in the current ownership, control or management of Borrower. No Borrower is aware that there is any basis for the foregoing. No Borrower is a party or subject to any order, writ, injunction, judgment or decree of any Governmental Authority that could reasonably be expected to be or have, either individually or in the aggregate, any Material Adverse Change or Material Adverse Effect. There is no action, suit, proceeding or investigation initiated by any Borrower currently pending that could reasonably be expected to be or have, either individually or in the aggregate, any Material Adverse Change or Material Adverse Effect. Borrowers have no existing accrued and/or unpaid Indebtedness to any Governmental Authority or any other governmental payor that could reasonably be expected to be or have, either individually or in the aggregate, any Material Adverse Change or Material Adverse Effect.

         5.7.     HAZARDOUS MATERIALS

                  Each Borrower is in compliance in all material respects with all applicable Environmental Laws. No Borrower has been notified of any action, suit, proceeding or investigation (i) relating in any way to compliance by or liability of such Borrower under any Environmental Laws, (ii) which otherwise deals with any Hazardous Substance or any Environmental Law, or (iii) which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous

Substance, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

         5.8.     TAX RETURNS; GOVERNMENTAL REPORTS

                  Except as set forth in Schedule 5.8, each Borrower (i) has filed all material federal, state, foreign (if applicable) and local tax returns and other reports which are required by law to be filed by such Borrower, and
(ii) has paid all material taxes, assessments, fees and other governmental charges, including, without limitation, payroll and other employment related taxes, in each case that are due and payable, except only for items that such Borrower is contesting in good faith.

         5.9.     FINANCIAL STATEMENTS AND REPORTS

                  All financial statements and financial information relating to Borrowers that have been or may hereafter be delivered to Agent by Borrowers are accurate and complete in all material respects and have been prepared in accordance with GAAP consistently applied with prior periods. No Borrower has any material obligations or liabilities of any kind not disclosed in such financial information or statements, and since the date of the most recent financial statements submitted to Agent, there has not occurred any Material Adverse Change, Material Adverse Effect or Liability Event or, to Borrower's knowledge, any other event or condition that could reasonably be expected to have a Material Adverse Effect or Liability Event.

         5.10.    COMPLIANCE WITH LAW

                  Each Borrower (i) is in compliance with all laws, statutes, rules, regulations, ordinances and tariffs of any Governmental Authority applicable to such Borrower and/or such Borrower's business, assets or operations, including, without limitation, ERISA and Healthcare Laws, and (ii) is not in violation of any order of any Governmental Authority or other board or tribunal, except where noncompliance or violation could not reasonably be expected to have a Material Adverse Effect. There is no event, fact, condition or circumstance known to Borrowers which, with notice or passage of time, or both, would constitute or result in any noncompliance with, or any violation of, any of the foregoing, in each case except where noncompliance or violation could not reasonably be expected to have a Material Adverse Effect. No Borrower has received any notice that such Borrower is not in compliance in any respect with any of the requirements of any of the foregoing. No Borrower has (a) engaged in any Prohibited Transactions as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, (b) failed to meet any applicable minimum funding requirements under Section 302 of ERISA in respect of its plans and no funding requirements have been postponed or delayed, (c) knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any of the employee benefit plans, (d) fiduciary responsibility under ERISA for investments with respect to any plan existing for the benefit of Persons other than its employees or former employees, or (e) withdrawn, completely or partially, from any multi-employer pension plans so as to incur liability under the MultiEmployer Pension Plan Amendments of 1980, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. With respect to each Borrower, there exists no event described in Section 4043 of ERISA, excluding Subsections 4043(b)(2) and 4043(b)(3) thereof, for which the thirty (30) day notice period contained in 12 C.F.R. Section 2615.3 has not been waived and which individually or in the aggregate with all other such events could reasonably be expected to have a Material Adverse Effect. Each Borrower has maintained in all material respects all records required to be maintained by the Joint Commission on Accreditation of Healthcare Organizations, the Food and Drug Administration, Drug Enforcement Agency and State Boards of Pharmacy and the federal and state Medicare and Medicaid programs as required by the Healthcare Laws and, to the best knowledge of Borrower, there are no presently existing circumstances which likely would result in material violations of the Healthcare Laws. There is no Liability Event.

         5.11.    INTELLECTUAL PROPERTY

                  Except as set forth on Schedule 5.11, as of the Closing Date no Borrower owns, licenses or utilizes, and is a party to, any patents, patent applications, trademarks, trademark applications, service marks, registered copyrights, copyright applications, copyrights, trade names, trade secrets, software or licenses (collectively, the "INTELLECTUAL PROPERTY").

         5.12.    LICENSES AND PERMITS; LABOR

                  Each Borrower is in substantial compliance with and has all Permits and Intellectual Property necessary or required by applicable law or Governmental Authority for the operation of its businesses. All of the foregoing are in full force and effect and not in known conflict in any material respect with the rights of others. No Borrower is (i) in breach of or default under the provisions of any of the foregoing, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which, if not remedied within any applicable grace or cure period could reasonably be expected to have a Material Adverse Effect, (ii) a party to or subject to any agreement, instrument or restriction that is so unusual or burdensome that it could reasonably be expected to have a Material Adverse Effect, and (iii) has been involved in any labor dispute, strike, walkout or union organization which could reasonably be expected to have a Material Adverse Effect.

         5.13.    NO DEFAULT

                  There does not exist any Default or Event of Default.

         5.14.    DISCLOSURE

                  No Loan Document nor any other agreement, document, certificate, or statement furnished to Agent by or on behalf of any Borrower in connection with the transactions contemplated by the Loan Documents, nor any representation or warranty made by any Borrower in any Loan Document, contains any untrue statement of material fact or omits to state any fact necessary to make the statements therein not materially misleading. There is no fact known to any Borrower which has not been disclosed to Agent in writing which could reasonably be expected to have a Material Adverse Effect.

         5.15. EXISTING INDEBTEDNESS; INVESTMENTS, GUARANTEES AND CERTAIN CONTRACTS

                  Except as contemplated or permitted by the Loan Documents, the Plan of Reorganization or as otherwise set forth on Schedule 5.15, no Borrower
(i) has any outstanding Indebtedness for Borrowed Money or Contingent Obligations, (ii) is subject or party to any mortgage, note, indenture, indemnity or guarantee of, with respect to or evidencing any Indebtedness for Borrowed Money or Contingent Obligations of any other Person, or (iii) does not own or hold any long-term debt investments in, and does not have any outstanding advances to or any outstanding guarantees for the obligations of, or any outstanding borrowings from, any Person. Each Borrower has performed all material obligations required to be performed by such Borrower pursuant to or connection with any items listed on Schedule 5.15 and there has occurred no breach, default or event of default under any document evidencing any such items or any fact, circumstance, condition or event which, with the giving of notice or passage of time or both, would constitute or result in a breach, default or event of default thereunder, which, if not remedied within any applicable grace or cure period could reasonably be expected to have a Material Adverse Effect.

         5.16.    OTHER AGREEMENTS

                  Except as set forth on Schedule 5.16, as of the Closing Date, there are no existing or proposed agreements, arrangements, understandings or transactions between any Borrower and any of such Borrower's officers, members, managers, directors, stockholders, partners, other interest holders, employees or Affiliates or any members of their respective immediate families.

         5.17.    INSURANCE

                  Each Borrower has in full force and effect such insurance policies as are customary in its industry and as may be required pursuant to
Section 6.5 hereof. All such insurance policies as of the Closing Date are listed and described on Schedule 5.17.

         5.18.    NAMES; LOCATION OF OFFICES, RECORDS AND COLLATERAL

                  During the preceding five years prior to the Closing Date, no Borrower has conducted business under or used any name (whether corporate, partnership or assumed) other than as shown on Schedule 5.18A. Borrowers are the sole owner of all of its names listed on Schedule 5.18A, and any and all business done and invoices issued in such names are Borrowers' sales, business and invoices. Each trade name of each Borrower represents a division or trading style of such Borrower. As of the Closing Date, each Borrower maintains its places of business and chief executive offices only at the locations set forth on Schedule 5.18B, and all Accounts of each Borrower arise, originate and are located, and all of the Collateral and all books and records in connection therewith or in any way relating thereto or evidence the Collateral are located and shall be only, in and at such locations. All of the Collateral is located only in the continental United States.

         5.19.    NON-SUBORDINATION

                  The Obligations are not subordinated in any way to any other obligations of any Borrower or to the rights of any other Person except to the extent any Lien may have priority over the Liens of Agent in certain of the Collateral (other than Accounts) as contemplated in the Plan of Reorganization.

         5.20.    ACCOUNTS

                  In determining which Accounts are Eligible Receivables, Agent may rely on all statements and representations made in this Agreement or in the Borrowing Certificate, Interim Borrowing Certificate or any other writing delivered by Borrowers with respect to Accounts. Unless otherwise indicated in writing to Agent or except as hereafter set forth, each Account of Borrowers (i) is genuine and in all respects what is purports to be and is not evidenced by a judgment, (ii) arises out of a completed, bona fide sale and delivery of goods or rendering of Services by Borrowers in the ordinary course of business and in accordance with the terms and conditions of all purchase orders, contracts, certifications, participations, certificates of need and other documents relating thereto or forming a part of the contract between the applicable Borrower and the applicable Account Debtor, (iii) is for a liquidated amount maturing as stated in a claim or invoice covering such sale of goods or rendering of Services, a copy of which has been furnished or is available to Agent, (iv) together with Agent's security interest therein, is not and will not be in the future (by voluntary act or omission by Borrowers), subject to any offset, lien, deduction, defense, dispute, counterclaim or other adverse condition, is absolutely owing to Borrowers and is not contingent in any respect or for any reason (except Accounts owed or owing by Medicaid/Medicare Account Debtors that may be subject to offset or deduction under applicable law), (v) there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or tend to reduce the amount payable thereunder from the face amount of the claim or invoice and statements delivered to Agent with respect thereto, (vi) to the best of Borrowers' knowledge, (A) the Account Debtor thereunder had the capacity to contract at the time any contract or other document giving rise thereto was executed and (B) such Account Debtor is solvent, (vii) to the best of Borrowers' knowledge, subject to subsection (x) below, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectability of such Account, (viii) has been billed and forwarded to the Account Debtor for payment in accordance with applicable laws and is in compliance and conformance with any requisite procedures, requirements and regulations governing payment by such Account Debtor with respect to such Account, and, if due from a Medicaid/Medicare Account Debtor, is properly payable directly to the applicable Borrower, (ix) Borrowers have obtained and currently have all Permits necessary in the generation thereof, and (x) Borrowers have disclosed to Agent on each Borrowing Certificate the amount of all Accounts of Borrowers for which Medicare is the Account Debtor and for which payment has been denied and subsequently appealed pursuant to the procedure described in the definition of Eligible Receivables hereof, and Borrowers are pursuing all available appeals in respect of such Accounts. Notwithstanding anything in this Section 5.20 to the contrary, the failure of any Account other than an Eligible Receivable to satisfy the requirements of this Section 5.20 shall not constitute a Default or Event of Default unless Accounts other than Eligible Accounts having an aggregate face amount of $250,000 or greater fail to comply with the provisions of this Section 5.20.

         5.21.    HEALTHCARE

                  Without limiting or being limited by any other provision of any Loan Document, Borrowers have timely filed or caused to be filed all material cost and other reports of every kind required by law, agreement or otherwise. Subject to subsection (x) of Section 5.20, there are no claims, actions or appeals pending (and Borrowers have not filed any claims or reports which could reasonably result in any such claims, actions or appeals) before any commission, board or agency or other Governmental Authority, including, without limitation, any intermediary or carrier, the Provider Reimbursement Review Board or the Administrator of the Health Care Financing Administration, with respect to any state or federal Medicare or Medicaid cost reports or claims filed by Borrower, or any disallowance by any commission, board or agency or other Governmental Authority in connection with any audit of such cost reports which claims, actions or appeals, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No validation review or program integrity review related to Borrowers or the consummation of the transactions contemplated herein or to the Collateral have been conducted by any commission, board or agency or other Governmental Authority in connection with the Medicare or Medicaid programs, and to the knowledge of Borrowers, no such reviews are scheduled, pending or threatened against or affecting any of the providers, any of the Collateral or the consummation of the transactions contemplated hereby, which, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

         5.22.    PLAN OF REORGANIZATION.

                  Agent has received a copy of the Confirmation Order and the Confirmation Order has not been stayed by any court. All other conditions precedent to the confirmation and effectiveness of the Plan of Reorganization have been satisfied or waived and the Effective Date has occurred.

         5.23.    SURVIVAL.

                  Each Borrower makes the representations and warranties contained herein with the knowledge and intention that Agent is relying and will rely thereon. All such representations and warranties will survive the execution and delivery of this Agreement and the making of the Advances under the Revolving Facility.

VI. AFFIRMATIVE COVENANTS

                  Each Borrower, jointly and severally, covenants and agrees that, until full performance and satisfaction, and indefeasible payment in full in cash, of all the Obligations (other than Unmatured Surviving Obligations) and termination of this Agreement:

         6.1.     FINANCIAL STATEMENTS, REPORTS AND OTHER INFORMATION

                  (a) Financial Reports. Borrowers shall furnish to Agent and each Lender (i) as soon as available and in any event within one hundred twenty (120) calendar days after the end of each fiscal year of Borrowers, annual financial statements of Borrowers on a Consolidated Basis and on a consolidating basis, including the notes thereto, consisting of a consolidated and consolidating balance sheet at the end of such completed fiscal year and the related consolidated and consolidating statements of income, consolidated (but not consolidating) retained earnings, consolidated (but not consolidating) cash flows and consolidated (but not consolidating) owners' equity for such completed fiscal year, which consolidated financial statements shall be audited and shall be accompanied by an opinion of a Big Four accounting firm (or other independent certified public accounting firm reasonably satisfactory to Agent), which opinion shall not be qualified as to going concern or scope of audit; (ii) as soon as available and in any event within forty-five (45) calendar days after the end of each fiscal quarter of Borrowers (other than the last fiscal quarter of each fiscal year), unaudited financial statements of Borrowers on a Consolidated Basis and on a consolidating basis consisting of a consolidated and consolidating balance sheet and consolidated and consolidating statements of income, consolidated (but not consolidating) retained earnings and consolidated (but not consolidating) cash flows and consolidated (but not consolidating) owners' equity as of the end of such fiscal quarter; and (iii) as soon as available and in any event within thirty (30) calendar days after the end of each calendar month (other than the last calendar month of a fiscal quarter), unaudited financial statements of Borrowers on a Consolidated Basis consisting of a balance sheet and statements of income, retained earnings, cash flows and owners' equity as of the end of the immediately preceding calendar month. All such financial statements shall be prepared in accordance with GAAP consistently applied with prior periods. With each such financial statement, Borrowing Agent shall also deliver a certificate of its chief financial officer stating that (A) such person has reviewed the relevant terms of the Loan Documents and the condition of Borrowers, (B) no Default or Event of Default has occurred or is continuing, or, if any of the foregoing has occurred or is continuing, specifying the nature and status and period of existence thereof and the steps taken or proposed to be taken with respect thereto, and (C) Borrowers are in compliance with all financial covenants attached as Annex I hereto. Such certificate shall be accompanied by the calculations necessary to show compliance with the financial covenants in a form reasonably satisfactory to Agent. All consolidating statements required under this Section 6.1(a) or elsewhere in this Agreement shall be prepared for each Business Group of Borrowers and its Subsidiaries and not with respect to any individual Borrower or Subsidiary.

                  (b) Other Materials. Borrowers shall furnish to Agent as soon as available, and in any event within ten (10) calendar days after the preparation or issuance thereof or at such other time as set forth below: (i) any reports, returns, information, notices and other materials that Parent shall send to its stockholders, members, partners or other equity owners at any time,
(ii) all Medicare and Medicaid cost reports and other document and materials filed by Borrowers and any other reports, materials or other information regarding or otherwise relating to Medicaid or Medicare prepared by, for or on behalf of Borrowers, (iii) concurrently with the delivery of financial statements under Section 6.1(a), any other material reports, materials or other information regarding or otherwise relating to Medicaid or Medicare prepared by, for, or on behalf of, Borrowers or any of their Subsidiaries during the period to which such financial statements relate, including, without limitation, (A) copies of material licenses and permits required by any applicable federal, state, foreign or local law, statute ordinance or regulation or Governmental Authority for the operation of its business, (B) Medicare and Medicaid provider numbers and material agreements, (C) state surveys pertaining to any healthcare facility operated or owned or leased by Borrowers or any of their Affiliates or Subsidiaries and (D) material participating agreements relating to medical plans, (iv) within twenty (20) calendar days after the end of each calendar month for such month, a revenue report and accounts receivable and accounts payable aging schedules, (v) within thirty (30) calendar days after the end of each calendar month for such month, a report of census and occupancy percentage by payor type, (vi) promptly upon receipt thereof, copies of any reports, if any, submitted to Borrowers by their independent accountants in connection with any interim audit of the books of such Person or any of its Affiliates and copies of each management control letter, if any, provided by such independent accountants, and (vii) such additional information, documents, statements, reports and other materials as Agent may reasonably request from a credit or security perspective or otherwise from time to time.

                  (c) Notices. Borrowers shall promptly, and in any event within five (5) Business Days after any Borrower or any authorized officer of any Borrower obtain knowledge thereof, notify Agent in writing of (i) any pending or threatened litigation, suit, investigation, arbitration, dispute resolution proceeding or administrative proceeding brought or initiated by any Borrower or otherwise affecting or involving or relating to any Borrower or any of its property or assets to the extent (A) (x) with respect to professional liability claims, the amount in controversy exceeds $5,000,000 (provided that Borrowers shall notify Agent if in their judgment any such claim has merit and the Borrowers' potential exposure with respect thereto is greater than $500,000), and (y) with respect to all other claims the amount in controversy exceeds $500,000 or (B) to the extent any of the foregoing seeks injunctive relief which could reasonably be expected to have a Material Adverse Effect,
(ii) the occurrence of any Default or Event of Default, which notice shall specify the nature and status thereof, the period of existence thereof and what action is proposed to be taken with respect thereto, (iii) any other development, event, fact, circumstance or condition that could reasonably be expected to have a Material Adverse Effect, in each case describing the nature and status thereof and the action proposed to be taken with respect thereto,
(iv) any notice received by any Borrower from any payor of a material claim, suit or other action such payor has, claims or has filed against Borrower, (v) any matter(s) materially and adversely affecting the value, enforceability or collectability of the Collateral, including, without limitation, claims or disputes in the amount of $250,000 or more in the aggregate, in existence at any one time, (vi) any notice given by any Borrower to any other lender of any Borrower (with a copy of such notice), (vii) receipt of any notice or request from any Governmental Authority or governmental payor regarding any material liability or claim of liability, (viii) receipt of any notice by any Borrower regarding termination of any manager of any facility owned, operated or leased by Borrowers, and/or (ix) if any Account becomes evidenced or secured by an Instrument or Chattel Paper.

                  (d) Consents. Borrowers shall use reasonable efforts (which shall not include the unreasonable payment of money) to obtain and deliver from time to time all required consents, approvals and agreements from such third parties as Agent shall determine are necessary or desirable in its Permitted Discretion and that are reasonably satisfactory to Agent to (i) perfect any security interest or lien granted to the Agent or the Lenders pursuant to the Security Documents, and/or (ii) permit the execution of and performance under the Loan Documents without any conflict with any other material agreement, document or instrument to which any Borrower is a party or by which any of its properties or assets are bound or subject (but in no event shall any Landlord Waivers or Consents be required with respect to leases in existence on the Closing Date so long as for any books and records kept at a location for which Borrowers are not able to obtain a Landlord Consent and Waiver, Borrowers keep a duplicate up to date set of such books and records at a location owned by a Borrower or with respect to which a Landlord Waiver and Consent had been obtained which is reasonably acceptable to Agent).

                  (e) Operating Budget. Borrowers shall furnish to Agent on or prior to the Closing Date and for each fiscal year of Borrowers thereafter not more than sixty (60) calendar days after the commencement of such fiscal year, consolidated and consolidating by Business Group month by month projected operating budgets, annual projections, profit and loss statements, balance sheets and cash flow reports of and for Borrowers on Consolidated Basis for such upcoming fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), in each case prepared in accordance with GAAP consistently applied with prior periods.

         6.2.     PAYMENT OF OBLIGATIONS

                  Borrowers shall make full and timely indefeasible payment in cash of the principal of and interest on the Loans, Advances and all other Obligations.

         6.3.     CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE AND ASSETS

                  Each Borrower shall (i) conduct its business in accordance with good business practices customary to the industry, (ii) engage principally in the same or similar lines of business substantially as heretofore conducted,
(iii) collect its Accounts in the ordinary course of business, (iv) maintain all of its material properties, assets and equipment used or useful in its business in good repair, working order and condition (normal wear and tear excepted and except as may be disposed of in the ordinary course of business and in accordance with the terms of the Loan Documents and otherwise as determined by such Borrower using commercially reasonable business judgment), (v) from time to time to make all necessary or desirable repairs, renewals and replacements thereof, as determined by such Borrower using commercially reasonable business judgment, (vi) maintain and keep in full force and effect its existence and all material Permits and qualifications to do business and good standing in each jurisdiction in which the ownership or lease of property or the nature of its business makes such Permits or qualification necessary and in which failure to maintain such Permits or qualification could reasonably be likely to have a Material Adverse Effect, and (vii) remain in good standing and maintain operations in all jurisdictions in which failure to do so could reasonably be expected to have a Material Adverse Effect.

         6.4.     COMPLIANCE WITH LEGAL AND OTHER OBLIGATIONS

                  Each Borrower shall (i) comply in all material respects with all laws, statutes, rules, regulations, ordinances and tariffs of all Governmental Authorities applicable to it or its business, assets or operations,
(ii) pay all material taxes, assessments, fees, governmental charges, claims for labor, supplies, rent and all other obligations or liabilities of any kind, except liabilities being contested in good faith and against which adequate reserves have been established, (iii) perform in accordance with its terms each contract, agreement or other arrangement to which it is a party or by which it or any of the Collateral is bound, except where the failure to comply, pay or perform could not reasonably be expected to have a Material Adverse Effect, (iv) maintain and comply in all material respects with all Permits necessary to conduct its business and comply in all material respects with any new or additional requirements that may be imposed on it or its business, and (v) appropriately file all Medicaid/Medicare cost reports.

         6.5.     INSURANCE

                  Each Borrower shall (i) keep all of its insurable properties and assets adequately insured in all material respects against losses, damages and hazards as are customarily insured against by businesses engaging in similar activities or owning similar assets or properties and at least the minimum amount required by applicable law, including, without limitation, medical malpractice and professional liability insurance, as applicable; and maintain general public liability insurance at all times against liability on account of damage to persons and property having such limits, deductibles, exclusions and co-insurance and other provisions as are customary for a business engaged in activities similar to those of such Borrower; and (ii) maintain insurance under all applicable workers' compensation laws; all of the foregoing insurance policies to (A) be reasonably satisfactory in form and substance to Agent, (B) name Agent as loss payee and/or additional insured thereunder, and (C) expressly provide that they cannot be altered, amended, modified or canceled without thirty (30) Business Days prior written notice to Agent and that they inure to the benefit of Agent notwithstanding any action or omission or negligence of or by any Borrower or any insured thereunder. By the funding of the Initial Advance, the Agent hereby acknowledges that the insurance in place on the Closing Date is satisfactory to Agent.

         6.6.     TRUE BOOKS

                  Each Borrower shall (i) keep true, complete and accurate books of record and account in accordance with commercially reasonable business practices in which true and correct entries are made of all of its and their dealings and transactions in all material respects; and (ii) set up and maintain on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business, and include such reserves in its quarterly as well as year end financial statements.

         6.7.     INSPECTION; PERIODIC AUDITS

                  Each Borrower shall permit the representatives of Agent, at the expense of Borrowers, from time to time during normal business hours upon reasonable notice, to (i) visit and inspect any of such Borrower's offices or properties or any other place where Collateral is located to inspect the Collateral and/or to examine or audit all of such Borrower's books of account, records, reports and other papers, (ii) make copies and extracts therefrom, and
(iii) discuss such Borrower's business, operations, prospects, properties, assets, liabilities, condition and/or Accounts with its officers and independent public accountants (and by this provision such officers and accountants are authorized to discuss the foregoing); provided that so long as no Default or Event of Default has occurred and is continuing, Borrowers shall not have to pay expenses (x) for more than three (3) audits in any fiscal year and (y) in respect of audits in excess of $100,000 in the aggregate per fiscal year.

         6.8.     FURTHER ASSURANCES; POST CLOSING

                  At Borrowers' cost and expense, Borrowers shall (i) within five (5) Business Days after Agent's demand, take such further actions, obtain such consents and approvals and duly execute and deliver such further agreements, assignments, instructions or documents as Agent may request in its Permitted Discretion to give effect to or carry out the terms of the Loan Documents and the consummation of the transactions contemplated thereby, whether before, at or after the performance and/or consummation of the transactions contemplated hereby or the occurrence of a Default or Event of Default, (ii) without limiting and notwithstanding any other provision of any Loan Document, execute and deliver, or cause to be executed and delivered, such agreements and documents, and take or cause to be taken such actions, and otherwise perform, observe and comply with such obligations, as are set forth on Schedule 6.8, and (iii) upon the exercise by Agent or any of its Affiliates of any power, right, privilege or remedy pursuant to any Loan Document or under applicable law or at equity which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments and other documents that may be so required for such consent, approval, registration, qualification or authorization. Without limiting the foregoing, upon the exercise by Agent or any of its Affiliates of any right or remedy under any Loan Document which requires any consent, approval or registration with, consent, qualification or authorization by, any Person, Borrowers shall execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments and other documents that Agent, any Lender or their respective Affiliates may be required to obtain for such consent, approval, registration, qualification or authorization.

         6.9.     PAYMENT OF INDEBTEDNESS

                  Except as otherwise prescribed in the Loan Documents, Borrowers shall pay, discharge or otherwise satisfy at or before maturity (subject to applicable grace periods and, in the case of trade payables, to ordinary course payment practices) all of its material obligations and liabilities, except when the amount or validity thereof is being contested in good faith by appropriate proceedings and against which adequate reserves have been established.

         6.10.    LIEN SEARCHES

                  If Liens other than Permitted Liens exist, Borrowers immediately shall take, execute and deliver all actions, documents and instruments necessary to release and terminate such Liens, unless such Liens are being contested in good faith by appropriate proceedings and against which adequate reserves have been established.

         6.11.    USE OF PROCEEDS

                  Borrowers shall use the proceeds from the Revolving Facility only for the purposes set forth in the first "WHEREAS" clause of this Agreement.

         6.12.    COLLATERAL DOCUMENTS; SECURITY INTEREST IN COLLATERAL

                  Each Borrower shall (i) execute, obtain, deliver, file, register and/or record any and all financing statements, continuation statements, stock powers, instruments and other documents, or cause the execution, filing, registration, recording or delivery of any and all of the foregoing, that are necessary or required under law or otherwise or reasonably requested by Agent to be executed, filed, registered, obtained, delivered or recorded to create, maintain, perfect, preserve, validate or otherwise protect the pledge of the Collateral to Agent and Agent's perfected first priority Lien on the Collateral (and each Borrower irrevocably grants Agent the right, at Agent's option, to file any or all of the foregoing), (ii) immediately upon learning thereof, report to Agent any reclamation, return or repossession of goods in excess of $100,000.00 (individually or in the aggregate), and (iii) defend the Collateral and Agent's perfected first priority Lien thereon against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to Agent or any Lender, and pay all costs and expenses (including, without limitation, in-house documentation and diligence fees and legal expenses and reasonable attorneys' fees and expenses) in connection with such defense, which may at Agent's discretion be added to the Obligations.

         6.13.    TAXES AND OTHER CHARGES

                  All payments and reimbursements to Agent, for the benefit of Lenders, made under any Loan Document shall be free and clear of and without deduction for all taxes, levies, imposts, deductions, assessments, charges or withholdings, and all liabilities with respect thereto of any nature whatsoever, excluding taxes to the extent imposed on each Lender's net income or franchise taxes imposed in lieu of taxes on net income. If Borrowers shall be required by law to deduct any such amounts from or in respect of any sum payable under any Loan Document to Agent, for the benefit of Lenders, then the sum payable to Agent, for the benefit of Lenders, shall be increased as may be necessary so that, after making all required deductions, each Lender receives an amount equal to the sum it would have received had no such deductions been made. Notwithstanding any other provision of any Loan Document, if at any time after the Closing (a) any change in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (b) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (c) compliance by Agent or any Lender with any request or directive (whether or not having the force of law) from any Governmental Authority: (i) subjects Agent or such Lender to any tax, levy, impost, deduction, assessment, charge or withholding of any kind whatsoever with respect to any Loan Document, or changes the basis of taxation of payments to Agent, for the benefit of Lenders, of any amount payable thereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment fees or other fees payable hereunder or changes in the rate of tax on the overall net income of Agent and/or each Lender), or (ii) imposes on Agent or Lenders any other condition or increased cost in connection with the transactions contemplated thereby or participations therein; and the result of any of the foregoing is to increase the cost to Agent or Lenders of making or continuing any Loan hereunder or to reduce any amount receivable hereunder, then, in any such case, Borrowers shall promptly pay to Agent, for the benefit of Lenders, any additional amounts necessary to compensate Agent and each Lender, on an after-tax basis, for such additional cost or reduced amount as determined by such Lender; provided that the Borrowers shall not be obligated to compensate the Agent or any Lender for any such additional amounts that relate to a period prior to 180 days before the date of notice from the Agent or the applicable Lender of such additional cost. If Agent or any Lender becomes entitled to claim any additional amounts pursuant to this Section 6.13 it shall promptly notify Borrowing Agent of the event by reason of which Agent or such Lender has become so entitled, and each such notice of additional amounts payable pursuant to this Section 6.13 submitted by Agent or such Lender to Borrowers shall, absent manifest error, be final, conclusive and binding for all purposes. At the request of Agent, Borrowers shall cause to be delivered to Agent within ten (10) calendar days after the end of each calendar month a report of ADP wire transfers evidencing payment of payroll taxes for the immediately preceding calendar month.

         6.14.    NEW SUBSIDIARIES

                  Within thirty (30) calendar days of any Person becoming a Subsidiary (other than an Excluded Subsidiary) after the Closing Date, Borrowers shall cause such Person to (a) deliver to Agent a Joinder Agreement to this Agreement and to each other Loan Document or a Guaranty and Security Agreement to which Borrowers or Guarantors are a party duly executed by such Person, which Joinder Agreement or Guaranty and Security Agreement shall be in the forms of the attached Exhibits C and D, respectively, (b) provide Agent with copies of such Person's organizational documents, material contracts, financial information, and any other information reasonably requested by Agent, on behalf of the Lenders, in order to perform legal and financial diligence and Uniform Commercial Code, tax and judgment lien searches, (c) cause to be delivered a written legal opinion of counsel substantially consistent with the opinions of counsel delivered on the Closing Date and otherwise in form and substance reasonably satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Section 6.14 and the other agreements and instruments executed and delivered pursuant hereto in substantially the form as delivered at the Closing and (d) cause such Person to duly execute and deliver such further agreements, assignments, instructions or documents as Agent may request in its Permitted Discretion with respect to the purposes, terms and conditions of the Loan Documents.

         6.15.    RIGHT OF FIRST OFFER

                  If at any time Borrowers propose to enter into any type of financing to refinance in full the outstanding Obligations (a "FINANCING"), then Borrowers shall, before entering into such Financing with any third party, notify the Agent in writing of their desire to enter into a Financing, such notice (the "PROPOSAL NOTICE") to set out with particularity the type of Financing that the Borrowers wish to consummate. Agent shall have five (5) Business Days (the "ACCEPTANCE PERIOD") after Receipt of the Proposal Notice to inform the Borrowers of its willingness to provide the Financing (the "ACCEPTANCE NOTICE"), which Acceptance Notice shall be accompanied by a term sheet or proposal letter setting forth in detail the proposed terms and conditions upon which Agent would be prepared to provide the Financing. After the receipt of the Acceptance Notice, the Borrowers shall have the right, within five (5) Business Days (the "NEGOTIATION PERIOD") to accept such proposal, during which period the Agent and the Borrowers may negotiate in good faith the terms of the Agent's proposal and to execute a mutually acceptable commitment letter. If no Acceptance Notice is received by Borrowing Agent by the end of the Acceptance Period or if the parties are unable to agree to the terms of the Financing by the end of the Negotiation Period, then Borrowers shall have the right, for a period of one hundred eighty (180) days following the expiration of the later of the Acceptance Period or the Negotiation Period (the "CLOSING PERIOD"), to offer the Financing to a third party as set forth in the Proposal Notice on terms and conditions which are, in the aggregate, more beneficial to the Borrowers than the terms set forth in the Acceptance Notice. If the Borrowers are not able to consummate such Financing prior to the expiration of the Closing Period, the Borrowers shall not be entitled to consummate the Financing with a third party without again complying with this Section 6.15. Any failure by Agent or any Lender to issue an Acceptance Notice shall not be construed as a waiver of any of the terms, covenants or conditions of any of the Loan Documents. For purposes of this Section 6.15, "Lender" shall include CapitalSource Finance LLC and any of its parents, subsidiaries or Affiliates.

         6.16.    SUPPLEMENTAL DISCLOSURE

                  From time to time as may be reasonably requested by Agent (which request may not be more frequent than once per fiscal quarter unless an Event of Default shall have occurred and be continuing), the Borrowers shall supplement the following Schedules: Schedule 2.4, Schedule 5.3, Schedule 5.11,
Schedule 5.18A and Schedule 5.18B.

VII. NEGATIVE COVENANTS

                  Each Borrower, jointly and severally, covenants and agrees that, until full performance and satisfaction, and indefeasible payment in full in cash, of all the Obligations (other than Unmatured Surviving Obligations) and termination of this Agreement:

         7.1.     FINANCIAL COVENANTS

                  No Borrower shall violate the financial covenants set forth on Annex I to this Agreement, which is incorporated herein and made a part hereof.

         7.2.     PERMITTED INDEBTEDNESS

                  No Borrower shall create, incur, assume or suffer to exist any Indebtedness for Borrowed Money, except the following (collectively, "PERMITTED INDEBTEDNESS"): (a) Indebtedness under the Loan Documents; (b) guaranty Indebtedness under the Mezzanine Loan; (c) any Indebtedness set forth on
Schedule 7.2 and any Indebtedness which refinances or replaces such Indebtedness to the extent such refinanced Indebtedness does not increase the total principal amount thereof, extend the maturity date, accelerate the amortization or is otherwise on terms and conditions which are not materially more onerous to the Borrowers ("PERMITTED REFINANCED INDEBTEDNESS"); (d) (i) Capitalized Lease Obligations incurred after the Closing Date and Indebtedness incurred pursuant to purchase money Liens permitted by Section 7.3(v) and any Permitted Refinanced Indebtedness with respect thereto, provided that the aggregate amount thereof outstanding at any time shall not exceed $5,000,000; (ii) Indebtedness on a non-recourse (other than customary carve-outs for non-recourse financings) basis to any assets of any Borrower or any Guarantor other than the asset or assets that are collateral securing such Indebtedness and which is secured by a Lien permitted pursuant to Section 7.3(v) and any Permitted Refinancing Indebtedness with respect thereto and (iii) Indebtedness incurred in connection with the Eureka Transaction; provided that the aggregate amount outstanding at any time under 7.2(d)(ii) plus 7.2(d)(iii) shall not exceed $30,000,000; (e) Indebtedness in connection with advances made by a stockholder in order to cure any default of the financial covenants set forth on Annex I; provided, however, that such Indebtedness shall be on an unsecured basis, subordinated in right of repayment and remedies to all of the Obligations and to all of Agent's rights and in form and substance reasonably satisfactory to Agent; (f) borrowings incurred in the ordinary course of business and not exceeding $10,000,000 individually or in the aggregate outstanding at any one time; provided, however, that such Indebtedness shall be on an unsecured basis, subordinated in right of repayment and remedies to all of the Obligations and to all of Agent's rights and in form and substance satisfactory to Agent; (g) Indebtedness from time to time owing to any Borrower;
(h) Indebtedness of any Borrower arising out of an Interest Rate Agreement entered into in the ordinary course of business; (i) Subordinated Debt, provided, however, the aggregate principal amount of Subordinated Debt (I) evidenced by the Indenture and the Indenture Notes and any Permitted Refinanced Indebtedness with respect thereto shall not exceed $106,761,608 and (II) evidenced by the Bergen Note and any Permitted Refinanced Indebtedness with respect thereto shall not exceed $1,237,325.46, (j) Indebtedness constituting Priority Claims; (k) Indebtedness in respect of insurance premiums payable to the Insurance Subsidiary in an aggregate amount not to exceed $10,000,000 and (k) additional unsecured Indebtedness in the ordinary course of business in an aggregate amount not to exceed $2,000,000. Notwithstanding anything in this Section 7.2 or this Agreement to the contrary, the aggregate amount of Indebtedness for Borrowed Money of Borrowers on a Consolidated Basis, exclusive of the Obligations and the "Obligations" as such term is defined in the Revolving Loan B Agreement, shall not exceed $255,000,000 in the aggregate.

         7.3.     PERMITTED LIENS

                  No Borrower shall create, incur, assume or suffer to exist any Lien upon, in or against, or pledge of, any of the Collateral or any of its properties or assets, whether now owned or hereafter acquired, except the following (collectively, "PERMITTED LIENS"): (i) Liens under the Loan Documents or otherwise arising in favor of Agent; (ii) Liens securing guaranty Indebtedness pursuant to the Mezzanine Loan Documentation as permitted in
Section 7.9(d) hereof; (iii) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person in accordance with GAAP; (iv) (A) statutory Liens of landlords (provided that with respect to any landlord for leased locations acquired after the Closing Date, the applicable Borrower shall have used reasonable efforts (which shall not include the unreasonable payment of money) to cause such landlord to execute a Landlord Waiver and Consent in form and substance reasonably satisfactory to Agent in its Permitted Discretion; provided, further, in the event Borrowers are unable to obtain any such Landlord Waiver and Consent, Borrowers shall maintain a duplicate up to date set of any books and records maintained at the location related to the real property owned by the applicable landlord at a location owned by a Borrower or with respect to which a Landlord Waiver and Consent reasonably satisfactory to Agent shall have been obtained) and of carriers, warehousemen, mechanics, materialmen, and (B) other Liens imposed by law or that arise by operation of law in the ordinary course of business from the date of creation thereof, in each case only for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person in accordance with GAAP; (v) Liens (A) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations, or (B) arising as a result of progress payments under government contracts; (vi) purchase money Liens and Liens securing Capitalized Lease Obligations (A) securing Indebtedness permitted under Section 7.2(c), or (B) in connection with the purchase by such Person of assets in the normal course of business, provided that (x) such payables shall not exceed any limits on Indebtedness provided for herein and shall otherwise be Permitted Indebtedness hereunder and (y) with respect to Indebtedness incurred pursuant to Section 7.2(c)(ii) such Liens shall not extend to or cover any property of such Borrower other than the property being acquired and improvements thereon or which is the subject of the applicable Capital Lease, (vii) easements, rights-of-way, restrictions and other similar encumbrances which do not materially interfere with the conduct of the business of Borrowers and their Subsidiaries; (viii) any intercompany Liens between a Borrower or Guarantor on the one hand and another Borrower or Guarantor on the other; (ix) any interest or title of a lessor under a operating lease; (x) Liens pursuant to Subordinated Debt; (xi) Liens securing the Priority Claims; (xii) the Vendor's Lien in accordance with the Plan of Reorganization so long as the amount secured does not exceed $8,000,000 and is otherwise subject to the General Intercreditor Agreement; (xiii) Liens securing Class 10 Deferred Obligations and Continuing Creditor Deferred Obligations in accordance with the Plan of Reorganization so long as the amount secured does not exceed $25,000,000 and is otherwise subject to the General Intercreditor Agreement; and (xiv) Liens disclosed on Schedule 7.3.

         7.4.     INVESTMENTS; NEW FACILITIES OR COLLATERAL; SUBSIDIARIES

                  No Borrower, directly or indirectly, shall (a) purchase, own, hold, invest in or otherwise acquire obligations or stock or securities of, or any other interest in, or all or substantially all of the assets of, any Person or any joint venture or (b) make or permit to exist any loans, advances or guarantees to or for the benefit of any Person or assume, guarantee, endorse, contingently agree to purchase or otherwise become liable for or upon or incur any obligation of any Person (collectively, an "INVESTMENT"), in each case, other than (i) Investments in any Borrower or any Subsidiary of any Borrower;
(ii) Investments in any Person to the extent such Person either (x) becomes a Borrower or a Guarantor under this Agreement, (y) with respect to investments by Parent in any Person or Subsidiary (other than a Borrower), becomes a borrower or a guarantor under the Revolving Loan B Documentation or the Mezzanine Loan Documentation or (z) with respect to investments existing on the Closing Date by Parent in any Person or Subsidiary which is a borrower or guarantor under the Senior Mortgage Loan Documentation; (iii) Investments in Cash Equivalents; (iv) Investments listed on Schedule 7.4; (v) trade credit extended in the ordinary course of business, (vi) advances for business travel and similar temporary advances made in the ordinary course of business to officers, directors and employees, (vii) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (vii) guaranties by any Borrower or any Guarantor of obligations of another Borrower or another Guarantor, to the extent the obligation guaranteed is otherwise permitted under this Agreement; (viii) Investments in the Insurance Subsidiary in an amount not to exceed $1,500,000; and (ix) additional Investments in an amount not to exceed $2,000,000. No Borrower, directly or indirectly, shall purchase, own, operate, hold, invest in or otherwise acquire any facility, property or assets or any Collateral that is not located at the locations set forth on Schedule 5.18B unless such Borrower shall provide to Agent at least ten
(10) Business Days prior written notice. No Borrower shall have any Subsidiaries other than (i) another Borrower, or (ii) such Subsidiaries which execute a Joinder Agreement or a Guaranty and Security Agreement pursuant to Section 6.14 or (iii) Excluded Subsidiaries.

         7.5.     DIVIDENDS; REDEMPTIONS

                  No Borrower shall (i) declare, pay or make any dividend or distribution on any shares of capital stock or other securities or interests (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock); (ii) apply any of its funds, property or assets to the acquisition, redemption or other retirement of any capital stock or other securities or interests or of any options to purchase or acquire any of the foregoing (provided, however, that such Borrower may redeem its capital stock from any terminated employee pursuant to, but only to the extent required or permitted under, the terms of the related employment or other agreements with such employee, as long as no Default or Event of Default has occurred and is continuing or would be caused by or result therefrom), or (iii) otherwise make any payments or Distributions to any stockholder, member, partner or other equity owner in such Person's capacity as an equity owner. Notwithstanding the foregoing, (x) any Borrower (other than Parent) may make Distributions and other payments to the owner of such Borrower; and (y) after the payment in full of the Mezzanine Loan and the Special Advance Amount, and provided no Default or Event of Default shall have occurred, be continuing or would exist after giving effect thereto, any Borrower may make dividends or Distribution. In addition, no Borrower shall make any payment of any management, service or related or similar fee to any Person or with respect to any facility owned, operated or leased by Borrower except in the manner permitted under the Management Agreements and the Management Fee Subordination Agreements; provided that Borrower shall not make or suffer to exist any payment of fees under any Management Agreement if a Default of Event of Default has occurred and is continuing or would result therefrom.

         7.6.     TRANSACTIONS WITH AFFILIATES

                  Except as set forth on Schedule 7.6, no Borrower shall enter into or consummate any transaction of any kind with any of its Affiliates or any Guarantor or any of their respective Affiliates other than: (i) salary, bonus, employee stock option and other compensation and employment arrangements with directors or officers in the ordinary course of business, provided, that no payment of any bonus shall be permitted if an Event of Default under Section
(VIII)(a) has occurred and remains in effect or would be caused by or result from such payment; (ii) distributions and dividends permitted pursuant to
Section 7.4 or Section 7.5, (iii) transactions on overall terms at least as favorable to such Borrower as would be the case in an arm's length transaction between unrelated parties of equal bargaining power, and (iv) payments permitted under and pursuant to written agreements entered into by and between such Borrower and one or more of its Affiliates that both (A) reflect and constitute transactions on overall terms at least as favorable to such Borrower as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power, and (B) are subject to such terms and conditions as determined by Agent in its Permitted Discretion; provided, that notwithstanding the foregoing or any provision of any Loan Document, no Borrower shall (Y) enter into or consummate any transaction or agreement pursuant to which it becomes a party to any mortgage, note, indenture or guarantee evidencing any Indebtedness for Borrowed Money or Contingent Obligations of any of its Affiliates (other than a Borrower or Guarantor pursuant to the Loan Documents) or otherwise becomes responsible or liable, as a guarantor, surety or otherwise, pursuant to any agreement for any Indebtedness for Borrowed Money or Contingent Obligations of any such Affiliate (other than a Borrower or Guarantor pursuant to the Loan Documents) or (Z) make any payment to any of its Affiliates in excess of $100,000 without the prior written consent of Agent. By execution of this Agreement, the Agent consents to the payments made to Affiliates pursuant to the agreements set forth on Schedule 7.6.

         7.7.     CHARTER DOCUMENTS; FISCAL YEAR; DISSOLUTION; USE OF PROCEEDS

                  No Borrower shall (i) amend, modify, restate or change its certificate of incorporation or formation or bylaws or similar charter documents in a manner that would be adverse to Agent or any Lender, (ii) change its fiscal year unless Borrowers demonstrate to Agent's reasonable satisfaction compliance with the covenants contained herein for both the fiscal year in effect prior to any change and the new fiscal year period by delivery to Agent of appropriate interim and annual pro forma, historical and current compliance certificates for such periods and such other information as Agent may reasonably request, (iii) amend, alter or suspend or terminate or make provisional in any material way, any Permit material to the business of such Borrower without the prior written consent of Agent, which consent shall not be unreasonably withheld or delayed, or (iv) use any proceeds of any Advance for "purchasing" or "carrying" "margin stock" as defined in Regulations U, T or X of the Board of Governors of the Federal Reserve System.

         7.8.     TRANSFER OF ASSETS

                  No Borrower shall sell, lease, transfer, pledge, assign or otherwise dispose of any Collateral or any interest therein or agree to do any of the foregoing, except that:

                  (a) any Borrower may lease (other than by a sale-leaseback transaction) as lessee real or personal property or surrender all or a portion of a lease of the same, in each case in the ordinary course of business (so long as such lease does not create or result in and is not otherwise a Capitalized Lease Obligation prohibited under this Agreement) provided that, if books and records regarding Collateral included on any Borrowing Base Certificate, are to be kept at any new leased location, a Landlord Waiver is executed, reasonably satisfactory in form and substance to Agent;

                  (b) any Borrower may sell obsolete, worn-out or replaced assets or excess assets no longer needed in the ordinary course of business;

                  (c) any Borrower may sell Inventory in the ordinary course of business;

                  (d) any Borrower may sell or transfer Collateral (other than Accounts) to any Borrower or any Guarantor so long as after giving effect thereto Agent retains a perfected security interest in such Collateral with the same priority as the Agent had in such Collateral prior to such sale or transfer;

                  (e) the sale, transfer, lease or other disposition by any Borrower or any Guarantor of assets aggregating for all Borrowers and Guarantors not more than $5,000,000 during the Term; and

                  (f) the sale, transfer, lease or other disposition by any Borrower or any Guarantor of not more than five (5) Facilities during the Term, provided that any such sale, transfer, lease or other disposition shall not result in a Default or Event of Default; and

                  (g) the sale, transfer, lease or other disposition by any Borrower or any Guarantor of all or any portion of the pharmacy business or the locomotion business, provided that any such sale, transfer, lease or other disposition shall not result in a Default or an Event of Default.

         7.9.     CONTINGENT OBLIGATIONS

                  No Borrower shall enter into any Contingent Obligations or assume, guarantee, endorse, contingently agree to purchase or otherwise become liable for or upon or incur any obligation of any Person except for (a) Contingent Obligations permitted pursuant to Section 7.2 or Section 7.4; (b) Contingent Obligations of any Borrower or any Guarantor for any Borrower or any Guarantor, to the extent the underlying obligation is otherwise permitted under this Agreement; (c) Contingent Obligations of Parent for any borrower or a guarantor under the Revolving Loan B Documentation, the Mezzanine Loan Documentation or the Senior Mortgage Loan Documentation, to the extent the underlying obligations is otherwise permitted under this Agreement; (d) Contingent Obligations of any Borrower for any borrower or a guarantor under the Mezzanine Loan Documentation; (e) Contingent Obligations set forth in Schedule
7.9 hereof; and (f) refinancings and replacements of Contingent Obligations otherwise permitted hereunder.

         7.10     IRS FORM 8821

                  No Borrower shall alter, amend, restate, or otherwise modify, or withdraw, terminate or re-file the IRS Form 8821 required to be filed pursuant to the Conditions Precedent in Section 4.1 hereof.

         7.11.    PAYMENT ON SUBORDINATED DEBT

                  No Borrower shall (i) make any payment of any part or all of any Subordinated Debt or repurchase, redeem or retire any instrument evidencing any such Subordinated Debt prior to maturity except, in each case, to the extent permitted in the General Intercreditor Agreement, the Bergen Intercreditor Agreement, Article 12 of the Indenture as in effect on the Closing Date or the applicable Subordination Agreement, provided that (x) no payment, repurchase or redemption may be made in respect of Subordinated Debt if an Event of Default shall exist or be continuing or would exist after giving effect to such payment and (y) no principal prepayments may be made in respect of the Indenture Notes, the Continuing Creditor Deferred Obligation, or the Class 10 Deferred Obligations until the outstanding balance of the Mezzanine Loan and the Senior Mortgage Term Loan B has been paid in full and the Special Advance Amount has been reduced to zero; or (ii) enter into any agreement (oral or written) which could in any way be construed to amend, modify, alter or terminate any one or more instruments or agreements evidencing or relating to any Subordinated Debt (other than the Vendors Lien) which increases the principal amount of such Subordinated Indebtedness, increases the interest rate charged with respect thereto, accelerates the maturity date of any payment of principal or interest or increases any fees or other compensation payable thereunder or amends any event of default or any other material covenant or agreement of any obligor thereunder or in respect thereof in a manner materially adverse to Agent or any Lender; provided, however, so long as (x) no Default or Event of Default shall exist or be continuing at the time of or after giving effect to any such payment and (y) the outstanding balance of the Mezzanine Loan and the Senior Mortgage Term Loan B has been paid in full and the Special Advance Amount has been reduced to zero, Borrowers may make prepayments of Subordinated Indebtedness; and provided, further, no mandatory prepayments or redemptions from excess cash flow of Borrowers may be made in respect of Subordinated Indebtedness until all mandatory prepayments from excess cash flow have been made in accordance with the Mezzanine Loan

Documentation, Senior Mortgage Term Loan B and the Special Advance Amount has been reduced to zero.

         7.12.    NEGATIVE PLEDGE

                  No Borrower shall pledge or grant a Lien (other than a Lien pursuant to the Mezzanine Loan Documentation) on any stock or other equity interests of any Subsidiary which it owns at any time to any Person other than to Agent for itself and the benefit of Lenders.

VIII. EVENTS OF DEFAULT

         The occurrence of any one or more of the following shall constitute an "EVENT OF DEFAULT":

                  (a) any Borrower shall fail to pay any amount on the Obligations or provided for in any Loan Document when due (whether on any payment date, at maturity, by reason of acceleration, by notice of intention to prepay, by required prepayment or otherwise);

                  (b) any representation, statement or warranty made or deemed made by any Borrower or any Guarantor in any Loan Document or in any other certificate, document, report or opinion delivered in conjunction with any Loan Document to which it is a party, shall not be true and correct in all material respects or shall have been false or misleading in any material respect on the date when made or deemed to have been made;

                  (c) any Borrower or any Guarantor or other party thereto other than Agent or any Lender, shall be in violation, breach or default of, or shall fail to perform, observe or comply with any covenant, obligation or agreement set forth in, any Loan Document and such violation, breach, default or failure shall not be cured within a fifteen (15) calendar day cure period commencing from the earlier of (i) Receipt by such Person of written notice of such breach, default, violation or failure, and (ii) the time at which such Person or any authorized officer thereof knew or became aware, or should have known or been aware, of such failure, violation, breach or default; provided that, (A) the cure period set forth above shall not apply to any other Default or Event of Default set forth in any other provision of this Article VIII as to which no cure period or a different cure period is provided and (B) with respect to the covenants set forth in Sections 6.1, 6.2, 6.3(i), (ii) and (iii), 6.5, 6.8, 6.9, 6.11, 6.12, 6.14 and Article VII there shall be no cure period;

                  (d) (i) any of the Loan Documents ceases to be in full force and effect, or (ii) any Lien created thereunder ceases to constitute a valid perfected first priority Lien on the Collateral (other than Priority Liens) in accordance with the terms thereof, or Agent ceases to have a valid perfected first priority security interest (subject only to Priority Liens) in any of the Collateral or any securities pledged to Agent pursuant to the Security Documents;

                  (e) one or more judgments or decrees is rendered against any Borrower or Guarantor in an amount in excess of $2,000,000 individually or in the aggregate, which is/are not satisfied, stayed, vacated or discharged of record for a period of thirty (30) consecutive calendar days after being rendered;

                  (f)      (i) any default occurs, which is not cured or waived
(x) in the payment of any amount with respect to Indebtedness under the Senior Mortgage Loan Documentation, the Mezzanine Loan Documentation, the Revolving Loan B Documentation, the Indenture, any Subordinated Debt, any Priority Claims or in respect of any other Indebtedness (other than the Obligations) of any Borrower or Guarantor in excess of $2,000,000; or (y) in the performance, observance or fulfillment of any provision contained in any agreement, contract, document or instrument under or pursuant to which any Indebtedness described in clause (x) above was issued, created, assumed, guaranteed or secured and such default continues for more than any applicable grace period or permits the holder of any such Indebtedness to accelerate the maturity thereof; or (ii) any such Indebtedness of any Borrower or Guarantor is declared to be due and payable or is required to be prepaid (other than by a regularly scheduled payment or a mandatory or voluntary prepayment permitted under this Agreement) prior to the stated maturity thereof, or any obligation of such Person for the payment of Indebtedness (other than the Obligations) is not paid when due or within any applicable grace period, or any such obligation becomes or is declared to be due and payable before the expressed maturity thereof (other than as a result of a mandatory or voluntary prepayment permitted under this Agreement);

                  (g) any Borrower or any Guarantor shall (i) be unable to pay its debts generally as they become due, (ii) make a general assignment for the benefit of its creditors, (iii) commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property, or (iv) file a petition seeking reorganization or liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute;

                  (h) (i) a court of competent jurisdiction shall (A) enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of any Borrower or Guarantor or the whole or any substantial part of any such Person's properties, which shall continue unstayed and in effect for a period of sixty (60) consecutive calendar days, (B) shall approve a petition filed against any Borrower or Guarantor seeking reorganization, liquidation or similar relief under the any Debtor Relief Law or any other applicable law or statute, which is not dismissed within sixty (60) calendar days or, (C) under the provisions of any Debtor Relief Law or other applicable law or statute, assume custody or control of any Borrower or Guarantor or of the whole or any substantial part of any such Person's properties, which is not irrevocably relinquished within sixty (60) calendar days, or (ii) there is commenced against any Borrower or Guarantor any proceeding or petition seeking reorganization, liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute, which (A) is not unconditionally dismissed within sixty (60) calendar days after the date of commencement, or (B) is with respect to which any Borrower or Guarantor takes any action to indicate its approval of or consent to;

                  (i) (i) any Change of Control occurs, (ii) any Material Adverse Effect or Material Adverse Change occurs, or (iii) any Liability Event occurs;

                  (j) Agent receives any indication or evidence that any Borrower or Guarantor may have directly or indirectly been engaged in any type of activity which, in Agent's Permitted Discretion, might result in forfeiture of any material Collateral to any Governmental Authority which shall have continued unremedied for a period of ten (10) calendar days after written notice from Agent;

                  (k)      an Event of Default occurs under any other Loan
Document;

                  (l) any Borrower or Guarantor is criminally indicted or convicted under any law that could lead to a forfeiture of any Collateral;

                  (m) the issuance of any process for levy, attachment or garnishment or execution upon or prior to any judgment against any Borrower or Guarantor or any of their property or assets in an aggregate amount greater than $2,000,000;

then, and in any such event, notwithstanding any other provision of any Loan Document, Agent may (and at the request of Requisite Lenders, shall), by notice to Borrowers (i) terminate its obligations to make Advances hereunder, whereupon the same shall immediately terminate and (ii) declare all or any of the Revolving Notes, all interest thereon and all other Obligations to be due and payable immediately (except in the case of an Event of Default under Section VIII(g) or (h), in which event all of the foregoing shall automatically and without further act by Agent be due and payable), provided that, with respect to non-material breaches or violations that constitute Events of Default under clause (ii) of Section VIII(d), there shall be a three (3) Business Day cure period commencing from the earlier of (A) Receipt by the applicable Person of written notice of such breach or violation or of any event, fact or circumstance constituting or resulting in any of the foregoing, and (B) the time at which such Person or any authorized officer thereof knew or became aware, or should have known or been aware, of such breach or violation and resulting Event of Default or of any event, fact or circumstance constituting or resulting in any of the foregoing)), in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower.

IX. RIGHTS AND REMEDIES AFTER DEFAULT

         9.1.     RIGHTS AND REMEDIES

                  (a) In addition to the acceleration provisions set forth in Article VIII above, upon the occurrence and continuation of an Event of Default, Agent shall have the right to (and at the request of Requisite Lenders, shall) exercise any and all rights, options and remedies provided for in any Loan Document, under the UCC or at law or in equity, including, without limitation, the right to (i) apply any property of any Borrower held by Agent, for the benefit of Lenders to reduce the Obligations, (ii) foreclose the Liens created under the Security Documents, (iii) realize upon, take possession of and/or sell any Collateral or securities pledged (other than Collateral consisting of Accounts owed or owing by Medicaid/Medicare Account Debtors absent a court order or compliance with applicable law) with or without judicial process, (iv) exercise all rights and powers with respect to the Collateral as any Borrower, as applicable, might exercise (other than with respect to Collateral consisting of Accounts owed or owing by Medicaid/Medicare Account Debtors absent a court order or compliance with applicable law), (v) collect and send notices regarding the Collateral (other than with respect to Collateral consisting of Accounts owed or owing by Medicaid/Medicare Account Debtors absent a court order or compliance with applicable law), with or without judicial process, (vi) by its own means or with judicial assistance, enter any premises at which Collateral and/or pledged securities are located, or dispose of the Collateral and/or pledged securities on such premises without any liability for rent, storage, utilities, or other sums (other than amounts agreed to by Agent in any agreement with any landlord or lessor), and no Borrower shall resist or interfere with such action, (vii) at Borrowers' expense, require that all or any part of the Collateral be assembled and made available to Agent at any reasonable place designated by Agent, (viii) reduce or otherwise change the Facility Cap, and/or (ix) relinquish or abandon any Collateral or securities pledged or any Lien thereon. Notwithstanding any provision of any Loan Document, Agent, in its Permitted Discretion, shall have the right, at any time that any Borrower fails to do so, and from time to time, without prior notice, to: (i) obtain insurance covering any of the Collateral to the extent required hereunder; (ii) pay for the performance of any of Obligations; (iii) discharge taxes or Liens on any of the Collateral that are in violation of any Loan Document unless such Borrower is in good faith with due diligence by appropriate proceedings contesting those items; and (iv) pay for the maintenance and preservation of the Collateral. Such expenses and advances shall be added to the Obligations until reimbursed to Agent and shall be secured by the Collateral, and such payments by Agent shall not be construed as a waiver by Agent or Lenders of any Event of Default or any other rights or remedies of Agent and Lenders.

                  (b) Borrowers agree that notice received by any of them it at least ten (10) calendar days before the time of any intended public sale, or the time after which any private sale or other disposition of Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Agent without prior notice to Borrowers. At any sale or disposition of Collateral or securities pledged, Agent may (to the extent permitted by applicable law) purchase all or any part thereof free from any right of redemption by Borrowers which right is hereby waived and released. Borrowers covenants and agrees not to, and not to permit or cause any of its Subsidiaries to, interfere with or impose any obstacle to Agent's exercise of its rights and remedies with respect to the Collateral. Agent, in dealing with or disposing of the Collateral or any part thereof, shall not be required to give priority or preference to any item of Collateral or otherwise to marshal assets or to take possession or sell any Collateral with judicial process.

         9.2.     APPLICATION OF PROCEEDS

                  In addition to any other rights, options and remedies Agent and Lenders have under the Loan Documents, the UCC, at law or in equity, all dividends, interest, rents, issues, profits, fees, revenues, income and other proceeds collected or received from collecting, holding, managing, renting, selling, or otherwise disposing of all or any part of the Collateral or any proceeds thereof upon exercise of its remedies hereunder shall be applied in the following order of priority: (i) first, to the payment of all reasonable costs and expenses of such collection, storage, lease, holding, operation, management, sale, disposition or delivery and of conducting Borrowers' business and of maintenance, repairs, replacements, alterations, additions and improvements of or to the Collateral, and to the payment of all sums which Agent or Lenders may be required or may elect to pay, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments that Agent or Lenders may be required or authorized to make under any provision of this Agreement (including, without limitation, in each such case, reasonable in house documentation and diligence fees and legal expenses, search, audit, recording, professional and filing fees and expenses and reasonable attorneys' fees and all expenses, liabilities and advances made or incurred in connection therewith); (ii) second, to the payment of all Obligations as provided herein and as determined by

Agent in its sole discretion; (iii) third, to the satisfaction of other Indebtedness secured by any subordinate security interest of record in the Collateral as provided in the General Intercreditor Agreement, the Bergen Intercreditor Agreement or any applicable Subordination Agreement if written notification of demand therefor is received before distribution of the proceeds is completed, provided, that, if requested by Agent, the holder of a subordinate security interest shall furnish reasonable proof of its interest, and unless it does so, Agent and Lenders need not address their claims; and (iv) fourth, to the payment of any surplus then remaining to Borrowers, unless otherwise provided by law or directed by a court of competent jurisdiction, provided that Borrowers shall be liable for any deficiency if such proceeds are insufficient to satisfy the Obligations or any of the other items referred to in this section.

         9.3.     RIGHTS OF AGENT TO APPOINT RECEIVER

                  Without limiting and in addition to any other rights, options and remedies Agent and Lenders have under the Loan Documents, the UCC, at law or in equity, upon the occurrence and continuation of an Event of Default, Agent and Lenders shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by Agent to enforce its rights and remedies in order to manage, protect and preserve the Collateral and continue the operation of the business of Borrowers and to collect all revenues and profits thereof and apply the same to the payment of all reasonable expenses and other charges of such receivership including the reasonable compensation of the receiver and to the payments as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated.

         9.4.     RIGHTS AND REMEDIES NOT EXCLUSIVE

                  Agent shall have the right in its sole discretion to determine which rights, Liens and/or remedies Agent or Lenders may at any time pursue, relinquish, subordinate or modify, and such determination will not in any way modify or affect any of Agent's or Lenders' rights, Liens or remedies under any Loan Document, applicable law or equity. The enumeration of any rights and remedies in any Loan Document is not intended to be exhaustive, and all rights and remedies of Agent and Lenders described in any Loan Document are cumulative and are not alternative to or exclusive of any other rights or remedies which Agent or Lenders otherwise may have. The partial or complete exercise of any right or remedy shall not preclude any other further exercise of such or any other right or remedy.

X. WAIVERS AND JUDICIAL PROCEEDINGS

         10.1.    WAIVERS

                  (a) Except as expressly provided for herein, each Borrower hereby waives set-off, counterclaim, demand, presentment, protest, all defenses with respect to any and all instruments and all notices and demands of any description, and the pleading of any statute of limitations as a defense to any demand under any Loan Document. Each Borrower hereby waives any and all defenses and counterclaims it may have or could interpose in any action or procedure brought by Agent or any Lender to obtain an order of court recognizing the assignment of, or Lien of Agent, for the benefit of itself and Lenders, in and to, any Collateral, whether or not payable by a Medicaid/Medicare Account Debtor. With respect to any action hereunder, Agent conclusively may rely upon, and shall incur no liability to Borrowers in acting upon, any request or other communication that Agent reasonably believes to have been given or made by a person authorized on Borrower's behalf, whether or not such person is listed on the incumbency certificate delivered pursuant to Section 4.1 hereof. In each such case, each Borrower hereby waives the right to dispute Agent's action based upon such request or other communication, absent manifest error.

                  (b) If it is at any time determined that any Borrower is liable as a guarantor of any portion of the Obligations (and not as a co-obligor or co-borrower), the liability of each Borrower hereunder shall be absolute and unconditional irrespective of (a) the insolvency of, or the voluntary or involuntary bankruptcy, assignment for the benefit of creditors, reorganization or other similar proceedings affecting any other Borrower or any of its assets, or (b) any other circumstance or claim which might otherwise constitute a defense available to, or a discharge of, any Person that is a Borrower in respect of the Obligations. No payment made by any Borrower, or received or collected by Agent or any Lender from any Borrower by virtue of any action, proceeding or set-off in reduction or in payment of the Obligations shall be deemed to modify, release or otherwise affect the liability of any Borrower under the Loan Documents, and each Borrower shall remain liable for the Obligations until all Obligations are paid in full.

         10.2.    DELAY; NO WAIVER OF DEFAULTS

                  No course of action or dealing, renewal, release or extension of any provision of any Loan Document, or single or partial exercise of any such provision, or delay, failure or omission on Agent's or Lenders' part in enforcing any such provision shall affect the liability of any Borrower or Guarantor or operate as a waiver of such provision or affect the liability of any Borrower or Guarantor or preclude any other or further exercise of such provision. No waiver by any party to any Loan Document of any one or more defaults by any other party in the performance of any of the provisions of any Loan Document shall operate or be construed as a waiver of any future default, whether of a like or different nature, and each such waiver shall be limited solely to the express terms and provisions of such waiver. Notwithstanding any other provision of any Loan Document, by completing the Closing under this Agreement and/or by making Advances, neither Agent nor any Lender waives any breach of any representation or warranty of under any Loan Document, and all of Agent's and Lenders' claims and rights resulting from any such breach or misrepresentation are specifically reserved.

         10.3.    JURY WAIVER

                  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING UNDER THE LOAN DOCUMENTS OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT

MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

         10.4     AMENDMENT AND WAIVERS

                  (a) Except as otherwise provided herein, no amendment, modification, termination, or waiver of any provision of this Agreement or any Loan Document, or consent to any departure by Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Requisite Lenders, Agent and Borrowers; provided, that no amendment, modification, termination, or waiver shall, unless in writing and signed by each Lender directly affected thereby, do any of the following: (i) increase the Commitment of such Lender; (ii) reduce the principal of, rate of interest (other than default interest) on or fees payable with respect to any Loan; (iii) extend the scheduled due date or reduce the amount due on any scheduled due date, of any installment of principal, interest, or fees payable with respect to any Loan, or waive, forgive, extend, defer or postpone the payment thereof; (iv) change the percentage of the Commitments, of the aggregate unpaid principal amount of the Loans, or of Lenders which shall be required for Lenders or any of them to take any action hereunder; (v) except as otherwise permitted herein or in the other Loan Documents, release any Guaranty or release any material portion of the Collateral (provided, that consent to such release shall not be required if such release is made after and during the continuance of an Event of Default in connection with the sale or disposition of the Collateral by Agent);
(vi) amend, modify or waive this Section 10.4 or the definitions of the terms used in this Section 10.4 insofar as the definitions affect the substance of this Section 10.4; (vii) consent to the assignment or other transfer by Borrowers or any other party (other than any Lender) to any Loan Documents of any of their rights and obligations under any Loan Document; or (viii) increase the Advance Rate or change the definition of Eligible Receivables or Borrowing Base; and, provided, further, that no amendment, modification, termination or waiver affecting the rights or duties of Agent under any Loan Document shall in any event be effective, unless in writing and signed by Agent, in addition to Lenders required herein above to take such action.

                  (b) Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document.

                  (c) Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.4 shall be binding upon each Lender and Borrowers.

XI. EFFECTIVE DATE AND TERMINATION

         11.1.    EFFECTIVENESS AND TERMINATION

                  Subject to Agent's and Lenders' rights to accelerate the Loans and terminate and cease making and funding Advances if any Event of Default has occurred and is continuing, this Agreement shall continue in full force and effect until the full performance and indefeasible payment in cash of all Obligations, unless terminated sooner as provided in this Section 11.1.

Borrowers may terminate this Agreement at any time upon not less than fifteen
(15) calendar days' prior written notice to Agent and upon full performance and indefeasible payment in full in cash of all Obligations on or prior to such 15th calendar day after Receipt by Agent of such written notice, provided, however, that, notwithstanding any other provision of any Loan Document, (x) Borrowers shall have no right to terminate this Agreement until the second anniversary of the Closing Date (unless either (i) Borrowers shall pay to Agent, for the pro rata benefit of Lenders, an amount equal to the Unused Line Fee that would accrue during the period from such termination to such second anniversary or
(ii) such termination occurs in connection with a Change of Control); and (y) Borrowers shall have no right to terminate this Agreement until the termination and indefeasible payment in full of all Obligations (other than Unmatured Surviving Obligations) hereunder and all obligations under the Mezzanine Loan Documentation and the Senior Mortgage Term Loan B. All of the Obligations shall be immediately due and payable upon any such termination on the termination date stated in any notice of termination (the "TERMINATION DATE"); provided that, notwithstanding any other provision of any Loan Document, the Termination Date shall be effective no earlier than the first Business Day following the expiration of the fifteen (15) calendar days' prior written notice period. Notwithstanding any other provision of any Loan Document, no termination of this Agreement shall affect any Lender's or Agent's rights or any of the Obligations existing as of the effective date of such termination, and the provisions of the Loan Documents shall continue to be fully operative until the Obligations (other than Unmatured Surviving Obligations) have been fully performed and indefeasibly paid in cash in full. The Liens granted to Agent, for the benefit of itself and Lenders, under the Security Documents and the financing statements filed pursuant thereto and the rights and powers of Agent and Lenders shall continue in full force and effect notwithstanding the fact that Borrowers' borrowings hereunder may from time to time be in a zero or credit position until all of the Obligations (other than Unmatured Surviving Obligations) have been fully performed and indefeasibly paid in full in cash.

         11.2.    SURVIVAL

                  All obligations, covenants, agreements, representations, warranties, waivers and indemnities made by any Borrower in any Loan Document shall survive the execution and delivery of the Loan Documents, the Closing, the making of the Advances and any termination of this Agreement until all Obligations (other than Unmatured Surviving Obligations) are fully performed and indefeasibly paid in full in cash. The obligations and provisions of Sections 3.4, 3.5, 6.13, 10.1, 10.3, 11.1, 11.2, 14.4, 14.7 and 14.9 shall survive termination of the Loan Documents and any payment, in full or in part, of the Obligations.

XII. AGENCY PROVISIONS

         12.1.    AGENT

                  (a) Appointment. Each Lender hereby designates and appoints CapitalSource as the administrative agent and the collateral agent, under this Agreement and the other Loan Documents, and each Lender hereby irrevocably authorizes CapitalSource, as the administrative agent and the collateral agent for such Lender, to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are delegated to Agent by the terms of this

Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Agent agrees to act as such on the conditions contained in this Article. Except for rights specifically noted, the provisions of this Article are solely for the benefit of Agent and Lenders, and Borrowers shall have no rights as a third-party beneficiary of any of the provisions hereof. Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

                  (b) Nature of Duties. In performing its functions and duties under this Agreement, Agent is acting solely on behalf of Lenders and its duties are administrative in nature and it does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Lenders, other than as expressly set forth herein and in the other Loan Documents, or for Borrowers. Agent shall have no duties, obligations or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Except for information, notices, reports, and other documents expressly required to be furnished to Lenders by Agent hereunder or given to Agent for the account of or with copies for Lenders, each Lender shall make its own independent investigation of the financial condition and affairs of Borrowers in connection with the extension of credit hereunder and shall make its own appraisal of the creditworthiness of Borrowers, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter. If Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then Agent shall send prior written notice thereof to each Lender. Agent shall promptly notify (in writing) each Lender any time that the applicable percentage of Lenders have instructed Agent to act or refrain from acting pursuant hereto.

                  (c) Rights, Exculpation, Etc. Neither Agent nor any of its officers, directors, managers, members, equity owners, employees or agents shall be liable to any Lender for any action lawfully taken or omitted by them hereunder or under any of the other Loan Documents, or in connection herewith or therewith. Notwithstanding the foregoing, Agent shall be obligated on the terms set forth herein for performance of its express duties and obligations hereunder, and Agent shall be liable with respect to its own gross negligence or willful misconduct. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith, and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). In performing its functions and duties hereunder, Agent shall exercise the same care which it would in dealing with loans for its own account. Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties made by Borrowers herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of Borrowers. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions, or conditions of this Agreement or any of the Loan Documents or the financial condition of Borrowers, or the existence or possible existence of any Default or Event of Default.

Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents Agent is permitted or required to take or to grant, and Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from taking any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the applicable percentage of Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the applicable percentage of Lenders and notwithstanding the instructions of Lenders, Agent shall have no obligation to take any action if it, in good faith believes that such action exposes Agent or any of its officers, directors, managers, members, equity owners, employees or agents to any personal liability unless Agent receives an indemnification reasonably satisfactory to it from Lenders with respect to such action.

                  (d) Reliance. Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel, independent accountants, and other experts selected by Agent in its sole discretion.

                  (e) Indemnification. Each Lender, severally and not jointly, agrees to reimburse and indemnify Agent and its officers, directors, managers, members, equity owners, employees and agents (to the extent not reimbursed by Borrowers or the Guarantors), ratably according to their respective Pro Rata Share in effect on the date on which indemnification is sought under this subsection of the total outstanding obligations (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Pro Rata Share immediately prior to such date of the total outstanding obligations), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent or any of its officers, directors, managers, members, equity owners, employees or agents in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by Agent under this Agreement or any of the other Loan Documents; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from Agent's gross negligence or willful misconduct. The obligations of Lenders under this Article XII shall survive the payment in full of the Obligations and the termination of this Agreement.

                  (f) CapitalSource Individually. With respect to the Loans made by it, and the Revolving Notes issued to it, CapitalSource shall have and may exercise the same rights and powers hereunder and under the other Loan Documents and is subject to the same obligations and liabilities as and to the extent set forth herein and the other Loan Documents as any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include CapitalSource in its individual capacity as a Lender or one of the Requisite Lenders. CapitalSource may lend money to, and generally engage in any kind of banking, trust or other business with any Borrower or any Subsidiary of any Borrower as if it were not acting as Agent pursuant hereto.

                  (g)      Successor Agent.

                           (i)      Resignation. Agent may resign from the
performance of all its functions and duties hereunder at any time by giving at least thirty (30) days' prior written notice to Borrowers and Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (ii) below or as otherwise provided below.

                           (ii)     Appointment of Successor. Upon any such
notice of resignation pursuant to clause (g)(i) above, Requisite Lenders shall appoint a successor Agent with, so long as no Event of Default shall have occurred and be continuing, the consent of Borrowing Agent (which consent shall not be unreasonably withheld or delayed). If a successor Agent shall not have been so appointed within said thirty (30) day period, the retiring Agent, upon notice to Borrowers, may, on behalf of Lenders, then appoint a successor Agent who shall serve as Agent until such time, as Requisite Lenders (with, so long as no Event of Default shall have occurred and be continuing, the consent of Borrowing Agent (which consent shall not be unreasonably withheld or delayed)), appoint a successor Agent as provided above. If no successor Agent has been appointed pursuant to the foregoing within said thirty (30) day period, the resignation shall become effective and Requisite Lenders shall thereafter perform all the duties of Agent hereunder, until such time, if any, as Requisite Lenders appoint a successor Agent as provided above.

                           (iii)    Successor Agent. Upon the acceptance of any
appointment as Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and, upon the earlier of such acceptance or the effective date of the retiring Agent's resignation, the retiring Agent shall be discharged from its duties and obligations under the Loan Documents, except that any indemnity rights or other rights in favor of such retiring Agent shall continue. After any retiring Agent's resignation as Agent under the Loan Documents, the provisions of this
Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

                  (h)      Collateral Matters.

                           (i)      Collateral. Each Lender agrees that any
action taken by Agent or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater proportion of Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents relating to the Collateral, and the exercise by Agent or the Requisite Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of Lenders and Agent. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection herewith and with the Loan

Documents in connection with the Collateral; (ii) execute and deliver each Loan Document relating to the Collateral and accept delivery of each such agreement delivered by Borrowers or any of their Subsidiaries; (iii) act as collateral agent for Lenders for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Loan Documents relating to the Collateral, and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to such Agent and Lenders with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

                           (ii)     Release of Collateral. Lenders hereby
irrevocably authorize Agent, and Agent and Lenders agree for the benefit of Borrowers, to release any Lien granted to or held by Agent for the benefit of Lenders upon (A) all Collateral upon termination of this Agreement and payment and satisfaction in full of all Obligations (other than Unmatured Surviving Obligations); or (B) any portion of the Collateral which is sold, transferred or otherwise disposed of in accordance with the provisions of this Agreement, if Borrowers certify to Agent that such sale, transfer or other disposition is made in compliance with the provisions of this Agreement (and Agent may rely in good faith conclusively on any such certificate, without further inquiry). Upon at least five (5) Business Days prior written request by any Borrower, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent for the benefit of Lenders herein or pursuant hereto upon all or any portion of the Collateral in accordance with the previous sentence.

                           (iii)    Absence of Duty. Agent shall have no
obligation whatsoever to any Lender or any other Person to assure that the property covered by this Agreement or the Loan Documents exists or is owned by Borrowers or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent on behalf of Lenders herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Section 12.1(h) or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by this Agreement or the Loan Documents or any act, omission, or event related thereto, Agent may act in any manner consistent with the provisions of this Agreement and the other Loan Documents and as it may otherwise deem appropriate, in its Permitted Discretion, given Agent's own interest in property covered by this Agreement or the Loan Documents as one of Lenders and that Agent shall have no duty or liability whatsoever to any of the other Lenders; provided, that Agent shall exercise the same care which it would in dealing with loans for its own account. Notwithstanding the foregoing, Agent shall be liable with respect to its own gross negligence or willful misconduct.

                  (i) Agency for Perfection. Each Lender hereby appoints Agent as agent for the purpose of perfecting Lenders' security interest in Collateral which, in accordance with Article 9 of the UCC in any applicable jurisdiction, can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify

Agent thereof, and, promptly upon Agent's request therefor, shall deliver such Collateral to Agent or in accordance with Agent's instructions.

                  (j) Exercise of Remedies. Except as set forth in Section 12.3, each Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any Loan Document or to realize upon any collateral security for the Loans, it being understood and agreed that such rights and remedies may be exercised only by Agent.

         12.2.    CONSENTS

                  (a) In the event Agent requests the consent of a Lender and does not receive a written denial thereof within five (5) Business Days after such Lender's receipt of such request, then such Lender will be deemed to have given such consent so long as such request contained a notice stating that such failure to respond within five (5) Business Days would be deemed to be a consent by such Lender.

                  (b) In the event Agent requests the consent of a Lender in a situation where such Lender's consent would be required and such consent is denied, then Agent may, at its option, require such Lender to assign its interest in the Loans to Agent for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Lender, which interest and fees will be paid when collected from Borrowers. In the event that Agent elects to require any Lender to assign its interest to Agent pursuant to this Section 12.2, Agent will so notify such Lender in writing within forty-five (45) days following such Lender's denial, and such Lender will assign its interest to Agent no later than five (5) days following receipt of such notice.

         12.3.    SET OFF AND SHARING OF PAYMENTS

                  In addition to any rights and remedies now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized by Borrowers at any time or from time to time, to the fullest extent permitted by law, with reasonably prompt subsequent notice to Borrowers or to any other Person (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all
(a) balances (general or special, time or demand, provisional or final) held by such Lender at any of its offices for the account of Borrowers or the Guarantors (regardless of whether such balances are then due to Borrowers or the Guarantors), and (b) other property at any time held or owing by such Lender or such holder to or for the credit or for the account of Borrowers or the Guarantors, against and on account of any of the Obligations which are not paid when due; except that no Lender shall exercise any such right without the prior written consent of Agent; provided, however, that the failure to give notice to Borrowers shall not affect the validity of such set-off and application. Any Lender which has exercised its right to set off or otherwise has received any payment on account of the Obligations shall, to the extent the amount of any such set off or payment exceeds its Pro Rata Share of payments obtained by all of Lenders on account of such Obligations, purchase for cash participations in each such other Lender's Pro Rata Share of Obligations as would be necessary to cause such Lender to share such excess with each other Lender or holder in accordance with their respective Pro Rata Shares; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such purchasing Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery. Borrowers agrees, to the fullest extent permitted by law, that (a) any Lender may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such excess to other Lenders and holders, and (b) any Lender or holder so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans and other Obligations in the amount of such participation.

         12.4.    DISBURSEMENT OF FUNDS

                  Agent may, on behalf of Lenders, disburse funds to Borrowers for Advances requested. Each Lender shall reimburse Agent on demand for its Pro Rata Share of all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Pro Rata Share of any Advance before Agent disburses same to Borrowers. If Agent elects to require that funds be made available prior to disbursement to Borrowers, Agent shall advise each Lender by telephone, telex or telecopy of the amount of such Lender's Pro Rata Share of such requested Advance no later than one (1) Business Day prior to the funding date applicable thereto, and each such Lender shall pay Agent such Lender's Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Agent's account not later than 3:00 p.m. (Eastern Time) on the day prior to the funding date. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrowers, and Borrowers shall immediately repay such amount to Agent. Any repayment required pursuant to this Section 12.4 shall be without premium or penalty. Nothing in this Section 12.4 or elsewhere in this Agreement or the other Loan Documents, including without limitation the provisions of Section 12.5, shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Agent or Borrowers may have against any Lender as a result of any default by such Lender hereunder.

         12.5.    SETTLEMENTS; PAYMENTS AND INFORMATION

                  (a)      Advances and Payments; Interest and Fee Payments.

                           (i)      The amount outstanding pursuant to Advances
may fluctuate from day to day through Agent's disbursement of funds to, and receipt of funds from, Borrower. In order to minimize the frequency of transfers of funds between Agent and each Lender notwithstanding terms to the contrary set forth in Section 12.4, Advances and repayments may be settled according to the procedures described in Sections 12.5(a)(ii) and 12.5(a)(iii) of this Agreement. Payments of principal, interest and fees in respect of the Loans will be settled, in accordance with each Lender's Pro Rata Share on the first Business Day after such payments are received. Notwithstanding these procedures, each Lender's obligation to fund its Pro Rata Share of any advances made by Agent to Borrowers will commence on the date such advances are made by Agent. Such payments will be made by such Lender without set-off, counterclaim or reduction of any kind.

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

                           (ii)     Once each week, or more frequently
(including daily), if Agent so elects (each such day being a "SETTLEMENT DATE"), Agent will advise each Lender by 1 p.m. (Eastern Time) by telephone, telex, or telecopy of the amount of each such Lender's Pro Rata Share of the outstanding Advances. In the event payments are necessary to adjust the amount of such Lender's share of the Advances to such Lender's Pro Rata Share of the Advances, the party from which such payment is due will pay the other, in same day funds, by wire transfer to the other's account not later than 3:00 p.m. (Eastern Time) on the Business Day following the Settlement Date.

                           (iii)    On the first Business Day of each month
("INTEREST SETTLEMENT DATE"), Agent will advise each Lender by telephone or facsimile of the amount of interest and fees charged to and collected from Borrowers for the proceeding month in respect of the Advances. Provided that such Lender has made all payments required to be made by it under this Agreement, Agent will pay to such Lender, by wire transfer to such Lender's account (as specified by such Lender on Schedule 2 of this Agreement as amended by such Lender from time to time after the date hereof pursuant to the notice provisions contained herein) not later than 3 p.m. (Eastern Time) on the next Business Day following the Interest Settlement Date such Lender's share of such interest and fees.

                  (b)      Availability of Lenders' Pro Rata Share.

                           (i)      Unless Agent has been notified by a Lender
prior to any proposed funding date of such Lender's intention not to fund its Pro Rata Share of the Advance amount requested by Borrowers, Agent may assume that such Lender will make such amount available to Agent on the proposed funding date or the Business Day following the next Settlement Date, as applicable. If such amount is not, in fact, made available to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without set-off, counterclaim, or deduction of any kind.

                           (ii)     Nothing contained in this Section 12.5(b)
will be deemed to relieve a Lender of its obligation to fulfill its commitments or to prejudice any rights Agent or Borrowers may have against such Lender as a result of any default by such Lender under this Agreement.

                  (c)      Return of Payments.

                           (i)      If Agent pays an amount to a Lender under
this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrowers and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind.

                           (ii)     If Agent determines at any time that any
amount received by Agent under this Agreement must be returned to Borrowers or paid to any other Person pursuant to any solvency law or otherwise, then, notwithstanding any other term or condition of this Agreement, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to

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

such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrowers or such other Person, without set-off, counterclaim or deduction of any kind. such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrowers or such other Person, without set-off, counterclaim or deduction of any kind.

         12.6.    DISSEMINATION OF INFORMATION

                  Agent will distribute promptly to each Lender copies of all notices, schedules, reports, projections, financial statements, agreements and other material and other information, including, but not limited to, Borrowers' requests for Advances and financial and reporting information received from Borrowers or its Subsidiaries or generated by a third party (and excluding only internal information generated by CapitalSource for its own use as a Lender or as Agent), as provided for in this Agreement and the other Loan Documents as received by Agent. Agent shall promptly give notice to Lenders of the receipt or sending of any notice, schedule, report, projection, financial statement or other document or information pursuant to this Agreement or any of the other Loan Documents and shall promptly forward a copy thereof to each Lender. Agent shall request information from Borrowers or its Subsidiaries as Lenders may request from time to time. Agent shall not be liable to Lenders for any failure to comply with its obligations under this Section 12.6, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct.

XIII. BORROWING AGENCY; IRS FORMS

         13.1. BORROWING AGENCY PROVISIONS; ACKNOWLEDGEMENT OF JOINT AND SEVERAL LIABILITY

                  (a) Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Parent.

                  (b) The handling of this credit facility as a co-borrowing facility and the designation by each Borrower of Borrowing Agent as its borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. None of Agent nor any Lender shall incur liability to any Borrower as a result thereof. To induce Agent and Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agent and each Lender and holds Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this Section 13 except due to willful misconduct or gross negligence by the indemnified party.

                  (c) All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted by Agent or any Lender to any other Borrower, failure of Agent or any Lender to give such Borrower notice of borrowing or any other notice, any failure of Agent or any Lender to pursue or preserve its rights against any other Borrower, the release by

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

Agent or any Lender of any Collateral now or thereafter acquired from any other Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent or any Lender to the other Borrowers or any Collateral for such Borrower's Obligations or the lack thereof.

                  (d) Each Borrower expressly understands, agrees and acknowledges that (i) Borrowers are all Affiliated entities by common ownership,
(ii) each Borrower desires to have the availability of one common credit facility instead of separate credit facilities, (iii) each Borrower has requested that Lenders extend such a common credit facility on the terms herein provided, (iv) Lenders will be lending against, and relying on a lien upon, all of Borrowers' assets even though the proceeds of any particular loan made hereunder may not be advanced directly to a particular Borrower, (v) each Borrower will nonetheless benefit by the making of all such loans by each Lender and the availability of a single credit facility of a size greater than each could independently warrant, (vi) all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in the Loan Documents shall be applicable to and shall be binding upon each Borrower and (vii) each Borrower has executed the Revolving Notes as co-makers of the Revolving Notes and that it would not be able to obtain the credit provided by Lenders hereunder without the financial support provided by the other Borrowers.

                  (e) Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or other Persons directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers' property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations (other than the Unmatured Surviving Obligations).

         13.2.    WITHHOLDING TAX.

                  (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Internal Revenue Code, such Lender agrees with and in favor of Agent and Borrowers, to deliver to Agent and Borrowers:

                           (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States of America tax treaty, properly completed IRS Forms W-8BEN before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                           (ii) if such Lender claims that interest paid under this Agreement is exempt from United States of America withholding tax because it is effectively connected with a United States of America trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and, if applicable, IRS Form W-9; and

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

                           (iii) such other form or forms as may be required under the Internal Revenue Code or other laws of the United States of America as a condition to exemption from, or reduction of, United States of America withholding tax.

Such Lender agrees to promptly notify Agent and Borrowers of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                  (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States of America tax treaty by providing IRS Form FW-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to notify Borrowers and Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

                  (c) If any Lender claiming exemption from United States of America withholding tax by filing IRS Form W-8ECI with Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Internal Revenue Code.

                  (d) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                  (e) If the Internal Revenue Service or any other Governmental Authority of the United States of America or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify Agent and Borrowers fully for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent and Borrowers under this Section, together with all costs and expenses (including reasonably attorneys fees and expenses). The obligation of Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

XIV. MISCELLANEOUS

         14.1.    GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS; VENUE

                  The Loan Documents shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to its choice of law provisions (other than Section 5-1401 of the New York General Obligation Law). Any judicial proceeding

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

against Borrowers with respect to the Obligations, any Loan Document or any related agreement may be brought in any federal or state court of competent jurisdiction located in the City of New York, State of New York (any such court, individually a "New York Court," and all such courts collectively, the "New York Courts"), provided nothing in this Agreement shall be deemed or operate to preclude Agent from bringing suit or taking other legal action in any jurisdiction to the extent, but only to the extent, it is required to bring suit in such jurisdiction to realize on the Collateral or any other security for the Obligations (any such court and any New York Court, individually a "Qualified Court" and collectively, the "Qualified Courts"), and provided, further that Agent, Lenders and Borrowers acknowledge that any appeals from a Qualified Court may have to be heard by a court located outside of the jurisdiction where such Qualified Court sits. By execution and delivery of each Loan Document to which it is a party, each Borrower (i) accepts the non-exclusive jurisdiction of the Qualified Courts and irrevocably agrees to be bound by any judgment rendered thereby, (ii) waives personal service of process, (iii) agrees that service of process upon it may be made by certified or registered mail, return receipt requested, pursuant to Section 14.5 hereof and (iv) waives any objection to jurisdiction and venue of any action instituted hereunder in any Qualified Court and agrees not to assert any defense to an action brought in any Qualified Court based on lack of jurisdiction, venue or convenience. Any judicial proceedings against Agent or any Lender involving, directly or indirectly, the Obligations, any Loan Document or any related agreement shall be brought only in a New York Court. All parties acknowledge that they participated in the negotiation and drafting of this Agreement and that, accordingly, no party shall move or petition a court construing this Agreement to construe it more stringently against one party than against any other.

         14.2.    SUCCESSORS AND ASSIGNS; ASSIGNMENTS AND PARTICIPATIONS; NEW
         LENDERS

                  (a) Each Lender may at any time assign all or a portion of its rights and delegate all or a portion of its obligations under this Agreement and the other Loan Documents (including all its rights and obligations with respect to the Loans) to one or more Persons (a "TRANSFEREE"); provided, that (i) (x) unless an Event of Default shall have occurred and be continuing or
(y) such Transferee is an Eligible Assignee, the Borrowing Agent shall have consented to such Transferee (such consent not to be unreasonably withheld or delayed) and (ii) such Transferee and such assigning Lender shall execute and deliver to Agent for acceptance and recording in the Register, a Lender Addition Agreement, satisfactory to Agent. Agent shall give Borrowers notice if Agent sells or assigns its rights and obligations hereunder. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Lender Addition Agreement, (i) the Transferee thereunder shall be a party hereto and, to the extent provided in such Lender Addition Agreement, shall have the same rights, benefits and obligations as it would if it were a Lender hereunder, and (ii) the assigning Lender shall be relieved of its obligations hereunder with respect to its Commitment or assigned portion thereof, as the case may be, to the extent that such obligations shall have been expressly assumed by the Transferee pursuant to such Lender Addition Agreement. Borrowers hereby acknowledge and agree that any assignment will give rise to a direct obligation of Borrowers to the Transferee and that the Transferee shall be considered to be a "Lender" hereunder. Borrowers may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including Borrowers' rights, title, interests, remedies, powers, and duties hereunder or thereunder without the prior written consent of Agent and each Lender. In order to assist a Lender in assigning its rights to a potential

Transferee as provided herein, Borrowers shall, if requested by Agent, arrange for an opinion of counsel, in form and substance satisfactory to Agent and such Transferee (it being agreed that an opinion substantially in the form delivered by Latham & Watkins on the Closing Date is satisfactory), to be delivered to Agent and such Transferee.

                  (b) Each Lender may at any time sell participations in all or any part of its rights and obligations under this Agreement and the other Loan Documents (including all its rights and obligations with respect to the Loans) to one or more Persons (a "PARTICIPANT"). In the event of any such sale by a Lender of a participation to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan (and any Revolving Note evidencing such Loan) for all purposes under this Agreement and the other Loan Documents and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement pursuant to which any Lender shall sell any such participation shall provide that such Lender shall retain the sole right and responsibility to exercise such Lender's rights and enforce each of Borrowers' obligations hereunder, including the right to consent to any amendment, supplement, modification or waiver of any provision of this Agreement or any of the other Loan Documents; provided, that such participation agreement may provide that such Lender will not agree, without the consent of the Participant, to any amendment, supplement, modification or waiver of: (i) any reduction in the principal amount, interest rate (other than default interest) or fees payable with respect to any Loan in which such holder participates; (ii) any extension of the termination date of this Agreement or the date fixed for any payment of principal, interest or fees payable with respect to any Loan in which such holder participates; and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement or the Loan Documents).

                  (c) Agent, on behalf of Borrowers, shall maintain at its address referred to in Section 14.5 a copy of each Lender Addition Agreement delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of Lenders and the Commitment of, and the principal amount of the Loans owing to, and the Revolving Notes evidencing such Loans owned by, each Lender from time to time. Notwithstanding anything in this Agreement to the contrary, each of Borrowers, Agent and Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loan, the Revolving Notes and the Commitment recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Notwithstanding anything in this Agreement to the contrary, no assignment under Subsection 14.2(a) of any rights or obligations under or in respect of the Loans or the Revolving Notes evidencing such Loans shall be effective unless and until Agent shall have recorded the assignment pursuant to Subsection 14.2(c). Upon its receipt of a Lender Addition Agreement executed by an assigning Lender and a Transferee, Agent shall (i) promptly accept such Lender Addition Agreement and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give prompt notice of such acceptance and recordation to Lenders and Borrowers. On or prior to such effective date, the assigning Lender shall surrender any outstanding Revolving Notes held by it all or a portion of

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

which are being assigned, and Borrowers, at their own expense, shall, upon the request of Agent by the assigning Lender or the Transferee, as applicable, execute and deliver to Agent new Revolving Notes to reflect the interest held by the assigning Lender and its Transferee.

                  (e) Except as otherwise provided in this Section 14.2 no Lender shall, as between Borrowers and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans or other Obligations owed to such Lender. Each Lender may furnish any information concerning Borrowers and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants); provided, however, that prior to the disclosure by a Lender of such information, Lender shall obtain an agreement from the Person to whom such disclosure is proposed to be made to hold such information confidential in accordance with the provisions of Section 14.10.

                  (f) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement, including, without limitation, the Loans owing to it and the Revolving Notes held by it.

                  (g) Borrowers agree to use their commercially reasonable efforts to assist any Lender (at such Lender's expense) in assigning or selling participations in all or any part of any Loans made by such Lender to another Person identified by such Lender.

                  (h) Notwithstanding anything in the Loan Documents to the contrary, (i) CapitalSource and its Affiliates shall not be required to execute and deliver a Lender Addition Agreement in connection with any transaction involving its Affiliates or lenders, (ii) no lender to or funding source of CapitalSource or its Affiliates shall be considered a Transferee and (iii) there shall be no limitation or restriction on CapitalSource's ability to assign or otherwise transfer any Loan Document to any such Affiliate or lender; provided, however, CapitalSource shall continue to be liable as a "Lender" under the Loan Documents unless such Affiliate or lender executes a Lender Addition Agreement and thereby becomes a "Lender."

         14.3.    APPLICATION OF PAYMENTS; REINSTATEMENT

                  Any payments with respect to the Obligations and any and all proceeds of Collateral shall be credited and applied in such manner and order as Agent shall decide in its Permitted Discretion, subject to the express terms regarding application of proceeds in the Concentration Account provided in
Section 2.5 hereof. To the extent that any payment made or received with respect to the Obligations is subsequently invalidated, determined to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other Person under any Debtor Relief Law, common law or equitable cause or any other law, then the Obligations intended to be satisfied by such payment shall be revived and shall continue as if such payment had not been received by Agent or any Lender.

         14.4.    INDEMNITY

                  Borrowers jointly and severally shall indemnify Agent, each Lender, its and their Affiliates and its and their respective managers, members, officers, employees, Affiliates, agents,

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

representatives, successors, assigns, accountants and attorneys (collectively, the "INDEMNIFIED PERSONS") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel and in-house documentation and diligence fees and legal expenses) which may be imposed on, incurred by or asserted against any Indemnified Person with respect to or arising out of, or in any litigation, proceeding or investigation instituted or conducted by any Person with respect to any aspect of, or any transaction contemplated by or referred to in, or any matter related to, any Loan Document or any agreement, document or transaction contemplated thereby, whether or not such Indemnified Person is a party thereto, except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of such Indemnified Person. If any Indemnified Person uses in-house counsel for any purpose for which Borrowers are responsible to pay or indemnify, Borrowers expressly agree that their indemnification obligations include reasonable charges for such work. Agent agrees to give Borrowers reasonable notice of any event of which Agent becomes aware for which indemnification may be required under this Section 14.4, and Agent may elect (but is not obligated) to direct the defense thereof, provided that the selection of counsel shall be subject to Borrowers' consent, which consent shall not be unreasonably withheld or delayed. Any Indemnified Person may, in its reasonable discretion, take such actions as it deems necessary and appropriate to investigate, defend or settle any event or take other remedial or corrective actions with respect thereto as may be necessary for the protection of such Indemnified Person or the Collateral. Notwithstanding the foregoing, if any insurer agrees to undertake the defense of an event (an "INSURED EVENT"), Agent agrees not to exercise its right to select counsel to defend the event if that would cause Borrowers' insurer to deny coverage; provided, however, that Agent reserves the right to retain counsel to represent any Indemnified Person with respect to an Insured Event at its sole cost and expense. To the extent that Agent or any Lender obtains recovery from a third party other than an Indemnified Person of any of the amounts that Borrowers have paid to Agent or any Lender pursuant to the indemnity set forth in this Section 14.4, then Agent and/or any Lender shall promptly pay to Borrowers the amount of such recovery. Without limiting any of the foregoing, Borrowers jointly and severally indemnify the Indemnified Parties for all claims for brokerage fees or commissions (other than claims of a broker with whom such Indemnified Party has directly contracted in writing) which may be made in connection with respect to any aspect of, or any transaction contemplated by or referred to in, or any matter related to, any Loan Document or any agreement, document or transaction contemplated thereby.

         14.5.    NOTICE

                  Any notice or request under any Loan Document shall be given to any party to this Agreement at such party's address set forth beneath its signature on the signature page to this Agreement, or at such other address as such party may hereafter specify in a notice given in the manner required under this Section 14.5. Any notice or request hereunder shall be given only by, and shall be deemed to have been received upon (each, a "RECEIPT"): (i) registered or certified mail, return receipt requested, on the date on which such received as indicated in such return receipt, (ii) delivery by a nationally recognized overnight courier, one (1) Business Day after deposit with such courier, or
(iii) facsimile or electronic transmission, in each case upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable.

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

         14.6.    SEVERABILITY; CAPTIONS; COUNTERPARTS; FACSIMILE SIGNATURES

                  If any provision of any Loan Document is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of the Loan Documents which shall be given effect so far as possible. The captions in the Loan Documents are intended for convenience and reference only and shall not affect the meaning or interpretation of the Loan Documents. The Loan Documents may be executed in one or more counterparts (which taken together, as applicable, shall constitute one and the same instrument) and by facsimile transmission, which facsimile signatures shall be considered original executed counterparts. Each party to this Agreement agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party.

         14.7.    EXPENSES

                  Borrowers shall pay, whether or not the Closing occurs, all reasonable costs and expenses incurred by Agent and/or its Affiliates, including, without limitation, documentation and diligence fees and expenses, all out-of-pocket charges and expenses (including, without limitation, UCC and judgment and tax lien searches and UCC filings and fees for post-Closing UCC and judgment and tax lien searches and wire transfer fees and audit expenses), and reasonable attorneys' fees and expenses, (i) in any effort to enforce, protect or collect payment of any Obligation or to enforce any Loan Document or any related agreement, document or instrument, (ii) in connection with entering into, negotiating, preparing, reviewing and executing the Loan Documents and/or any related agreements, documents or instruments, (iii) arising in any way out of administration of the Obligations, (iv) in connection with instituting, maintaining, preserving, enforcing and/or foreclosing on Agent's Liens in any of the Collateral or securities pledged under the Loan Documents, whether through judicial proceedings or otherwise, (v) in defending or prosecuting any actions, claims or proceedings arising out of or relating to Agent's and Lenders' transactions with Borrowers, (vi) in seeking, obtaining or receiving any advice with respect to its rights and obligations under any Loan Document and any related agreement, document or instrument, and/or (vii) in connection with any modification, restatement, supplement, amendment, waiver or extension of any Loan Document and/or any related agreement, document or instrument. All of the foregoing shall be charged to Borrowers' account and shall be part of the Obligations. If Agent or any Lender uses in-house counsel for any purpose under any Loan Document for which Borrowers is responsible to pay or indemnify, Borrowers expressly agree that their Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Agent, any Lender or such Affiliate in its sole discretion for the work performed. Without limiting the foregoing, Borrowers shall pay all taxes (other than taxes based upon or measured by each Lender's income or revenues or any personal property tax), if any, in connection with the issuance of any Revolving Note and the filing and/or recording of any documents and/or financing statements.

         14.8.    ENTIRE AGREEMENT

                  This Agreement and the other Loan Documents to which Borrowers are parties constitute the entire agreement between Borrowers, Agent and Lenders with respect to the

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

subject matter hereof and thereof, and supersede all prior agreements and understandings, if any, relating to the subject matter hereof or thereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing signed by Borrowers, Agent and Lenders, as appropriate. No provision of this Agreement may be changed, modified, amended, restated, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing or in any other manner other than by an agreement in writing signed by Agent, Requisite Lenders and Borrowers. Each party hereto acknowledges that it has been advised by counsel in connection with the negotiation and execution of this Agreement and is not relying upon oral representations or statements inconsistent with the terms and provisions hereof.

         14.9.    AGENT APPROVALS

                  Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Agent or Lenders with respect to any matter that is subject of any Loan Document may be granted or withheld by Agent in its Permitted Discretion.

         14.10.   CONFIDENTIALITY AND PUBLICITY

                  Borrowers, Agent and Lenders agree, and agree to cause each of their respective Affiliates, (i) not to transmit or disclose provision of any Loan Document to any Person (other than to their respective directors, advisors and officers on a need-to-know basis and except as set forth in this Section 14.10) without the prior written consent of Agent, in the case of Borrowers, or Borrowing Agent, in the case of Agent and Lenders, (ii) to inform all Persons of the confidential nature of the Loan Documents and to direct them not to disclose the same to any other Person and to require each of them to be bound by these provisions. Agent and each Lender reserves the right to review and approve all materials that Borrowers or any of their Affiliates prepare that contain Agent's or such Lender's name or describe or refer to any Loan Document, any of the terms thereof or any of the transactions contemplated thereby. Each Borrower reserves the right to review and approve all materials that Agent, Lenders or any of their Affiliates prepare that contain such Borrower's name or describe or refer to any Loan Document, any of the terms thereof or any of the transactions contemplated thereby. No Borrower shall, and shall not permit any of its Affiliates to, use Agent's or any Lender's name (or the name of any of Agent's Affiliates) in connection with any of its business operations. Neither Agent nor any Lender shall, and shall not permit any of its respective Affiliates to, use any Borrower's name (or the name of any of any Borrower's Affiliates) in connection with any of its business operations. Nothing contained in any Loan Document is intended to permit or authorize any Borrower or any of its Affiliates to contract on behalf of Agent or any Lender, or except as expressly provided in the Loan Documents to permit Agent or any Lender to contract on behalf of any Borrower. Further, Borrowers agree that Agent or any Lender or any Affiliate of Agent or any Lender may (i) disclose a general description of transactions arising under the Loan Documents for advertising, marketing or other similar purposes, (ii) use any Borrower's or Guarantor's name, logo or other indicia germane to such party in connection with such advertising, marketing or other similar purposes, (iii) disclose confidential information (it being understood that with respect to (a) and (b) below the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential) (a) to its examiners, lenders, affiliates, outside auditors, counsel and other professional advisors, (b) to Agent, any Lender or to any prospective Transferees and Participant, (c) as required or requested by any Governmental Authority or representative thereof, (d) to the extent required by applicable laws or regulations or by subpoena or similar legal process, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) with the consent of Borrowers or (h) to the extent such information becomes publicly available other than as a result of a breach of this Section or becomes available to the Agent or any Lender on a nonconfidential basis from a source other than the Borrowers or any of its Affiliates.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, each of the parties has duly executed this Revolving Credit and Security Agreement as of the date first written above.

                                BORROWERS

                                FOUNTAIN VIEW, INC.
                                ALEXANDRIA CARE CENTER, INC.
                                ALTA CARE CENTER, LLC
                                ANAHEIM TERRACE CARE CENTER, LLC
                                BAY CREST CARE CENTER, LLC
                                BRIER OAK ON SUNSET, INC.
                                CARSON SENIOR ASSISTED LIVING, LLC
                                ELMCREST CARE CENTER, INC.
                                FOUNTAIN VIEW SUBACUTE AND NURSING CENTER, INC. HALLMARK INVESTMENT GROUP, INC.
                                HALLMARK REHABILITATION GP, LLC
                                HALLMARK REHABILITATION LP
                                       By: Hallmark Rehabilitation GP, LLC,
                                           its general partner
                                HANCOCK PARK REHABILITATION CENTER, INC.
                                HANCOCK PARK SENIOR ASSISTED LIVING, INC.
                                HEMET SENIOR ASSISTED LIVING, LLC
                                LEASEHOLD RESOURCE GROUP, LLC
                                MONTEBELLO CARE CENTER, LLC
                                RIO HONDO SUBACUTE AND NURSING CENTER, INC.
                                ROYALWOOD CARE CENTER, LLC
                                SHARON CARE CENTER, LLC
                                SKILLED HEALTHCARE, LLC
                                SUMMIT CARE CORPORATION
                                SUMMIT CARE TEXAS MANAGEMENT, LLC
                                SUMMIT CARE PHARMACY, INC.
                                SUMMIT CARE TEXAS, L.P.
                                       By: Summit Care Texas Management,
                                           LLC, its general partner
                                SYCAMORE PARK CARE CENTER, INC.
                                WOODLAND CARE CENTER, LLC

                                By:    /s/ Roland G. Rapp
                                       ---------------------------------------
                                Name:  Roland G. Rapp
                                Title: Secretary

                                     Address for Notices:
                                     Fountain View, Inc.
                                     27442 Portola Parkway, Suite 200
                                     Foothill Ranch, California 92610
                                     Attention: General Counsel
                                     Telephone: (949) 282-5822
                                     Facsimile: (949)  282-5820
                                     E-Mail:    rrapp@fountainviewinc.net

                                     AGENT

                                     CAPITALSOURCE FINANCE LLC

                                     By:   /s/ Jim Pieczynski
                                           ------------------------------------
                                     Name: Jim Pieczynski
                                     Its:  Director

                                     Address for Notices:
                                     CapitalSource Finance LLC
                                     4445 Willard Avenue, 12th Floor
                                     Chevy Chase, Maryland 20815
                                     Attention: Healthcare Finance Group,
                                                Portfolio Manager
                                     Telephone: (301) 841-2700
                                     Facsimile: (301) 841-2340
                                     E-Mail:    aheller@capitalsource.com

                                    EXHIBITS

Exhibit A             --     Form of Borrowing Base Certificate
Exhibit B             --     Form of Interim Borrowing Base Certificate
Exhibit C             --     Form of Joinder Agreement
Exhibit D             --     Form of Guaranty and Security Agreement
Exhibit E                    Calculation of Excess Cash Flow

                                    SCHEDULES

Schedule 1            --     Subsidiary Borrowers
Schedule 2            --     Commitments
Schedule 2.4          --     Borrower's Deposit Accounts
Schedule 5.3          --     Capitalization, Organization Chart (including all
                             subsidiaries and authorized/issued capitalization
                             and Joint Ventures
Schedule 5.4          --     Liens; Real and Personal Property Owned or Leased;
                             Leases
Schedule 5.5          --     Defaults; Service Fees; Managers
Schedule 5.6          --     Litigation
Schedule 5.8          --     Taxes
Schedule 5.10         --     Liability Event
Schedule 5.11         --     Intellectual Property
Schedule 5.15         --     Existing Indebtedness
Schedule 5.16         --     Shareholder Agreements
Schedule 5.17         --     Insurance
Schedule 5.18A        --     Corporate Names
Schedule 5.18B        --     Places of Business
Schedule 6.8          --     Further Assurances/Post Closing
Schedule 7.2          --     Permitted Indebtedness
Schedule 7.3          --     Liens
Schedule 7.4          --     Investments
Schedule 7.6          --     Affiliate Transactions
Schedule 7.9          --     Contingent Obligations

                                     ANNEX I

                               FINANCIAL COVENANTS

                  1)       Minimum EBITDA

Borrowers shall not permit EBITDA as of the end of any fiscal quarter during any fiscal year (calculated for the four fiscal quarter period ended as of the end of such fiscal quarter) to be less than the amounts set forth below corresponding to such fiscal year.

           FISCAL YEAR ENDED                      MINIMUM EBITDA
           -----------------                      --------------
12/31/03                                          $   42,000,000

12/31/04 and as at the end of each fiscal
quarter during each fiscal year thereafter        $   45,000,000


                  2)       Net Total Leverage Ratio (Total Debt to EBITDA)

Borrowers shall not permit the Net Total Leverage Ratio of Borrowers on a Consolidated Basis as of the end of any fiscal quarter during any fiscal year (calculated as of the end of such fiscal quarter) to exceed 6.5 to 1.

                  3)       Net Senior Leverage Ratio (Senior Debt to EBITDA)

Borrowers shall not permit the Net Senior Leverage Ratio of Borrowers on a Consolidated Basis as of the end of any fiscal quarter during any fiscal year (calculated as of the end of such fiscal quarter) to exceed 4 to 1.

                  4)       Net Interest Coverage Ratio (EBITDA/Interest Expense)

Borrowers shall not permit the Net Interest Coverage Ratio of Borrowers on a Consolidated Basis as of the end of any fiscal quarter during any fiscal year (calculated as of the end of such fiscal quarter) to be less than 1.75 to 1.

                  5)       Fixed Charge Coverage Ratio (EBITDA/Fixed Charges)

Borrowers shall not permit the Fixed Charge Ratio of Borrowers on a Consolidated Basis as of the end of any fiscal quarter during any fiscal year (calculated as of the end of such fiscal quarter) to be less than the ratio set forth below for such fiscal year:

    FISCAL YEAR ENDED           FIXED CHARGE COVERAGE RATIO
    -----------------           ---------------------------
December 31, 2003                       1.10 to 1

                                Annex 1 - Page 1

                  December 31, 2004 and       1.25 to 1
                  at the end of each
                  fiscal quarter during
                  each fiscal year thereafter

                  6)       Tangible Net Worth

Until full performance and satisfaction, and indefeasible payment in full in cash, of all the Obligations (other than Unmatured Surviving Obligations), Borrowers on a Consolidated Basis will at all times maintain Tangible Net Worth of not less than ($100,000,000).

                  7)       Minimum Liquidity

At Closing and at all other times Borrowers shall have not less than $3,000,000 of Available Cash on hand.

                  8)       Capital Expenditures

Borrowers on a Consolidated Basis shall not permit Maintenance Capital Expenditures made during any fiscal year to exceed $7,000,000.

                  For purposes of the covenants set forth in this Annex I, the terms listed below shall have the following meanings:

                  "Available Cash" shall mean, for any date of determination, the sum without duplication of the following for Borrowers: (a) unrestricted cash on hand on such date, (b) Cash Equivalents held on such date, and (c) the unborrowed Availability on and as of such date.

                  "EBITDA" shall mean, for any period, the sum, without duplication, of the following for Borrowers on a Consolidated Basis (i) Net Income, (ii) Interest Expense, (iii) taxes on income, whether paid, payable or accrued, (iv) depreciation expense, (v) amortization expense, (vi) the impact on Net Income of FASB 121 and 142, (vii) Restructuring Costs and (viii) the impact on Net Income of any gains and losses from the sales of fixed assets, and (ix) the impact on Net Income of any extraordinary items, each calculated for such period in accordance with GAAP.

                  "Fixed Charge Coverage Ratio" shall mean, as of any date of determination, the ratio for Borrowers on a Consolidated Basis of (i) EBITDA to
(ii) Fixed Charges, in each case for the four fiscal quarter period ended as of such date of determination.

                  "Fixed Charges" shall mean for any period for Borrowers on a Consolidated Basis, the sum during such period of (i) Total Debt Service, (ii) Capital Expenditures not financed with Non-Recourse Indebtedness, (iii) taxes on income whether paid, payable or accrued, and (iv) dividends whether paid, payable or accrued, each calculated in accordance with GAAP.

                                Annex 1 - Page 2

                  "Intangible Assets" means all intangible assets (determined in conformity with GAAP) including, without limitation, goodwill, intellectual property, licenses, organizational costs, deferred amounts, covenants not to compete, unearned income, restricted funds, investments in Subsidiaries, intercompany receivables and accumulated depreciation.

                  "Interest Expense" shall mean, for any period, total interest expense (including attributable to Capital Leases in accordance with GAAP) of Borrowers on a Consolidated Basis for such period, calculated in accordance with GAAP, including capitalized interest, provided, however, for purposes of this Agreement for any fiscal quarter ended prior to September 30, 2004, Interest Expense shall be calculated as follows: (i) for the four fiscal quarters ended September 30, 2003 Interest Expense shall equal $23,700,000, (ii) for the four fiscal quarters ended December 31, 2003, Interest Expense shall equal actual Interest Expense for the fiscal quarter ended December 31, 2003 multiplied by 4,
(iii) for the four fiscal quarters ended March 31, 2004, Interest Expense shall equal actual Interest Expense for the 2 fiscal quarters ended March 31, 2004 multiplied by 2 and (iv) for the four fiscal quarters ended June 30, 2004, Interest Expense shall equal actual Interest Expense for the three fiscal quarters ended June 30, 2004 multiplied by 1.33.

                  "Maintenance Capital Expenditures" shall mean Capital Expenditures other than Capital Expenditures that are made in connection with the acquisition by Borrower or any Subsidiary of Borrower of a Facility or the operations related to a Facility.

                  "Net Income" shall mean, for any period, the net income (or loss) of Borrowers on a Consolidated Basis for such period, determined in conformity with GAAP, provided that there shall be excluded (i) the income (or loss) of any Person in which any other Person (other than Borrowers) has a joint interest, but the amount of dividends or other distributions actually paid to a Borrower by such Person shall be included in net income (or loss), (ii) the income (or loss) of any Person accrued prior to the date it became a Borrower or is merged into or consolidated with a Borrower or that Person's assets are acquired by a Borrower, (iii) the income of any Subsidiary of any Borrower to the extent that the declaration or payment of dividends or similar distributions of that income by such Subsidiary is not at the time permitted by operation of the terms of the charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, (iv) compensation expense resulting from the issuance of capital stock, stock options or stock appreciation rights issued to former or current employees, including officers, of any Borrower or any Subsidiary of any Borrower, or the exercise of such options or rights, in each case to the extent the obligation (if any) associated therewith is not expected to be settled by the payment of cash by a Borrower or any Subsidiary thereof, and (v) compensation expense resulting from the repurchase of capital stock, options and rights described in clause (v) of this definition of Net Income.

                  "Net Interest Coverage Ratio" shall mean, as of any date of determination, the ratio for Borrowers on a Consolidated Basis of (i) EBITDA, to
(ii) Interest Expense, in each case for the four fiscal quarter period ended as of such date of determination.

                  "Net Senior Leverage Ratio" shall mean, as of any date of determination, the ratio for Borrowers on a Consolidated Basis of (i) the amount of Senior Debt as of such date of

                                Annex 1 - Page 3
determination, to (ii) EBITDA for the four fiscal quarter period ended as of such date of determination.

                  "Net Total Leverage Ratio" shall mean, as of any date of determination, the ratio for Borrowers on a Consolidated Basis of (i) the amount of Total Debt as of such date of determination, to (ii) EBITDA for the four fiscal quarter period ended as of such date of determination.

                  "Restructuring Costs" shall mean, for any period, restructuring and/or reorganization costs relating to the Bankruptcy Case incurred by Borrowers on a Consolidated Basis during such period, calculated in accordance with GAAP.

                  "Senior Debt" shall mean at any date of determination, the sum of the amount (determined in accordance with GAAP) on such date of determination of (i) the Obligations, (ii) Indebtedness in respect of the Senior Mortgage Loan, (iii) Indebtedness in respect of the Mezzanine Loan, (iv) Indebtedness in respect of the Revolving Loan B and (v) Indebtedness in respect of Priority Claims.

                  "Tangible Net Worth" shall mean assets (excluding Intangible Assets) less liabilities (determined in accordance with GAAP).

                  "Total Debt" shall mean, as of any date of determination, the aggregate amount of Indebtedness for Borrowed Money on such date of determination of Borrowers, on a Consolidated Basis calculated in accordance with GAAP.

                  "Total Debt Service" shall mean for any period the sum during such period of (i) scheduled or other required payments of principal on Total Debt during such period, and (ii) Interest Expense during such period, in each case calculated exclusive of payments on Total Debt (x) which was repaid or satisfied in full prior to the Closing Date and which does not survive after the Closing Date and (y) required to be made pursuant to the Plan of Reorganization on, or within thirty (30) days after, the Closing Date.

                                Annex 1 - Page 4

                                   APPENDIX A

                                   DEFINITIONS

                  "Account Debtor" shall mean any Person who is obligated under an Account.

                  "Accounts" shall mean all "accounts" (as defined in the UCC) of Borrowers (or, if referring to another Person, of such other Person), including without limitation, accounts, accounts receivables, monies due or to become due and obligations in any form (whether arising in connection with contracts, contract rights, Instruments, General Intangibles or Chattel Paper), in each case whether arising out of goods sold or services rendered or from any other transaction and whether or not earned by performance, now or hereafter in existence, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

                  "Advance" shall mean a borrowing under the Revolving Facility. Any amounts paid by Agent or any Lender on behalf of Borrowers or any Guarantor under any Loan Document shall be an Advance for purposes of the Agreement.

                  "Affiliate" shall mean, as to any Person, any other Person (a) that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, (b) who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person, or (iii) of any Person described in clause (a) above with respect to such Person, or (c) which, directly or indirectly through one or more intermediaries, is the beneficial or record owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, as the same is in effect on the date hereof) of ten percent (10%) or more of any class of the outstanding voting stock, securities or other equity or ownership interests of such Person. For purposes of this definition, the term "control" (and the correlative terms, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, whether through ownership of securities or other interests, by contract or otherwise.

                  "Agent" shall have the meaning given in the introductory paragraph to this Agreement.

                  "Agreement" shall have the meaning given in the introductory paragraph to this Agreement.

                  "Availability" shall have the meaning given in Section 2.1(a) of this Agreement.

                  "Bank Midwest Loan" shall mean that certain $5,633,333 loan by Bank Midwest N.A. to The Woodlands Resource Management, L.P. and The Woodlands Healthcare Center, L.P. pursuant to (i) that certain Deed of Trust Note, dated March 6, 1985, made by Woodlands Place Nursing Center, Inc., a Texas corporation ("WPNC") and predecessor in interest to the Bank Midwest Borrowers, as maker, in favor of Mitchell Mortgage Company, as supplemented by (x) that certain Second Deed of Trust Note dated January 19, 1989; (y) that certain Renewal, Modification, Extension and Consolidation Deed of Trust Note (Multifamily) dated December 1,

                                 Appendix A - 1

1993, made by WPNC in favor of the Secretary of Housing and Urban Development; and (z) and that certain Amendment to Deed of Trust Note, dated _______________, 2003, made by The Woodlands Resource Management, L.P. and The Woodlands Healthcare Center, L.P. in favor of Bank Midwest, N.A.; (ii) that certain promissory note dated ____________________, 2003, in the principal amount of $706,206.13 made by the Bank Midwest Borrowers payable to Bank Midwest; and
(iii) all other agreements, documents, instruments and certificates executed and delivered in connection therewith, as each may be amended, modified and supplemented from time to time.

                  "Bankruptcy Case" shall mean the bankruptcy case described in and which is the subject of the Plan of Reorganization.

                  "Bergen Intercreditor Agreement" shall mean that certain Intercreditor Agreement dated as of the Closing Date by and among Agent, Mezzanine Agent, the Senior Mortgage Term Loan B Lender, AmerisourceBergen Drug Corporation, Parent and certain of the Subsidiary Borrowers.

                  "Bergen Note" shall mean the promissory note in a principal amount not to exceed $1,237,880 to be issued by Summit Care Pharmacy to AmerisourceBergen Drug Corporation (or its designee) pursuant to the Plan of Reorganization.

                  "Borrowers" and "Borrower" shall have the meaning given in the introductory paragraph to this Agreement.

                  "Borrowing Agent" shall mean Skilled Healthcare, LLC, a Delaware limited liability company, in its capacity as agent for Borrowers, as specified in Section 13.1.

                  "Borrowing Base" shall mean, as of any date of determination, the net collectible U.S. Dollar value of Eligible Receivables, as determined with reference to the most recent Borrowing Certificate or Interim Borrowing Certificate and otherwise in accordance with this Agreement; provided, however, that if as of such date the most recent Borrowing Certificate or Interim Borrowing Base Certificate is as of a date more than four Business Days before, the Borrowing Base shall be determined by Agent in its sole discretion. For purposes hereof, "net collectible U.S. Dollar value" shall mean the amount Borrowers bill third-party payors less deductible obligations and contractual allowances.

                  "Borrowing Certificate" shall mean a Borrowing Certificate substantially in the form of Exhibit A.

                  "Business Day" shall mean any day other than a Saturday, Sunday or other day on which the Federal Reserve, any Lender or the Cash Management Bank is closed.

                  "Business Group" shall mean (a) the Subsidiaries of Parent that are borrowers under the Revolving Loan B Documentation, the Mezzanine Loan Documentation or the Senior Mortgage Loan Documentation or Subsidiaries of such borrowers; (b) the long term care business (other than such business as is covered by clause (a)); (c) the pharmacy business; (d) the locomotion business, and (e) corporate headquarters and overhead.

                                 Appendix A - 2

                  "Capital Expenditures" shall mean, for any period, the sum (without duplication) of all expenditures (whether paid in cash or accrued as liabilities) during such period that are or should be treated as capital expenditures under GAAP.

                  "Capital Lease" shall mean, as to any Person, a lease of any interest in any kind of property or asset by that Person as lessee that is, should be or should have been recorded as a "capital lease" in accordance with GAAP.

                  "Capitalized Lease Obligations" shall mean all obligations of any Person under Capital Leases, in each case, taken at the amount thereof accounted for as a liability in accordance with GAAP.

                  "CapitalSource" shall have the meaning given in the introductory paragraph to this Agreement.

                  "Cash Equivalents" shall mean (a) securities issued, or directly and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (b) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000, or (ii) any bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor's Ratings Services ("S&P") is at least A-2 or the equivalent thereof or from Moody's Investors Service, Inc. ("MOODY'S") is at least P-2 or the equivalent thereof in each case with maturities of not more than six months from the date of acquisition (any bank meeting the qualifications specified in clauses (b)(i), (ii) or (iii), an "APPROVED BANK"), (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a), above, entered into with any Approved Bank, (d) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or the equivalent thereof, from S&P or A2 or the equivalent thereof from Moody's and in each case maturing within six months after the date of acquisition and (e) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (a) through (d) above.

                  "Cash Management Bank" shall mean Wells Fargo Bank, in its capacity as the cash management bank for Borrowers, or any other cash management bank selected by Borrowers in accordance with the provisions of this Agreement.

                  "Change of Control" shall mean, (a) with respect to Parent, the occurrence of any of the following: (i) a merger, consolidation, reorganization, recapitalization or share or interest exchange, sale or transfer or any other transaction or series of transactions in which its stockholders, managers, partners or interest holders immediately prior to such transaction or series of transactions receive, in exchange for the stock or interests owned by them, cash, property or securities of the resulting or surviving entity or any Affiliate thereof, and, as a result

                                 Appendix A - 3
thereof, Persons who, individually or in the aggregate, were holders of 35% or more of its voting stock, securities or equity, partnership or ownership interests immediately prior to such transaction or series of transactions hold less than 35% of the voting stock, securities or other equity, partnership or ownership interests of the resulting or surviving entity or such Affiliate thereof, calculated on a fully diluted basis, (ii) a direct or indirect sale, transfer or other conveyance or disposition, in any single transaction or series of transactions, of all or substantially all of its assets, or (iii) any "change in/of control" or "sale" or "disposition" or similar event as defined in any document governing indebtedness of Parent which gives the holder of such indebtedness the right to accelerate or otherwise require payment of such indebtedness prior to the maturity date thereof and (b) Parent shall cease to own or control, directly or indirectly, 100% of the equity interests of each Subsidiary Borrower.

                  "Charter and Good Standing Documents" shall mean, for each Borrower (i) a copy of the certificate of incorporation or formation (or other charter document) certified as of a date before the Closing Date reasonably satisfactory to Agent by the applicable Governmental Authority of the jurisdiction of incorporation or organization of such Person, (ii) a copy of the bylaws or similar organizational documents of certified as of a date before the Closing Date reasonably satisfactory to Agent by the corporate secretary or assistant secretary of such Person, (iii) an original certificate of good standing as of a date reasonably acceptable to Agent issued by the applicable Governmental Authority of the jurisdiction of incorporation or organization of such Person and of every other jurisdiction in which such Person is required to be in good standing, and (iv) copies of the resolutions of the Board of Directors or managers (or other applicable governing body) and, if required, stockholders, members or other equity owners authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party, certified by an authorized officer of such Person as of the Closing Date.

                  "Claims Agent" shall mean Development Specialists, Inc., as Claims Agent under the Claims Agent Agreement, and any successor thereto.

                  "Claims Agent Agreement" shall mean that certain General Claim Holder Agency Agreement, entered into as of August 19, 2003 by and between the Claims Agent, on the one hand, and Parent and certain of its subsidiaries on the other hand, as amended, modified and supplemented.

                  "Class 10 Deferred Obligations" shall have the meaning set forth in the Plan of Reorganization.

                  "Closing" shall mean the satisfaction, or written waiver by Agent and the Requisite Lenders, of all of the conditions precedent set forth in the Agreement required to be satisfied prior to the consummation of the transactions contemplated hereby.

                  "Closing Date" shall mean the date the Closing occurs.

                  "Collateral" shall mean, collectively and each individually, all collateral and/or security granted to Agent, for the benefit of itself and Lenders, by Borrowers and/or the Guarantors pursuant to the Loan Documents.

                                 Appendix A - 4

                  "Collateral Agency Agreement" shall mean that certain Collateral Agency Agreement, dated as of August 19, 2003, by and among the Borrowers, the Claims Agent and U.S. Bank National Association, as Indenture Trustee and as Collateral Agent, as amended, modified and supplemented.

                  "Collateral Agent" shall mean US Bank, National Association, as Collateral Agent under the Collateral Agency Agreement, and any successor thereto.

                  "Collateral Patent, Trademark and Copyright Assignment" shall mean any patent, trademark, or copyright assignment or acknowledgement executed by and between Borrowers and Agent, as such may be modified, amended or supplemented from time to time.

                  "Commitment" or "Commitments" shall mean (a) as to any Lender, the aggregate commitment of such Lender to make Advances and draws, as set forth on Schedule 2 or in the most recent Lender Addition Agreement executed by such Lender, and (b) as to all Lenders, the aggregate commitment of all Lenders to make Advances and draws.

                  "Confirmation Order" shall mean the order pursuant to Section 1129 of the Bankruptcy Code confirming Borrowers' Plan of Reorganization entered by the court in Borrower's case on July 10, 2003, which order shall be in form and substance reasonably acceptable to Agent.

                  "Consolidated Basis" shall mean, with respect to Borrowers, the consolidation in accordance with GAAP of the accounts or other items of Parent and its Subsidiaries.

                  "Contingent Obligations" shall mean, as to any Person, any obligation of such Person guaranteeing or intending to guaranty any Indebtedness, leases, dividends or other obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or to hold harmless the owner of such primary obligation against loss in respect thereof, provided, however, that the term "Contingent Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

                  "Continuing Creditor Deferred Obligation" shall have the meaning set forth in the Plan of Reorganization.

                  "Debtor Relief Law" shall mean, collectively, the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally, as amended from time to time.

                                 Appendix A - 5

                  "Default" shall mean any event, fact, circumstance or condition that, with the giving of applicable notice or passage of time or both, would constitute or be or result in an Event of Default.

                  "Deposit Account" shall mean, collectively, the Lockbox Accounts and all bank or other depository accounts of Borrowers.

                  "Distribution" shall mean any fee, payment, bonus or other remuneration of any kind, and any repayment of or debt service on loans or other indebtedness.

                  "Eligible Assignee" means (a) a commercial bank, commercial finance company, asset based lender, insurance company, mutual fund entity or other financial institution having total assets in excess of $250,000,000 and which is regularly engaged in making, purchasing or investing in revolving loans; (b) any Lender; (c) any Affiliate of any Lender; (d) Highbridge/Zwirn Capital Management, LLC or any of its Affiliates, and (e) any other Person consented to by Borrowing Agent (such consent not to be unreasonably withheld or delayed).

                  "Eligible Receivables" shall mean each Account arising in the ordinary course of Borrowers' business from the sale of goods or rendering of Services unless:

                  (a) it is not subject to a valid perfected first priority security interest in favor of Agent, subject to no other Lien (other than Liens in favor of the Collateral Agent and expressly subordinated to Agent's Lien and otherwise subject to the General Intercreditor Agreement);

                  (b) it is not evidenced by an invoice, statement or other documentary evidence reasonably satisfactory to Agent; provided, that Agent in its Permitted Discretion may from time to time include as Accounts that are not evidenced by an invoice, statement or other documentary evidence reasonably satisfactory to Agent as Eligible Receivables and determine the advance rate, liquidity factors and reserves applicable to Advances made on any such Accounts;

                  (c) it or any portion thereof (in which case only such portion shall not be an Eligible Receivable) is payable by a beneficiary, recipient or subscriber individually and not directly by a Medicaid/Medicare Account Debtor or commercial medical insurance carrier acceptable to the Agent;

                  (d) it arises out of services rendered or a sale made to, or out of any other transaction between Borrowers or any of their Subsidiaries and, one or more Affiliates of Borrowers or any of their Subsidiaries;

                  (e) it remains unpaid for longer than the earlier of (i) 150 calendar days after the first to occur of the claim date or the invoice date, and (ii) 180 calendar days after the applicable Services were rendered;

                  (f) with respect to all Accounts owed by any particular Account Debtor and/or its Affiliates, if more than ten 10% of the aggregate balance of all such Accounts (other than accounts being disputed by such Account Debtor) owing from such Account Debtor and/or its Affiliates remain unpaid for longer than the earlier of (i) 150 calendar days after the first to

                                 Appendix A - 6
occur of the claim date or the invoice date, and (ii) 180 calendar days after the applicable Services were rendered;

                  (g) with respect to all Accounts owed by any particular Account Debtor and/or its Affiliates, 25% or more of all such Accounts are not deemed Eligible Receivables for any reason hereunder (which percentage may, in Agent's sole discretion, be increased or decreased);

                  (h) with respect to all Accounts owed by any particular Account Debtor and/or its Affiliates (except Medicaid/Medicare Account Debtors), if, and only to the extent, such Accounts exceed 20% of the aggregate value of all Eligible Receivables included in Borrowing Base at any one time (including Accounts from Medicaid/Medicare Account Debtors);

                  (i) any covenant, agreement, representation or warranty contained in any Loan Document with respect to such Account has been breached and remains uncured after applicable cure periods;

                  (j) the Account Debtor for such Account has commenced a voluntary case under any Debtor Relief Law or has made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in respect of such Account Debtor in an involuntary case under any Debtor Relief Law, or any other petition or application for relief under any Debtor Relief Law has been filed against such Account Debtor, or such Account Debtor has failed, suspended business, ceased to be solvent, or has consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs;

                  (k) it arises from the sale of property or services rendered to one or more Account Debtors outside the continental United States or that have their principal place of business or chief executive offices outside the continental United States;

                  (l) it represents the sale of goods or rendering of services to an Account Debtor on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by Chattel Paper or an Instrument of any kind or has been determined pursuant to judgment;

                  (m) the applicable Account Debtor for such Account is any Governmental Authority, unless rights to payment of such Account have been assigned to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727, et seq. and 41 U.S.C. Section 15, et seq.), or otherwise all with applicable statutes or regulations respecting the assignment of government Accounts have been complied with (for example, with respect to all Account payable directly by a Medicaid/Medicare Account Debtor);

                  (n) to the extent, but only to the extent that, it is subject to any offset, credit (including any resource or other income credit or offset) deduction, defense, discount, chargeback, freight claim, allowance, adjustment, dispute or counterclaim, or is contingent in any respect or for any reason;

                                 Appendix A - 7

                  (o) there is any agreement with an Account Debtor for any deduction from such Account, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each invoice related thereto, such that only the discounted amount of such Account after giving effect to such discounts and allowances shall be considered an Eligible Receivable;

                  (p) to the extent, but only to the extent that, any return, rejection or repossession of goods or services related to it has occurred;

                  (q)      it is not payable to Borrowers;

                  (r) to the extent, but only to the extent that, any of Borrowers has agreed to accept or has accepted any non-cash payment for such Account;

                  (s) with respect to any Account arising from the sale of goods, the goods have not been shipped to the Account Debtor or its designee;

                  (t) with respect to any Account arising from the performance of Services, the Services have not been actually performed or the Services were undertaken in material violation of any applicable law; or

                  (u) such Account fails to meet such other specifications and requirements which may from time to time be established by Agent in its Permitted Discretion.

                  "Environmental Laws" shall mean, collectively and each individually ,the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendment and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, any other "Superfund" or "Superlien" law and all other federal, state and local and foreign environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances, in each case, as amended, and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of Governmental Authorities with respect thereto.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

                  "Eureka Transaction" shall mean the transactions contemplated by that certain Option Agreement dated as of May 30, 2003 (as amended, modified or supplement from time to time with the consent of the Agent (such consent not to be unreasonably withheld), the "Option Agreement") by and among Thomas E. Sutton and Sandra A. Sutton, Trustees of the Sutton Family Living Trust, Landlord and Parent, including without limitation, (i) the entering into of that certain Commercial Lease to be entered into pursuant to the Option Agreement by and between Matmel Enterprises, Inc. as "Landlord", and Parent or a Subsidiary of Parent, as "Tenant" with respect to the lease by such Tenant of the premises commonly known as Sunset Care Center, 2353 23rd Street, Eureka, California 95501, the Granada Care Center, 2885 Harris

                                 Appendix A - 8

Street, Eureka, California 95501, the Pacific Care Center, 2211 Harrison Avenue, Eureka, California 95501, the Seaview Care Center, 8400 Purdue Drive, Eureka, California 95503 (collectively, the "Care Centers") and the Redwood Care Center Office Building, 2353 23rd Street, Eureka, California 95501 (the "Office Building" and collectively with the Care Centers, the "Eureka Premises") and
(ii) the purchase by Parent or a Subsidiary of Parent of the Eureka Premises or all of the equity interests in the entity that owns the Eureka Premises, in each case pursuant to the Option Agreement.

                  "Event of Default" shall mean the occurrence of any event set forth in Article VIII.

                  "Excess Cash Flow" shall have the meaning set forth in Exhibit E to this Agreement.

                  "Exchange Act" shall mean Securities Exchange Act of 1934, as amended.

                  "Excluded Subsidiary" shall mean any Subsidiary that is (i) a Mezzanine Loan Borrower, (ii) a borrower under the Senior Mortgage Loan Documentation, (iii) a Revolving Loan B Borrower, (iv) a partner in an entity described in clause (i), (ii) or (iii), and (iv) a Person designated by Borrowing Agent as an excluded Subsidiary.

                  "Facility" shall mean, individually, any facility providing Services and operated by any of Borrowers.

                  "Facility Cap" shall have the meaning given in the first WHEREAS clause in this Agreement.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time as applied by nationally recognized accounting firms.

                  "General Intercreditor Agreement" shall mean that certain Intercreditor Agreement dated as of the Closing Date by and among Agent, the Mezzanine Agent, the Indenture Trustee , the Claims Agent, the Senior Mortgage Term B Lender and the Borrowers.

                  "Government Accounts" shall be defined to mean all Accounts arising out of or with respect to any Government Contract.

                  "Government Contracts" shall be defined to mean all contracts with any Government Authority, and all amendments thereto.

                  "Governmental Authority" shall mean any federal, state, municipal, national, local or other governmental department, court, commission, board, bureau, agency or instrumentality or political subdivision thereof, or any entity or officer exercising executive, legislative or judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case, whether of the United States or a state, territory or possession thereof, a foreign sovereign entity or country or jurisdiction or the District of Columbia.

                                 Appendix A - 9

                  "Guarantor" shall mean, collectively and each individually, all guarantors of the Obligations or any part thereof.

                  "Guaranty" shall mean any guaranty of the obligations of Borrowers executed by a Guarantor in favor of Agent for its benefit and for the ratable benefit of Lenders.

                  "Hazardous Substances" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials as defined in or subject to any applicable Environmental Law.

                  "Healthcare Laws" shall mean all applicable statutes, laws, ordinances, rules and regulations of any Governmental Authority with respect to regulatory matters primarily relating to patient healthcare, healthcare providers and healthcare services (including without limitation Section 1128B(b) of the Social Security Act, as amended, 42 U.S.C. Section 1320a-7(b) (Criminal Penalties Involving Medicare or State Health Care Programs), commonly referred to as the "Federal Anti-Kickback Statute," and the Social Security Act, as amended, Section 1877, 42 U.S.C. Section 1395nn (Prohibition Against Certain Referrals), commonly referred to as "Stark Statute").

                  "Indebtedness" of any Person shall mean, without duplication,
(a) all items (other than trade payables and current accrued liabilities) which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of the balance sheet of such Person as of the date as of which Indebtedness is to be determined, including any lease which, in accordance with GAAP would constitute a capital lease, (b) all indebtedness secured by any mortgage, pledge, security, Lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed, (c) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock, equity or other ownership interest purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

                  "Indebtedness for Borrowed Money" of any Person shall mean, without duplication, (a) all Indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all Capitalized Lease Obligations of such Person, (c) all Indebtedness of such Person secured by any mortgage, pledge, security, Lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed, (d) all Indebtedness for the deferred purchase price of property and (e) all direct or indirect guaranties of any or all of the foregoing.

                  "Indemnified Persons" shall have the meaning assigned to it in
Section 14.4 hereof.

                                Appendix A - 10

                  "Indenture" shall mean the Indenture dated as of August 19, 2003 by Parent, as Issuer, the subsidiaries of the Parent party thereto as Guarantors and the Indenture Trustee, pursuant to which the Indenture Notes were issued as the same may be amended, supplemented or modified from time to time.

                  "Indenture Notes" shall mean the $106,761,608 of Senior Subordinated Increasing Rate Secured Notes due 2008 issued pursuant to the Indenture.

                  "Indenture Trustee" shall mean US Bank, National Association, as Trustee under the Indenture, and any successor thereto.

                  "Insurance Subsidiary" shall mean the offshore insurance subsidiary to be formed by the Parent.

                  "Insurer" shall mean a Person that insures another Person against any costs incurred in the receipt by such other Person of Services, or that has an agreement with any Borrower to compensate it for providing Services to such Person.

                  "Intellectual Property" shall have the meaning assigned to it in Section 5.11 hereof.

                  "Interest Rate Agreement" shall mean any interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to hedge the position with respect to interest rates.

                  "Interim Borrowing Certificate" shall mean an Interim Borrowing Certificate substantially in the form of Exhibit B.

                  "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                  "Inventory" shall mean all "inventory" (as defined in the UCC) of Borrowers (or, if referring to another Person, of such other Person), now owned or hereafter acquired, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

                  "Joinder Agreement" shall mean an agreement in form and substance acceptable to Agent in its Permitted Discretion, the material terms of which shall provide that a Person shall become a party to and become bound by the terms of this Agreement and/or the other Loan Documents in the same capacity and to the same extent as a Borrower.

                  "Landlord Waiver and Consent" shall mean a waiver/consent in form and substance reasonably satisfactory to Agent from the owner/lessor of any premises not owned by Borrowers at which any of the Collateral is now or hereafter located for the purpose of providing Agent access to such Collateral, in each case as such may be modified, amended or supplemented from time to time.

                                Appendix A - 11

                  "Leasehold Mortgage" shall mean, with respect to each Leasehold Property, that certain Leasehold Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits and Fixture Filing executed and delivered as security for the Loan and encumbering such Leasehold Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "Leasehold Property" shall mean those properties identified as leasehold properties on Schedule 5.4 and/or any other leasehold property of Borrowers upon which the Agent is entitled to a Lien pursuant to this Agreement.

                  "Lender Addition Agreement" shall mean an agreement among Agent, a Lender and such Lender's assignee regarding their respective rights and obligations with respect to assignments of the Loans and other interests under this Agreement.

                  "Lenders" shall mean the financial institutions, from time to time named on Schedule 2 under the heading "Lenders", their respective successors and permitted assigns (but not, except as expressly set forth herein, any participant that is not otherwise a party to this Agreement).

                  "Liability Event" shall mean any event, fact, condition or circumstance or series thereof (i) in or for which any Borrower becomes liable or otherwise responsible for any material amount owed or owing to any Medicaid or Medicare program by a provider under common ownership with such Borrower or any provider owned by such Borrower pursuant to any applicable law, ordinance, rule, decree, order or regulation of any Governmental Authority after the failure of any such provider to pay any such amount when owed or owing, (ii) in which material Medicaid or Medicare payments to any Borrower are lawfully set-off against payments to such or any other Borrowers to satisfy any liability of or for any material amounts owed or owing to any Medicaid or Medicare program by a provider under common ownership with such Borrower or any provider owned by such Borrower pursuant to any applicable law, ordinance, rule, decree, order or regulation of any Governmental Authority, or (iii) any of the foregoing under clauses (i) or (ii) in each case pursuant to statutory or regulatory provisions that are similar to any applicable law, ordinance, rule, decree, order or regulation of any Governmental Authority referenced in clauses (i) and (ii) above or successor provisions thereto.

                  "Lien" shall mean any mortgage, pledge, security interest, encumbrance, restriction, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof), or any other arrangement pursuant to which title to the property is retained by or vested in some other Person for security purposes.

                  "Loan" or "Loans" shall mean, individually and collectively, all Advances under the Revolving Facility.

                  "Loan Documents" shall mean, collectively and each individually, this Agreement, the Revolving Notes, the Security Documents, the Guaranties (if any), the Subordination Agreements, the General Intercreditor Agreement, the Bergen Intercreditor Agreement, the Landlord Waiver and Consents, the Borrowing Certificates, and all other

                                Appendix A - 12
agreements, documents, instruments and certificates heretofore or hereafter executed or delivered to Agent or Lenders in connection with any of the foregoing or the Loans, as the same may be amended, modified or supplemented from time to time.

                  "Lockbox Accounts" shall mean the accounts maintained by Borrowers at the Lockbox Banks into which all collections or payments on their Accounts and other Collateral are paid.

                  "Lockbox Agreements" shall have the meaning given in Section
2.5 of this Agreement.

                  "Lockbox Banks" shall have the meaning given in Section 2.5 of this Agreement.

                  "Management Agreement" shall have the meaning given such term in the Management Fee Subordination Agreement.

                  "Management Fee Subordination Agreement" shall mean that certain Management Fees Subordination Agreement among Agent, the managers and Borrowers executed in connection herewith, as the same may be amended, modified, restated or supplemented from time to time.

                  "Material Adverse Effect" or "Material Adverse Change" shall mean any event, condition or circumstance or set of events, conditions or circumstances or any change(s) which (i) has, had or could reasonably be expected to have any material adverse effect upon or change in the validity or enforceability of any Loan Document, (ii) has been or could reasonably be expected to be material and adverse to the value of the Collateral or to the business, operations, prospects, properties, assets, liabilities or condition of Borrowers and the Guarantors taken as a whole, or (iii) has materially impaired or could reasonably be expected to materially impair the ability of any Borrower or Guarantor to perform the Obligations or to consummate the transactions under the Loan Documents executed by such Person.

                  "Maturity Date" shall mean the earliest of (i) the occurrence of any automatic acceleration upon an Event of Default as provided for in this Agreement, (ii) Agent's acceleration and demand for payment following an Event of Default pursuant to the provisions of this Agreement and (iii) the last day of the Term.

                  "Medicaid/Medicare Account Debtor" shall mean any Account Debtor which is (i) the United States of America acting under the Medicaid or Medicare program established pursuant to the Social Security Act or any other federal healthcare program, including, without limitation, CHAMPUS, (ii) any state or the District of Columbia acting pursuant to a health plan adopted pursuant to Title XIX of the Social Security Act or any other state health care program, or (iii) any agent, carrier, administrator or intermediary for any of the foregoing.

                  "Mezzanine Loan" shall mean that certain $23,000,000 term loan made by the Mezzanine Loan Lenders in favor of the Mezzanine Borrowers pursuant to the Mezzanine Loan Documentation.

                                Appendix A - 13

                  "Mezzanine Loan Agent" shall mean CapitalSource Finance LLC and any successor agent under the Mezzanine Loan Documentation.

                  "Mezzanine Loan Agreement" shall mean that certain Mezzanine Loan Agreement dated as of the Closing Date by and among the Mezzanine Loan Lenders, the Mezzanine Loan Borrowers and Parent.

                  "Mezzanine Loan Borrowers" shall mean Borrowers under the Mezzanine Loan Agreement from time to time.

                  "Mezzanine Loan Documentation" shall mean, collectively, the Mezzanine Loan Agreement and all other agreements, documents, instruments and certificates executed and delivered in connection therewith.

                  "Mezzanine Loan Lenders" shall mean Lenders party to the Mezzanine Loan Documentation from time to time and shall include their successors and assigns.

                  "Mortgage" shall mean, with respect to each Mortgaged Property, that certain Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits and Fixture Filing given by Borrowers in favor of Agent pursuant to which Borrowers have granted Agent a first priority mortgage on, among other things, the Mortgaged Property and other collateral as more fully described in the Mortgage, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

                  "Mortgaged Property" shall mean those properties identified as owned properties on Schedule 5.4 and/or any other owned real property of Borrowers upon which the Agent is entitled to a Lien pursuant to this Agreement.

                  "Non-Recourse Indebtedness" means Indebtedness for Borrowed Money permitted to be incurred by Parent or any Subsidiary of Parent pursuant to
Section 7.2(d)(ii) or (iii) of this Agreement or Section 7.2(d)(ii) of the Revolving Loan B Agreement.

                  "Obligations" shall mean all present and future obligations, Indebtedness and liabilities of Borrowers and/or the Guarantors to Agent or Lenders at any time and from time to time of every kind, nature and description, direct or indirect, secured or unsecured, joint and several, absolute or contingent, due or to become due, matured or unmatured, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, under any of the Loan Documents or otherwise relating to Revolving Notes and/or Loans, including, without limitation, all applicable fees, charges and expenses and/or all amounts paid or advanced by Agent or any Lender on behalf of or for the benefit of any Borrower and/or any Guarantor for any reason at any time, including in each case obligations of performance as well as obligations of payment and interest that accrue after the commencement of any proceeding under any Debtor Relief Law by or against any such Person.

                  "Parent" shall have the meaning given in the introductory paragraph to this Agreement.

                                Appendix A - 14

                  "Payment Office" shall mean initially the address set forth beneath Agent's name on the signature page of this Agreement, and thereafter, such other office of Agent within the United States, if any, which it may designate by notice to Borrowers to be the Payment Office.

                  "Permits" shall mean collectively all licenses, leases, powers, permits, franchises, certificates, authorizations, approvals, certificates of need, provider numbers and other rights.

                  "Permitted Discretion" shall mean a determination or judgment made by Agent in good faith in the exercise of reasonable (from the perspective of a secured lender) business judgment.

                  "Permitted Liens" shall have the meaning given in Section 7.3 of this Agreement.

                  "Permitted Refinanced Indebtedness" shall have the meaning given in Section 7.2 of this Agreement.

                  "Person" shall mean an individual, a partnership, a corporation, a limited liability company, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature.

                  "Plan of Reorganization" or "Plan" shall mean Debtors' Third Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated April 22, 2003, in Case No. LA 01-39678BB through LA 01-39697BB and LA 01-45516BB, LA 01-45520BB and LA 01-45525BB, in the United States Bankruptcy Court for the Central District of California, Los Angeles Division, as such may be modified, amended or supplemented from time to time.

                  "Pledge Agreement" shall mean, collectively and each individually, that certain Pledge Agreement by and among Borrowers and Agent executed in connection herewith, as such may be modified, amended or supplemented from time to time.

                  "Prime Rate" shall mean a fluctuating interest rate per annum equal at all times to the rate of interest announced publicly from time to time by Citibank, N.A. as its base or prime rate; provided, that such rate is not necessarily the best rate offered to its customers, and, should Agent be unable to determine such rate, such other indication of the prevailing prime rate of interest for substantial money center lending institutions as may reasonably be chosen by Agent. Each change in the Prime Rate shall result in a corresponding and simultaneously change in the interest rate applicable to Advances under this Agreement.

                  "Priority Claims" shall mean Class 1, Class 2, Class 3, Class 4 and Class 7 claims under the Plan of Reorganization and any other liens given priority under the Plan of Reorganization and outstanding on the Closing Date.

                  "Priority Liens" shall mean Liens permitted pursuant to
Section 7.3(ii), (iii), (iv), (v), (vi), (vii), (ix), (xi) and Liens set forth on Part A of Schedule 7.3.

                  "Private Pay Debtor" shall mean an Account Debtor that is not a Government Authority or a commercial medical insurance carrier.

                                Appendix A - 15

                  "Pro Rata Share" shall mean with respect to matters relating to a particular Commitment of a Lender, the percentage obtained by dividing (i) such Commitment of such Lender by (ii) all such Commitments of all Lenders; provided, however, that if any Commitment of Lenders is terminated pursuant to the terms hereof, then "Pro Rata Share" shall mean the percentage obtained by dividing (x) the aggregate amount of such Lender's outstanding Loans related to such Commitment by (y) the aggregate amount of all outstanding Loans related to such Commitment; in any case as such percentage may be adjusted by assignments permitted pursuant to Section 14.2.

                  "Receipt" shall have the meaning given in Section 14.5 of this Agreement.

                  "Register" shall have the meaning given in Section 14.2(c) of this Agreement.

                  "Requisite Lenders" shall mean Lenders holding or being responsible for (i) 100%, if there are only two Lenders, and (ii) at least 66-2/3% if there are more than two Lenders, in each case, of the sum of (a) all outstanding Loans and (b) all unutilized Commitments.

                  "Revolving Facility" shall have the meaning given in the first WHEREAS clause in this Agreement.

                  "Revolving Interest Rate" shall mean the rate of interest set forth in Section 2.3 hereof.

                  "Revolving Loan B" shall mean that certain $11,000,000 maximum amount of revolving loans made by the Revolving Loan B Lenders in favor of the Revolving Loan B Borrowers pursuant to the Revolving Loan B Documentation.

                  "Revolving Loan B Agreement" shall mean that certain Revolving Credit and Security Agreement dated as of the Closing Date by and among the Revolving Loan B Borrowers, CapitalSource, as agent for the Revolving Loan B Lenders, and the Revolving Loan B Lenders.

                  "Revolving Loan B Borrowers" shall mean Borrowers from time to time under the Revolving Loan B Agreement.

                  "Revolving Loan B Documentation" shall mean, collectively, the Revolving Loan B Agreement and all other agreements, documents, instruments and certificates executed and delivered in connection therewith.

                  "Revolving Loan B Lenders" shall mean the parties other than the Revolving Loan B Borrowers party to the Revolving Loan B Documentation from time to time and shall include their successors and assigns.

                  "Revolving Note" shall mean, collectively and each individually, the promissory note(s) payable to the order of Agent executed by Borrowers evidencing the Revolving Facility, as the same may be modified, amended or supplemented from time to time.

                                Appendix A - 16

                  "Security Documents" shall mean this Agreement, the Collateral Patent, Trademark, and Copyright Assignment, the Pledge Agreement, the Lockbox Agreements, and all other documents or instruments necessary to create or perfect the Liens in the Collateral, as such may be modified, amended or supplemented from time to time.

                  "Senior Mortgage Intercreditor Agreement" shall mean that certain Intercreditor Agreement dated the Closing Date by and among Mezzanine Loan Agent and the Senior Mortgage Loan Lender.

                  "Senior Mortgage Loan" shall mean that certain $95,000,000 Senior Mortgage Loan made by the Senior Mortgage Loan Lender in favor of the Senior Mortgage Loan Borrowers pursuant to the Senior Mortgage Loan Documentation.

                  "Senior Mortgage Loan Agreement" shall mean that certain Loan Agreement dated as of the Closing Date among Senior Mortgage Loan Lender and the Senior Mortgage Loan Borrowers.

                  "Senior Mortgage Loan Borrowers" shall mean the borrowers party to the Senior Mortgage Loan Agreement from time to time and shall include their respective successors and assigns.

                  "Senior Mortgage Loan Documentation" shall mean, collectively, the Senior Mortgage Loan Agreement and all other agreements, documents, instruments and certificates executed and delivered in connection therewith.

                  "Senior Mortgage Loan Lender" shall mean Column Financial, Inc. and its successors and assigns under the Senior Mortgage Loan Documentation.

                  "Senior Mortgage Term Loan B" shall mean that certain $10,000,000 Term Loan B under the Senior Mortgage Loan Documentation.

                  "Senior Mortgage Term Loan B Lender" shall mean, collectively, the holders of the Senior Mortgage Term Loan B and their respective successors and assigns under the Senior Mortgage Loan Documentation.

                  "Services" shall mean medical and health care services provided to a Person, including, but not limited to, medical and health care services which are covered by a policy of insurance issued by an Insurer, physician services, nurse and therapist services, dental services, hospital services, skilled nursing facility services, comprehensive outpatient rehabilitation services, home health care services, pharmacy services, residential and out-patient behavioral healthcare services.

                  "Special Advance Amount" shall mean $6,000,000 on the Closing Date, and shall be reduced by $250,000 on the first day of the first full calendar month after the Closing Date and on the first day of each calendar month thereafter until the Special Advance Amount has been reduced to $0.

                                Appendix A - 17

                  "Subordinated Debt" shall mean Indebtedness under the Indenture, the Bergen Note, the Class 10 Deferred Obligation, the Continuing Creditor Deferred Obligation and the Vendor's Lien and any other Indebtedness which is expressly subordinated to the Obligations pursuant to a Subordination Agreement or otherwise in a manner satisfactory to Agent.

                  "Subordination Agreement" shall mean, collectively and each individually, any subordination agreements to which Agent and other service providers or creditors of any Borrower are a party and any other agreement in form and substance reasonably satisfactory to Agent pursuant to which a Person agrees to subordinate its Indebtedness and/or Liens to the Obligations.

                  "Subsidiary" shall mean, as to any other Person, any Person in which more than 50% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by such Person or by one or more of such Person's Subsidiaries.

                  "Subsidiary Borrowers" and "Subsidiary Borrower" shall have the meaning given in the introductory paragraph to this Agreement.

                  "Subsidiary Stock" shall mean all stock, membership interests, limited partnership interests and other securities of each Subsidiary Borrower and their respective Subsidiaries.

                  "Target Excess Cash Flow" shall have the meaning set forth in Exhibit E to this Agreement.

                  "Term" shall mean the period commencing on the date set forth on the first page hereof and ending on the date that is five (5) years after the Closing Date.

                  "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

                  "Union Bank Loan" shall mean that certain loan made by Union Bank to Summit Care Corporation pursuant to that certain Amended and Restated Promissory Note dated April 1, 2001, as amended, modified, supplemented and extended to date, in the principal amount of $823,333.04 and all other agreements, documents, instruments and certificates executed and delivered in connection therewith, as each may be amended, modified and supplemented from time to time.

                  "Unmatured Surviving Obligations" shall mean indemnity Obligations with respect to which no claim has been made and which pursuant to the provisions of this Agreement survive termination of this Agreement.

                  "Vendors' Lien" shall have the meaning set forth in the Plan of Reorganization.

                  "Woodlands Place Loan" shall mean that certain loan by Woodlands Place Nursing Center, L.P. to The Woodlands Resource Management, L.P. and The Woodlands Healthcare Center, L.P. pursuant to that certain Amended and Restated Promissory Note dated August 19, 2003, in the principal amount of $1,887,866.62 and all other agreements, documents,

                                Appendix A - 18
instruments and certificates executed and delivered in connection therewith, as each may be amended, modified and supplemented from time to time.

                                Appendix A - 19

                                    EXHIBIT A

                              BORROWING CERTIFICATE
                      dated as of _________________ , 2003

          SKILLED HEALTHCARE, LLC, a Delaware limited liability company ("BORROWING AGENT"), as Borrowing Agent for itself and for the other Borrowers (as defined in the Revolving Credit and Security Agreement dated as of ___________________, 2003, by and among Borrowers and CapitalSource Finance LLC, as administrative agent and collateral agent for Lenders (in such capacities, the "AGENT"), and the Lenders party thereto, (as amended, supplemented or modified from time to time, the "LOAN AGREEMENT"; all capitalized terms not defined herein have the meanings given them in the Loan Agreement)) by the undersigned officer hereby certifies to Agent in accordance with the Loan Agreement and other Loan Documents that:

     A.       Borrowing Base and Compliance

          Pursuant to the Security Documents, Agent, on behalf of Lenders, has been granted a lien on all Accounts of Borrowers. Set forth on Schedule 1 is a true and correct calculation of Availability calculated in accordance with the Loan Agreement. All of the Accounts included as Eligible A/R on Schedule 1 are Eligible Receivables.

     B. Borrowing Notice (TO BE COMPLETED AND EFFECTIVE ONLY IF BORROWERS ARE REQUESTING AN ADVANCE)

         (1) In accordance with Sections 2.4 and 4.2(a) of the Loan Agreement, Borrowing Agent on behalf of Borrowers hereby irrevocably requests from Agent an Advance under the Revolving Facility pursuant to the Loan Agreement in the aggregate principal amount of $_________ ("REQUESTED ADVANCE") to be made on _________________, _________ (the "BORROWING DATE"), which day is a Business Day.

         (2) Immediately after giving effect to the Requested Advance, the aggregate outstanding principal amount of Advances will not exceed the lesser of
(i) the Availability and (ii) the Facility Cap.

     C.       General Certifications

          Borrowing Agent further certifies to Agent that each of the conditions contained in Section 4.2 of the Loan Agreement are as of the date hereof, and will be as of the Borrowing Date (if applicable), satisfied, including, without limitation, receipt by Agent of all fees, charges and expenses payable to Agent on or prior to such Borrowing Date pursuant to the Loan Documents.

                                 Exhibit A - 1

          IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed as of the day first written above.

                            SKILLED HEALTHCARE, LLC,
                            AS BORROWING AGENT

                            By: ___________________________________________

                            Name: _________________________________________

                            Title: ________________________________________

                                 Exhibit A - 2

                                   SCHEDULE 1
                                       TO
                              [NAMES OF BORROWERS]
                              BORROWING CERTIFICATE

                         FOR PERIOD ENDING - (__/__/__)

                                                                                           Private
                                               Medicare       Medicaid      Insurance        Pay            Total
                                               -------------------------------------------------------------------
A SECTION A: A/R AVAILABILITY
 1 Beginning A/R (from prev. certificate)                                                                        -
                                               -------------------------------------------------------------------
 2 (+) Sales (New A/R)                                                                                           -
                                               -------------------------------------------------------------------
 3 (+/-) Debit/Credit Memos                                                                                      -
                                               -------------------------------------------------------------------
 4 (+/-) Adjustments                                                                                             -
                                               -------------------------------------------------------------------
 5 (-) Posted A/R Collections                                                                                    -
                                               -------------------------------------------------------------------
 6 Ending A/R (Date ----------)                       0              0              0            0               -
                                               -------------------------------------------------------------------
 7 Ineligible Receivables (A)                                                                    0               -
                                               -------------------------------------------------------------------
 8 Eligible A/R (6-7)                                 0              0              0            0               -
                                               -------------------------------------------------------------------
 9 Liquidity Factor                               100.0%         100.0%         100.0%       100.0%
                                               -------------------------------------------------------------------
10 Net Eligible A/R (8*9)                             0              0              0            0               -
                                               -------------------------------------------------------------------
11 (-) Unposted A/R Collections                                                                                  -
                                               -------------------------------------------------------------------
12 Adjusted Net A/R Availability (10-9)                                                                          -
                                               -------------------------------------------------------------------
13 Advance Rate                                                                                                 85%
                                               -------------------------------------------------------------------
14 A/R Availability (12*13)                                                                                      -
                                               -------------------------------------------------------------------
 B SECTION B: GROSS AVAILABILITY

 1 A/R Availability                                                                                              -
                                                                                                           -------
 2 (+) Approved Overadvance                                                                                      -
                                                                                                           -------
 3 (-) Reserves                                                                                                  -
                                                                                                           -------
 4 Collateral Availability (1+2-3)                                                                               -
                                                                                                           -------
 5 Facility Cap                                                                                                  -
                                                                                                           -------
 6 Gross Availability (lesser of Collateral Availability and Facility Cap)                                       -
                                                                                                           -------

(A) Attach a supporting schedule showing all Receivables that are not Eligible Receivables pursuant to the definitions in the Loan Agreement. If there is any discrepancy between the definition of Eligible Receivables as set forth in the Loan Agreement and any of the information set forth in this certificate,
Schedule 1 or any supporting documentation, the provisions of the Loan Agreement shall control.

                                 Exhibit A - 3

                                    EXHIBIT B

                          INTERIM BORROWING CERTIFICATE
                       dated as of ________________, 2003

         SKILLED HEALTHCARE, LLC, a Delaware limited liability company ("BORROWING AGENT"), as Borrowing Agent for itself and for the other Borrowers (as defined in the Revolving Credit and Security Agreement dated as of ___________________, 2003, by and among Borrowers and CapitalSource Finance LLC, as administrative agent and collateral agent for Lenders (in such capacities, the "AGENT"), and the Lenders party thereto, (as amended, supplemented or modified from time to time, the "LOAN AGREEMENT"; all capitalized terms not defined herein have the meanings given them in the Loan Agreement)) by the undersigned officer hereby certifies to Agent in accordance with the Loan Agreement and other Loan Documents that:

     A.       Borrowing Base and Compliance

         Pursuant to the Security Documents, Agent, on behalf of Lenders, has been granted a lien on all Accounts of Borrowers. Set forth on Schedule 1 is a true and correct calculation of Availability calculated in accordance with the Loan Agreement. All of the Accounts included as Eligible A/R on Schedule 1 are Eligible Receivables.

     B. Borrowing Notice (TO BE COMPLETED AND EFFECTIVE ONLY IF BORROWERS ARE REQUESTING AN ADVANCE)

         (1) In accordance with Sections 2.4 and 4.2(a) of the Loan Agreement, Borrowing Agent on behalf of Borrowers hereby irrevocably requests from Agent an Advance under the Revolving Facility pursuant to the Loan Agreement in the aggregate principal amount of $_________ ("REQUESTED ADVANCE") to be made on _________________, _________ (the "BORROWING DATE"), which day is a Business Day.

         (2) Immediately after giving effect to the Requested Advance, the aggregate outstanding principal amount of Advances will not exceed the lesser of
(i) the Availability and (ii) the Facility Cap.

     C.       General Certifications

                  Borrowing Agent further certifies to Agent that each of the conditions contained in Section 4.2 of the Loan Agreement are as of the date hereof, and will be as of the Borrowing Date (if applicable), satisfied, including, without limitation, receipt by Agent of all fees, charges and expenses payable to Agent on or prior to such Borrowing Date pursuant to the Loan Documents.

                                 Exhibit B - 1

         IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed as of the day first written above.

                                   SKILLED HEALTHCARE, LLC, AS BORROWING
                                   AGENT

                                   By: ___________________________________

                                   Name:__________________________________

                                   Title: ________________________________

                                 Exhibit B - 2

                                   SCHEDULE 1
                                       TO
                              [NAMES OF BORROWERS]
                          INTERIM BORROWING CERTIFICATE

                         FOR PERIOD ENDING - (__/__/__)

                                                                                                   Private
                                                       Medicare       Medicaid      Insurance        Pay        Total
                                                       --------------------------------------------------------------
 A SECTION A: A/R AVAILABILITY
 Beginning Eligible A/R (Line 8 from prev.
 1 Borrowing Certificate)                                                                                           -
                                                       --------------------------------------------------------------
 2 (+) Estimated Sales (Beds * Days * Rate)                                                                         -
                                                       --------------------------------------------------------------
 3 (-) Posted A/R Collections                                                                                       -
                                                       --------------------------------------------------------------
 4 Ending Estimated Eligible A/R (Date --------)            0              0              0              0          -
                                                       --------------------------------------------------------------
 5 Liquidity Factor                                     100.0%         100.0%         100.0%         100.0%
                                                       --------------------------------------------------------------
 6 Net Eligible A/R (4*5)                                   0              0              0              0          -
                                                       --------------------------------------------------------------
 7 (-) Unposted A/R Collections                                                                                     -
                                                       --------------------------------------------------------------
 8 Adjusted Net A/R Availability (6-7)                                                                              -
                                                       --------------------------------------------------------------
 9 Advance Rate                                                                                                    85%
                                                       --------------------------------------------------------------
10 A/R Availability (8*9)                                                                                          -
                                                       --------------------------------------------------------------
 B SECTION B: GROSS AVAILABILITY

 1 A/R Availability                                                                                                -
                                                                                                              ------
 2 (+) Approved Overadvance                                                                                        -
                                                                                                              ------
 3 (-) Reserves                                                                                                    -
                                                                                                              ------
 4 Collateral Availability (1+2-3)                                                                                 -
                                                                                                              ------
 5 Facility Cap                                                                                                    -
                                                                                                              ------
 6 Gross Availability (lesser of Collateral
 Availability and Facility Cap)                                                                                    -
                                                                                                              ------

                                 Exhibit B - 3

                                    EXHIBIT C
                             TO THE CREDIT AGREEMENT

                            FORM OF JOINDER AGREEMENT

         This JOINDER AGREEMENT, dated as of ______________ __, 20__ (this "Joinder Agreement"), made by the entity or entities that are signatories hereto (collectively, the "Additional Borrowers"), in favor of CapitalSource Finance LLC ("CapitalSource"), as administrative agent and collateral agent (in such capacity, "Agent") for the Lenders (as defined below).

                              W I T N E S S E T H :

         WHEREAS, Fountain View, Inc., a Delaware corporation (together with any assignee of its rights and obligations thereunder as provided for therein, "Parent"), the other borrowers party thereto from time to time (collectively, and together with Parent, "Borrowers," and each, a "Borrower"), the lenders party thereto from time to time (the "Lenders"), and Agent are parties to that certain Revolving Credit and Security Agreement, dated as of August 19, 2003 (as such may from time to time be renewed, refunded, replaced, refinanced, amended, amended and restated, modified or supplemented, the "Credit Agreement"). Capitalized terms not defined herein have the meanings given to them in the Credit Agreement.

         WHEREAS, the parties to this Joinder Agreement wish to amend Schedule 1 to the Credit Agreement in the manner hereinafter set forth and, pursuant to
Section 6.l4 of the Credit Agreement, join the Additional Borrowers as Borrowers under the Credit Agreement.

         NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

                               A G R E E M E N T:

         1. Each of the undersigned Additional Borrowers hereby acknowledges that it has received and reviewed a copy of the Credit Agreement and acknowledges and agrees to:

                  (a) join the Credit Agreement as a Borrower (with the same effect as if initially named therein), as indicated with its signature below;

                  (b) be bound by all covenants, agreements and acknowledgements attributable to a Borrower in the Credit Agreement, including, without limitation, the grant of security interest in the Collateral (as defined in the Credit Agreement) under the Credit Agreement; and

                                  Exhibit C - 1

                  (c) perform all obligations and duties required of it by the Credit Agreement as a Borrower.

         2. Each of the undersigned hereby represents and warrants that the representations and warranties with respect to it contained in Article 5 of the Credit Agreement and in each of the other Loan Documents to which such signatory is a party, by virtue of this Joinder Agreement or otherwise, or which are contained in any certificate furnished by or on behalf of such signatory, are true and correct on the date hereof as if made on and as of the date hereof (except where such representation or warranty expressly relates to an earlier date, in which case such representation or warranty was true and correct as of such date).

         3. The address and jurisdiction of incorporation of each of the undersigned is set forth below its name on the signature pages hereto.

         4. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW).

                     [Remainder of page intentionally blank]

                                 Exhibit C - 2

IN WITNESS WHEREOF, each of the undersigned has caused this JOINDER AGREEMENT to be duly executed by its proper and duly authorized officer as of the date first set forth above.

                                    ADDITIONAL BORROWER:

                                    ________________________,
                                    a _______________________

                                    By: _____________________________
                                        Name:
                                        Title:

                                    Address:

                                    Jurisdiction of Incorporation:

ACKNOWLEDGED AND AGREED TO:

CAPITALSOURCE FINANCE LLC

By: ___________________________
    Name:
    Title:

                                 Exhibit C - 3

                                                                    EXHIBIT D TO
                                                                  LOAN AGREEMENT

                                    EXHIBIT D

                         GUARANTY AND SECURITY AGREEMENT

         THIS GUARANTY AND SECURITY AGREEMENT(this "AGREEMENT") is made as of ___________ 20___, by ______________________________, a _____________
corporation ("GUARANTOR"), to and for the benefit of CAPITALSOURCE FINANCE LLC, a Delaware limited liability company as administrative agent and collateral agent for the Lenders (as defined below) ("AGENT").

         WHEREAS, FOUNTAIN VIEW, INC., a Delaware corporation ("PARENT"), the other borrowers party thereto ("SUBSIDIARY BORROWERS" and together with Parent, each a "BORROWER" and collectively, "BORROWERS"), Agent and the Lenders party thereto ("LENDERS") have entered into that certain Revolving Credit and Security Agreement (as amended, supplemented or modified from time to time, the "CREDIT AGREEMENT"), dated as of ______________, 2003 (the "Closing Date"), pursuant to which Borrowers have agreed to borrow from Lenders, and Lenders have agreed to lend to Borrowers, certain amounts pursuant to a revolving credit facility, all in accordance with and subject to the terms and conditions set forth in the Credit Agreement, which borrowings are evidenced by the Revolving Notes executed and delivered to Lenders by Borrowers, dated as of the Closing Date (together collectively and each individually, the "NOTE", and together with all of the other agreements, documents, instruments, certificates, reports and financing statements heretofore or hereafter executed or delivered in connection therewith or with the Advances to be made under the Credit Agreement, as the same may be amended, supplemented or modified from time to time, the "LOAN DOCUMENTS");

         WHEREAS, Guarantor has become a Subsidiary (as defined in the Credit Agreement) of a Borrower and, pursuant to Section 6.14 of the Credit Agreement, as a condition incident to the obligation of Lenders to make additional Advances to Borrowers, Guarantor is required, and has agreed, to execute and deliver this Agreement and to grant to Agent on behalf of Lenders a security interest in the Collateral as security for Guarantor's obligations under this Agreement;

         WHEREAS, Lenders are willing to make additional Advances under the Credit Agreement and the other Loan Documents only upon the condition that Guarantor executes and delivers to Agent this Agreement and agrees to perform and to comply with its obligations under this Agreement; and

         WHEREAS, Guarantor acknowledges and confirms that, as [an affiliate] [a subsidiary] of a Borrower, (a) it will benefit from the advancement of funds under the Revolving Facility to Borrowers, (b) the Loans by Lenders constitute valuable consideration to Guarantor, (c) this Agreement is intended to be an inducement to Lenders to continue to extend credit and the Loans to Borrowers, and (d) Lenders are relying upon this Agreement in making and advancing the Loans to Borrowers.

         NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, and as an inducement for Lenders to continue making Advances to Borrowers under the Credit

Agreement and the other Loan Documents, Guarantor, intending to be legally bound hereby, agrees as follows:

                  5. All capitalized terms in this Agreement and not defined herein shall have the defined meanings provided in the Credit Agreement.

                  6.       Guarantor unconditionally and absolutely guarantees
(i) the due and punctual payment and performance when due of the principal of the Note and the interest thereon and of the Obligations and any and all other monies and amounts due or which may become due on or with respect to any of the foregoing, and the due and punctual performance and observance by Borrowers of all of the other terms, covenants, agreements and conditions of the Loan Documents, in any case whether according to the present terms thereof, at any earlier or accelerated date or dates or pursuant to any extension of time or to any change in the terms, covenants, agreements and conditions thereof now or at any time hereafter made or granted, (ii) all liabilities and obligations of Guarantor hereunder, and (iii) all costs, expenses and liabilities (including, without limitation, reasonable attorneys fees and expenses, documentation and diligence fees and legal expenses, and search, audit, recording, professional and filing fees and expenses) that may be incurred or advanced by Agent and/or Lenders in any way in connection with the foregoing and/or otherwise required to be paid by Guarantor hereunder (collectively, such items in clauses (i) through (iii) being the "GUARANTEED OBLIGATIONS"). Guarantor acknowledges that this Agreement shall be deemed a continuing guaranty of the Guaranteed Obligations under the Loan Documents.

                  7. This Agreement is a guaranty of payment and not a guaranty of collection. If any Guaranteed Obligation is not satisfied when due, whether by acceleration or otherwise, Guarantor shall forthwith satisfy such Guaranteed Obligation, upon demand, and no such satisfaction shall discharge the obligations of Guarantor hereunder until all Guaranteed Obligations have been indefeasibly paid in cash and performed and satisfied in full and the Credit Agreement terminated. The liability of Guarantor under this Agreement shall be primary and direct and not conditional or contingent upon the enforceability of any obligation, the solvency of Borrowers, any Borrower or any other Person, any obligation or circumstance which might otherwise constitute a legal or equitable discharge or defense of a surety or guaranty or the pursuit by Agent of any remedies it may have against Borrowers or any other guarantor of the Guaranteed Obligations or any other Person. Without limiting the generality of the foregoing, Agent shall not be required to make any demand on Borrowers or any other guarantor of the Guaranteed Obligations or any other Person or to sell at foreclosure or otherwise pursue or exhaust its remedies against any Collateral of Borrowers or any other guarantor of the Guaranteed Obligations or any other Person before, simultaneously with or after enforcing its rights and remedies hereunder against Guarantor, and any one or more successive and/or concurrent actions may be brought against Guarantor in the same action brought against Borrowers or any other guarantor of the Guaranteed Obligations or any other Person or in separate actions, as often as Agent may deem advisable, in its sole discretion. The obligations of Guarantor hereunder shall not in any way be affected by any action taken or not taken by Agent, which action or inaction is hereby consented and agreed to by Guarantor, or by the partial or complete unenforceability or invalidity of any other guaranty or surety agreement, pledge, assignment, Lien or other security interest or security for any of the Guaranteed Obligations or of the value, genuineness, validity or enforceability of the Collateral or any of the Guaranteed Obligations.

                  8. (A) To secure the payment and performance of the Guaranteed Obligations, Guarantor hereby grants to Agent, for the benefit of itself and Lenders, a continuing security interest in and Lien upon, and pledges to Agent, for the benefit of itself and Lenders, all of its right, title and interest in and to and upon all of Guarantor's assets, now owned or hereafter acquired (collectively and each individually, the "Collateral"), including, without limitation, all of the following property and interests in property of Guarantor which security interest is intended to be a first priority security interest:

                                    (i)      all of its tangible personal
                  property, including without limitation all present and future Inventory and Equipment (including items of Equipment which are or become Fixtures), now owned or hereafter acquired;

                                    (ii)     all of its intangible personal
                  property, including without limitation all present and future Accounts, securities, contract rights, Permits, General Intangibles, Chattel Paper, Documents, Instruments, Deposit Accounts, Letter of Credit Rights and Supporting Obligations, rights to the payment of money or other forms of consideration of any kind, tax refunds, insurance proceeds, now owned or hereafter acquired, and all intangible and tangible personal property relating to or arising out of any of the foregoing;

                                    (iii)    all of its present and future
                  Government Contracts and rights thereunder and the related Government Accounts and proceeds thereof, now or hereafter owned or acquired by Guarantor; provided, however, that Agent shall not have a security interest in any rights under any Government Contract of Guarantor or in the related Government Account where the taking of such security interest would be a violation of an express prohibition contained in the Government Contract (for purposes of this limitation, the fact that a Government Contract is subject to, or otherwise refers to, Title 31, Section 203 or Title 41, Section 15 of the United States Code shall not be deemed an express prohibition against assignment thereof) or is prohibited by applicable law; and

                                    (iv)     any and all additions to any of the
                  foregoing, and any and all replacements, products and proceeds (including insurance proceeds) of any of the foregoing.

                  (B)      Notwithstanding the foregoing provisions of this
         Section 4, such grant of a security interest shall not extend to, and the term "Collateral" shall not include, (x) any General Intangible, contract, agreement or document of Guarantor to the extent that (i) such General Intangible, contract, agreement or document is not assignable or capable of being encumbered as a matter of law or under the terms of any license or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law) without the consent of the licensor thereof or other applicable party thereto, and (ii) such consent has not been obtained; provided, however, that the foregoing grant of a security interest shall extend to, and the term "Collateral" shall include, each of the following: (a) any General Intangible which is in the nature of an Account or a right to the payment of money or a proceed of, or otherwise related to, the enforcement or collection of, any Account or right to the payment of money, (b) any and all proceeds of any General Intangible, contract, agreement or document that is otherwise excluded to the extent that the assignment, pledge or encumbrance of such proceeds is not so restricted, and (c) upon obtaining the consent of any such licensor or other applicable party with respect to any such otherwise excluded General Intangible, contract, agreement or document, such General Intangible, contract, agreement or document as well as any and all proceeds thereof that might theretofore have been excluded from such grant of a security interest and from the term "Collateral"; (y) any asset of Guarantor to the extent that (i) such asset subject to a contract, agreement or document otherwise permitted pursuant to this Agreement, which contract, agreement or document restricts the grant of such security interest (but solely to the extent that any such restriction shall be enforceable under applicable law) without the consent of the other party to such contract, agreement or document, and
         (ii) such consent has not been obtained; provided, however, that the foregoing grant of a security interest shall extend to, and the term "Collateral" shall include, each of the following: (a) any and all proceeds of any asset that is otherwise excluded to the extent that the assignment, pledge or encumbrance of such proceeds is not so restricted, and (b) upon obtaining the consent of the other party to any such contract, agreement or document with respect to any such otherwise excluded asset, such asset as well as any and all proceeds thereof that might theretofore have been excluded from such grant of a security interest and from the term "Collateral" ; and (z) any Permit of Guarantor to the extent that the assignment of such Permit would violate the law applicable to such Permit, or materially impair the validity of such Permit. Guarantor shall use all reasonable efforts (which shall not include the unreasonable expenditure of funds) to obtain any such required consent, provided, however in the event Guarantor is unable to obtain the required Landlord Consent and Waiver for any location at which books and records are kept, Guarantor shall maintain a duplicate set of such books and records at a location owned by a Guarantor or with respect to which a Landlord Consent and Waiver reasonably satisfactory to Agent shall have been obtained.

                  [(C)     In addition to the foregoing, to secure the payment
         and performance of the Obligations, Guarantor has (i) entered into a pledge agreement pledging all of its Subsidiary Stock to Agent and (ii) entered into and recorded leasehold mortgages or deeds of trust in the appropriate jurisdictions. Agent has received a perfected security interest in Guarantors leaseholds and real property.]

                  (D) Guarantor shall promptly notify Agent of any material Commercial Tort Claim in which Guarantor has an interest arising after the Closing Date and shall provide all necessary information concerning such Commercial Tort Claim and make all necessary filings with respect thereto to perfect Agent's (for its benefit and the benefit of Lenders) first priority security interest therein.

                  (E) Upon the execution and delivery of this Agreement, and upon the proper filing of the necessary financing statements, the proper recordation of the Collateral Patent, Trademark and Copyright Assignment in the United States Patent and Trademark Office and/or the United States Copyright Office, the proper recordation of any

         Leasehold Mortgages or deeds of trust with respect to Guarantors' leaseholds and/or real property and proper delivery of the necessary stock certificates, in each case as applicable, then without any further action, Agent will have a good, valid and perfected first priority Lien and security interest in the Collateral, subject to no transfer or other restrictions or Liens of any kind in favor of any other Person except for Permitted Liens, except for security interests in (x) motor vehicles subject to a certificate of title, and (y) money. No financing statement relating to any of the Collateral is on file in any public office except those (i) on behalf of Agent, and/or (ii) in connection with or with respect to the Permitted Liens.

                  (F) Guarantor shall (i) execute, obtain, deliver, file, register and/or record any and all financing statements, continuation statements, stock powers, instruments and other documents, or cause the execution, filing, registration, recording or delivery of any and all of the foregoing, that are necessary or required under law or otherwise or reasonably requested by Agent to be executed, filed, registered, obtained, delivered or recorded to create, maintain, perfect, preserve, validate or otherwise protect the pledge of the Collateral to Agent and Agent's perfected first priority Lien on the Collateral (and Guarantor irrevocably grants Agent the right, at Agent's option, to file any or all of the foregoing), (ii) immediately upon learning thereof, report to Agent any reclamation, return or repossession of goods in excess of $100,000.00 (individually or in the aggregate), and (iii) defend the Collateral and Agent's perfected first priority Lien thereon against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to Agent or any Lender, and pay all costs and expenses (including, without limitation, in-house documentation and diligence fees and legal expenses and reasonable attorneys' fees and expenses) in connection with such defense, which may at Agent's discretion be added to the Obligations..

                  (G) Guarantor agrees that notice received by it at least ten (10) calendar days before the time of any intended public sale, or the time after which any private sale or other disposition of Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Agent without prior notice to Guarantor. At any sale or disposition of Collateral or securities pledged, Agent may (to the extent permitted by applicable law) purchase all or any part thereof free from any right of redemption by Guarantor which right is hereby waived and released. Guarantor covenants and agrees not to, and not to permit or cause any of its Subsidiaries to, interfere with or impose any obstacle to Agent's exercise of its rights and remedies with respect to the Collateral. Agent, in dealing with or disposing of the Collateral or any part thereof, shall not be required to give priority or preference to any item of Collateral or otherwise to marshal assets or to take possession or sell any Collateral with judicial process.

                  (H) In addition to any other rights, options and remedies Agent and Lenders have under the Loan Documents, the UCC, at law or in equity, all dividends, interest, rents, issues, profits, fees, revenues, income and other proceeds collected or received from collecting, holding, managing, renting, selling, or otherwise disposing of all or any part of the Collateral or any proceeds thereof upon exercise of its remedies hereunder shall be applied in the following order of priority: (i) first, to the payment of all reasonable costs and expenses of such collection, storage, lease, holding, operation, management, sale, disposition or delivery and of conducting Guarantors' business and of maintenance, repairs, replacements, alterations, additions and improvements of or to the Collateral, and to the payment of all sums which Agent or Lenders may be required or may elect to pay, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments that Agent or Lenders may be required or authorized to make under any provision of this Agreement (including, without limitation, in each such case, reasonable in house documentation and diligence fees and legal expenses, search, audit, recording, professional and filing fees and expenses and reasonable attorneys' fees and all expenses, liabilities and advances made or incurred in connection therewith); (ii) second, to the payment of all Obligations as provided herein and as determined by Agent in its sole discretion; (iii) third, to the satisfaction of other Indebtedness secured by any subordinate security interest of record in the Collateral as provided in the General Intercreditor Agreement, the Bergen Intercreditor Agreement or any applicable Subordination Agreement if written notification of demand therefor is received before distribution of the proceeds is completed, provided, that, if requested by Agent, the holder of a subordinate security interest shall furnish reasonable proof of its interest, and unless it does so, Agent and Lenders need not address their claims; and (iv) fourth, to the payment of any surplus then remaining to Guarantor, unless otherwise provided by law or directed by a court of competent jurisdiction, provided that Guarantor shall be liable for any deficiency if such proceeds are insufficient to satisfy the Obligations or any of the other items referred to in this section.

                  (I) Without limiting and in addition to any other rights, options and remedies Agent and Lenders have under this Agreement, the Loan Documents, the UCC, at law or in equity, upon the occurrence and continuation of an Event of Default, Agent and Lenders shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by Agent to enforce its rights and remedies in order to manage, protect and preserve the Collateral and continue the operation of the business of Guarantor and to collect all revenues and profits thereof and apply the same to the payment of all reasonable expenses and other charges of such receivership including the reasonable compensation of the receiver and to the payments as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated.

                  (J) All Collateral (except Deposit Accounts and equipment located at the premises of clients and used in their ordinary course of business) will at all times be kept by Guarantor at the locations set forth on Schedule 4(J) hereto, and such other locations as Guarantor shall identify to Agent upon ten (10) calendar days prior written notice, and in any case shall not be moved outside the continental United States.

                  (K) Guarantor shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit such records to Agent on such periodic bases as Agent may request. In addition, if Accounts of Guarantor in an aggregate face amount in excess of $200,000 become ineligible because they fall within one of the specified categories of ineligibility set forth in the definition of Eligible

         Receivables, Guarantor shall notify Agent of such occurrence on the first Business Day following such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. If requested by Agent, after the occurrence and during the continuance of an Event of Default, Guarantor shall execute and deliver to Agent formal written assignments of all of its Accounts weekly or daily as Agent may request, including all Accounts created since the date of the last assignment, together with copies of claims, invoices and/or other information related thereto. To the extent that collections from such assigned accounts exceed the amount of the Obligations, such excess amount shall not accrue interest in favor of Guarantor, but shall be available to Guarantor upon Guarantors' written request.

                  (L) Whether or not an Event of Default has occurred, any of Agent's officers, employees, representatives or agents shall have the right, at any time during normal business hours, in the name of Agent, any designee of Agent or any Borrower, to verify the validity, amount or any other matter relating to any Accounts of Guarantor; provided unless an Event of Default has occurred and is continuing, such verification shall only verify account balances and shall not give notice of Agent's security interest. Guarantor shall cooperate fully with Agent in an effort to facilitate and promptly conclude such verification process.

                  (M) To expedite collection, Guarantor shall endeavor in the first instance to make collection of its Accounts for Agent. Agent shall have the right at all times after the occurrence and during the continuance of an Event of Default to notify (i) Account Debtors owing Accounts to Guarantor other than Medicaid/Medicare Account Debtors that their Accounts have been assigned to Agent and to collect such Accounts directly in its own name and to charge collection costs and expenses, including reasonable attorney's fees, to Guarantor, and (ii) Medicaid/Medicare Account Debtors that Guarantor has waived any and all defenses and counterclaims they may have or could interpose in any such action or procedure brought by Agent to obtain a court order recognizing the collateral assignment or security interest and lien of Agent in and to any Account or other Collateral payable by Medicaid/Medicare Account Debtors and that Agent is seeking or may seek to obtain a court order recognizing the collateral assignment or security interest and lien of Agent in and to all Accounts and other Collateral payable by Medicaid/Medicare Account Debtors.

                  (N) As and when determined by Agent in its Permitted Discretion, Agent will perform the searches described in clauses (i) and (ii) below against Guarantor (the results of which are to be consistent with Guarantors' representations and warranties under this Agreement), all at Guarantors' expense: (i) UCC searches with the Secretary of State and local filing offices of each jurisdiction where Guarantor is organized and/or maintains its executive offices, a place of business or assets; and (ii) judgment, federal tax lien and corporate and partnership tax lien searches, in each jurisdiction searched under clause (i) above, provided that unless an Event of Default shall have occurred and during the continuance thereof, Guarantor shall not be required to pay for more than one such search in any fiscal quarter under clause (i) and clause (ii) above.

                  (O) Guarantor (i) shall provide prompt written notice to its current bank to transfer all items, collections and remittances to the Concentration Account, (ii) shall provide prompt written notice to each Account Debtor (other than a Private Pay Debtor) directing them to make payments to the appropriate Lockbox Account, and Guarantor hereby authorizes Agent, upon any failure to send such notice and directions within ten (10) calendar days after the date of this Agreement (or ten
         (10) calendar days after the Person becomes an Account Debtor (other than a Private Pay Debtor)), to send any and all similar notices and directions to such Account Debtors and (iii) shall do such further acts and deeds that may be lawfully required by Agent to make, create, maintain, continue or perfect Agent's security interest in the Lockbox Accounts or the Collateral. At Agent's request, Guarantor shall immediately deliver to Agent all items for which Agent must receive possession to obtain a perfected security interest and all notes, certificates, and documents of title, Chattel Paper, warehouse receipts, Instruments, and any other similar instruments constituting Collateral except for promissory notes in a principal amount less than $100,000 provided that the aggregate principal amount of all such promissory notes shall be less than $500,000.

         9. Guarantor hereby represents and warrants to Agent (which representations and warranties shall survive the execution and delivery of this Agreement and the making of Advances under the Credit Agreement) as follows:

                           (A) Guarantor is a corporation, duly organized, validly existing and in good standing under the laws of the State of [INSERT], and all of Guarantor's issued and outstanding shares of capital stock, equity securities and other ownership interests are owned of record and beneficially directly by [ ], free and clear of all Liens, mortgages, pledges, security interests, hypothecations, assignments, charges, rights, encumbrances or transfer or other restrictions (individually, "ENCUMBRANCE" and collectively, "ENCUMBRANCES") in favor of any other Person or otherwise, except for Encumbrances in favor of Agent pursuant to the Loan Documents;

                           (B) Guarantor (i) has all requisite power and authority to own the Collateral and its properties and assets and to carry on its business as now being conducted, and (ii) is duly qualified to do business in every jurisdiction in which failure so to qualify could reasonably be expected to have or result in a Material Adverse Effect;

                           (C) Guarantor has all requisite power and authority (i) to execute, deliver and perform this Agreement, (ii) to consummate the transactions contemplated hereunder, and (iii) to grant the Liens and security interests with regard to the Collateral granted hereby;

                           (D) The execution, delivery and performance by Guarantor of this Agreement and the consummation of the transactions contemplated hereby, (a) have been duly authorized by all requisite action of Guarantor and have been duly executed and delivered by or on behalf of Guarantor; (b) do not violate in any material respect any provisions of (i) applicable law, statute, rule, regulation, ordinance or tariff applicable to Guarantor, (ii) any order of any Governmental Authority binding on Guarantor or any of its properties; or (iii) any material agreement between Guarantor and its shareholders, members, partners or equity owners or among any such shareholders, members, partners or equity owners; (c) do not violate any provision of the certificate of incorporation or bylaws (or any other equivalent governing agreement or document) of Guarantor, (d) are not in conflict with, and do not result in a breach or default of or constitute an event of default, or an event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in a conflict, breach, default or event of default under, any indenture, agreement or other instrument to which Guarantor is a party, or by which the properties or assets of Guarantor are bound, the effect of which could reasonably be expected to have a Material Adverse Effect; (e) except as set forth therein, will not result in the creation or imposition of any Lien of any nature upon any of the properties or assets of Guarantor, and (f) except for those which have been obtained, do not require the consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity).

                           (E)      Guarantor is not (i) a party to any
         judgment, order or decree or any agreement, document or instrument, or subject to any restriction, which would materially adversely affect its ability to execute and deliver, or perform under, this Agreement or to pay the Guaranteed Obligations, (ii) in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any agreement, document or instrument to which it is a party or to which any of its properties or assets are subject, which default, if not remedied within any applicable grace or cure period, could reasonably be expected to have a Material Adverse Effect, nor is there any event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which, if not remedied within any applicable grace or cure period, could reasonably be expected to have a Material Adverse Effect, or (iii) a party or subject to any agreement, document or instrument with respect to, or obligation to pay any, service or management fee with respect to, the ownership, operation, leasing or performance of any of its business or any facility, nor is there any manager with respect to any such facility other than a Person that is a Borrower or a Guarantor;

                           (F) Guarantor (i) is in compliance with all laws, statutes, rules, regulations, ordinances and tariffs of any Governmental Authority applicable to Guarantor and/or Guarantor's business, assets or operations, including, without limitation, ERISA and Healthcare Laws, and (ii) is not in violation of any order of any Governmental Authority or other board or tribunal, except where noncompliance or violation could not reasonably be expected to have a Material Adverse Effect. There is no event, fact, condition or circumstance known to Guarantor which, with notice or passage of time, or both, would constitute or result in any noncompliance with, or any violation of, any of the foregoing, in each case except where noncompliance or violation could not reasonably be expected to have a Material Adverse Effect. Guarantor has not received any notice that Guarantor is not in compliance in any respect with any of the requirements of any of the foregoing;

                           (G) There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against Guarantor that (i) questions or could prevent the validity of this Agreement or the right of Guarantor to enter into this Agreement or to consummate the transactions contemplated hereby, (ii) could reasonably be expected to be or have, either individually or in the aggregate, any Material Adverse Change or Material Adverse Effect, or (iii) could reasonably be expected to result in any Change of Control or other change in the current ownership, control or management of Guarantor. Guarantor is not aware that there is any basis for the foregoing. Guarantor is not a party or subject to any order, writ, injunction, judgment or decree of any Governmental Authority that could reasonably be expected to be or have, either individually or in the aggregate, any Material Adverse Change or Material Adverse Effect. There is no action, suit, proceeding or investigation initiated by Guarantor currently pending that could reasonably be expected to be or have, either individually or in the aggregate, any Material Adverse Change or Material Adverse Effect. Guarantor has no existing accrued and/or unpaid Indebtedness to any Governmental Authority or any other governmental payor that could reasonably be expected to be or have, either individually or in the aggregate, any Material Adverse Change or Material Adverse Effect.;

                           (H) None of the business or properties of Guarantor, any relationship between Guarantor and any other Person, any circumstance in connection with the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated hereby, requires a consent, approval or authorization of, or filing, registration or qualification which has not been obtained with, any Governmental Authority or any other Person;

                           (I) Guarantor is not a party to and has not entered into any agreement, document or instrument that conflicts with this Agreement or that otherwise relates to the Guaranteed Obligations;

                           (J) The obligations of Guarantor under this Agreement are not subordinated in any way to any other obligations of Guarantor or to the rights of any other Person;

                           (K) Guarantor is in substantial compliance with and has all Permits and Intellectual Property necessary or required by applicable law or Governmental Authority for the operation of its businesses. All of the foregoing are in full force and effect and not in known conflict in any material respect with the rights of others. Guarantor is not (i) in breach of or default under the provisions of any of the foregoing, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which, if not remedied within any applicable grace or cure period could reasonably be expected to have a Material Adverse Effect, (ii) a party to or subject to any agreement, instrument or restriction that is so unusual or burdensome that it could reasonably be expected to have a Material Adverse Effect, and (iii) has been involved in any labor dispute, strike, walkout or union organization which could reasonably be expected to have a Material Adverse Effect;

                           (L) No representation or warranty made by Guarantor in this Agreement contains any untrue statement of material fact or omits to state any fact necessary to make the statements herein or therein not materially misleading. There is no fact known to Guarantor which Guarantor has not disclosed to Agent in writing which could reasonably be expected to have a Material Adverse Effect;

                           (M) During the five years prior to the date hereof, Guarantors has not conducted business under or used any other name (whether corporate, partnership or assumed);

                           (N) The foregoing representations and warranties are made with the knowledge and intention that Agent is relying and will rely thereon. All such representations and warranties shall survive the execution and delivery of this Agreement.

         10. Guarantor hereby waives demand, presentment, protest, notice of dishonor or non-payment, as well as all defenses with respect to any and all instruments, notice of acceptance hereof, notice of Loans or Advances made, credit extended, collateral received or delivered, or any other action taken by Agent in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein, it being the intention hereof that Guarantor shall remain liable as a principal until the full amount of all Guaranteed Obligations shall have been indefeasibly paid in full in cash and performed and satisfied in full (other than the Unmatured Surviving Obligations) and the Credit Agreement terminated, notwithstanding any act, omission, or anything else which might otherwise operate as a legal or equitable discharge of Guarantor. .

         11. Guarantor acknowledges and agrees that its obligations as Guarantor shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Borrowers or any other guarantor of the Guaranteed Obligations or any other Person or its estate in bankruptcy resulting from the operation of any present or future provision of the bankruptcy laws or other similar statute, or from the decision of any court.

         12. Guarantor acknowledges and agrees that Agent shall have the full right and power, in its sole discretion and without any notice to or consent from Guarantor and without affecting or discharging, in whole or in part, the liability of Guarantor hereunder to deal in any manner with the Guaranteed Obligations and any security or guaranties therefor, including, without limitation, to (A) release, extend, renew, compromise or substitute and administer the Guaranteed Obligations and other obligations under the Loan Documents in any manner it sees fit, (B) release any or all collateral for the Guaranteed Obligations, (C) release any guarantor of the Guaranteed Obligations,
(D) extend the time for payment of the Guaranteed

Obligations or any part thereof, (D) change the interest rate on the Guaranteed Obligations or any Note under the Credit Agreement, (E) reduce or increase the outstanding principal amount of the Guaranteed Obligations or any Note under the Credit Agreement, (F) accelerate the Guaranteed Obligations, (G) make any change, amendment or modification whatsoever to the terms or conditions of the Loan Documents, (H) extend, in whole or in part, on one or any number of occasions, the time for the payment of any principal or interest or any other amount pursuant to any Note or for the performance of any term or condition of the Loan Documents, (I) settle, compromise, release, substitute, impair, enforce or exercise, or fail or refuse to enforce or exercise, any claims, rights, or remedies, of any kind or nature, which Agent may at any time have against Borrowers or any other guarantor of the Guaranteed Obligations or any other Person, or with respect to any security interest of any kind held by Agent at any time, whether under any Loan Document or otherwise, (J) release or substitute any security interest of any kind held by Agent at any time, (K) collect and retain or liquidate any collateral subject to such security interest, (L) make advances for the purpose of performing any term or covenant contained in the Loan Documents with respect to which Borrowers or any other guarantor of the Guaranteed Obligations is in default, (M) foreclose on any of the Collateral, (N) grant waivers or indulgences, (O) take additional collateral, (P) obtain any additional guarantors, (Q) take a deed in lieu of foreclosure and/or (R) take or fail to take any other action whatsoever with respect to the Guaranteed Obligations. Guarantor hereby waives and agrees not to assert against Agent any rights which a guarantor or surety could exercise. Notwithstanding any other provision of this Agreement or any other Loan Document, Guarantor agrees that Agent has no duties of any nature whatsoever to Guarantor, whether express or implied, by virtue of this Agreement, operation of law or otherwise.

         13. Guarantor agrees that its obligations hereunder are irrevocable and independent of the obligations of Borrowers or any other guarantor of the Guaranteed Obligations or any other Person. Guarantor shall take all necessary and appropriate actions to ensure that this Agreement is and remains enforceable against Guarantor in accordance with its terms and that Guarantor complies with each of its obligations hereunder and thereunder. Guarantor shall not (a) cause or permit to be done, or enter into or make or become a party to any agreement (oral or written), arrangement or commitment to do or cause to be done, any of the things prohibited by this Agreement or that would breach this Agreement or any other instrument, agreement, arrangement, commitment or document to which Guarantor is a party or by which it or any of its properties or assets is or may be bound or subject, or (b) enter into or make or become a party to any agreement, document or instrument or arrangement that conflicts with this Agreement or that would prevent Guarantor from complying with and performing under this Agreement.

         14. Guarantor agrees that it shall have no right of subrogation whatever with respect to the Guaranteed Obligations guaranteed hereby or to any collateral securing such Guaranteed Obligations unless and until such Guaranteed Obligations have been irrevocably and indefeasibly paid in full in cash and performed in full (other than the Unmatured Surviving Obligations) and the Credit Agreement and this Agreement have been terminated.

         15. Guarantor agrees that this Agreement shall inure to the benefit of, and may be enforced by, Agent and Lenders, all future holders of any Note or any of the Guaranteed

Obligations or any of the Collateral and all Transferees (as defined below), and each of their respective successors and permitted assigns, and shall be binding upon and enforceable against Guarantor and Guarantor's assigns and successors. Guarantor agrees that it may not assign, delegate or transfer this Agreement or any of its rights or obligations under this Agreement without the prior written consent of Agent. Nothing contained in this Agreement or any other Loan Document shall be construed as a delegation to Agent of Guarantor's duty of performance, including, without limitation, any duties under any account or contract in which Agent has a security interest or Lien. GUARANTOR ACKNOWLEDGES THAT AGENT AT ANY TIME AND FROM TIME TO TIME may sell, assign or GRANT PARTICIPATING INTERESTS IN OR transfer all or any part of its rights or obligations under, this AGREEMENT, ANY Note, THE GUARANTEED OBLIGATIONS, THE COLLATERAL and/or the Loan Documents TO one or more OTHER PERSONS, INCLUDING, WITHOUT LIMITATION, FINANCIAL INSTITUTIONS (EACH SUCH TRANSFEREE, ASSIGNEE OR PURCHASER, A "TRANSFEREE"). In such case, the Transferee shall have all of the rights and benefits with respect to the portion of such Guaranteed Obligations, any Note, this Agreement, the Collateral and the Loan Documents held by it as fully as if such Transferee were the original holder thereof (including without limitation rights of set-off and recoupment), and shall become vested with all of the powers and rights given to Agent hereunder with respect thereto, and shall be deemed to be "Agent" for all purposes hereunder, the predecessor Agent shall thereafter be forever released and fully discharged from any liability or responsibility hereunder with respect to the rights and interests so assigned, and either Agent or any Transferee may be designated as the sole agent to manage the transactions and obligations contemplated herein. Notwithstanding any other provision of this Agreement, Agent may disclose to any Transferee all information, and may furnish to such Transferee copies of reports, financial statements, certificates, and documents obtained under any provision of this Agreement or any Loan Document.

         16. Guarantor hereby agrees to take or cause to be taken such further actions, to obtain such consents and approvals and to duly execute, deliver and file or cause to be executed, delivered and filed such further agreements, assignments, instructions, documents and instruments as may be necessary or as may be reasonably requested by Agent in its sole discretion in order to fully effectuate the purposes, terms and conditions of this Agreement and the consummation of the transactions contemplated hereby and performance and payment of the Guaranteed Obligations hereunder, whether before, at or after the performance and/or consummation of the transactions contemplated hereby or the occurrence of a Default or Event of Default under any Loan Document.

         17. Notwithstanding and without limiting or being limited by any other provision of this Agreement or the Loan Documents, Guarantor shall pay all costs and expenses incurred by Agent or any of its Affiliates, including, without limitation, documentation and diligence fees and expenses, all search, audit, appraisal, recording, professional and filing fees and expenses and all other out-of-pocket charges and expenses (including, without limitation, UCC and judgment and tax lien searches and UCC filings and fees for post-Closing UCC and judgment and tax lien searches), and reasonable attorneys' fees and expenses (a) in any effort to enforce this Agreement and/or any related agreement, document or instrument, or to effect collection hereunder or thereunder, (b) in connection with entering into, negotiating, preparing, reviewing and executing this Agreement, (c) arising in any way out of administration of the Guaranteed Obligations or the security interests or Liens created with respect thereto, including without limitation, any wire transfer fees or audit expenses or filing or recordation fees, (d) in connection with instituting, maintaining, preserving and enforcing Agent's rights hereunder or under all related agreements, documents and instruments, (e) in defending or prosecuting any actions, claims or proceedings arising out of or relating to this Agreement and/or any related agreement, document or instrument, (f) in seeking or receiving any advice with respect to its rights and obligations under this Agreement and/or all related agreements, documents and instruments, and/or (g) in connection with any modification, amendment, supplement, waiver or extension of this Agreement and/or any related agreement, document or instrument, and all of the same shall be part of the Guaranteed Obligations. If Agent or any of its Affiliates uses in-house counsel for any of the purposes set forth above or any other purposes under this Agreement for which Guarantor is responsible to pay or indemnify, Guarantor expressly agrees that its Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Agent or such Affiliate in its sole discretion for the work performed.

         18. Any notice or request under this Agreement shall be given to any party to this Agreement at such party's address set forth below, or at such other address as such party may hereafter specify in a notice given in the manner required under this Section 14. Any notice or request hereunder shall be given only by, and shall be deemed to have been received upon (each, a "RECEIPT"): (i) registered or certified mail, return receipt requested, on the date on which such received as indicated in such return receipt, (ii) delivery by a nationally recognized overnight courier, one (1) Business Day after deposit with such courier, or (iii) facsimile or electronic transmission, in each case upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable.

                  If to Agent:

                  CapitalSource Finance LLC
                  4445 Willard Avenue, 12th Floor
                  Chevy Chase, Maryland 20815
                  Attention: Loan Management Officer
                  Telephone: (301) 841-2700
                  Facsimile: (301) 841-2340
                  E-mail: aheller@capitalsource.com

         If to Guarantors:

                  c/o Fountain View, Inc.
                  27442 Portola Parkway, Suite 200
                  Foothill Ranch, California 92610
                  Attention: Roland Rapp, Esq., General Counsel
                  Telephone: (949) 282-5822
                  Facsimile: (949) 282-5820

                  E-mail:    rrapp@fountainviewinc.net

         19. No course of action or dealing, renewal, release or extension of any provision of this Agreement, or single or partial exercise of any such provision, or delay, failure or omission on Agent's part in enforcing any such provision shall affect the liability of Guarantor or operate as a waiver of such provision or affect the liability of Guarantor or preclude any other or further exercise of such provision. No waiver by any party to this Agreement of any one or more defaults by any other party in the performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any future default, whether of a like or different nature, and each such waiver shall be limited solely to the express terms and provisions of such waiver.

         20. If any term or provision of this Agreement is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity or unenforceability without affecting the validity or enforceability of, the remainder of this Agreement which shall be given effect so far as possible.

         21. Agent shall have the right in its sole discretion to determine which rights, powers, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent's rights, powers, Liens, security interests or remedies hereunder or under any of the Loan Documents or under applicable law or at equity. The enumeration of the rights and remedies herein is not intended to be exhaustive. The rights and remedies of Agent described herein are cumulative and are not alternative to or exclusive of any other rights or remedies which Agent or Lenders otherwise may have. The partial or complete exercise of any right or remedy shall not preclude any other further exercise of such or any other right or remedy.

         22. This Agreement shall be effective on the date hereof and shall continue in full force and effect until full performance (other than Unmatured Surviving Obligations) and indefeasible payment in full in cash of all Guaranteed Obligations and termination of this Agreement and the Credit Agreement, all in accordance with the Credit Agreement, and the rights and powers granted to Agent hereunder shall continue in full force and effect notwithstanding the termination of this Agreement or the fact that Borrower's borrowings under the Credit Agreement may from time to time be temporarily in a zero or credit position until all of the Guaranteed Obligations have been indefeasibly paid in full in cash and performed and satisfied in full. Guarantor waives any rights which it may have under the UCC or otherwise to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to Guarantor, or to file them with any filing office, unless and until this Agreement and the Credit Agreement shall have been terminated in accordance with their respective terms and all Guaranteed Obligations shall have been performed in full (other than Unmatured Surviving Obligations) and indefeasibly paid in full in cash.

         23. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to its choice of law provisions (other than Section 5-1401 of the New York General Obligation Law). Any judicial proceeding with respect to the Obligations, any Loan Document or any related agreement may be brought in any federal or state court of competent jurisdiction located in the City of New York, State of New York (any such court, individually a "New York Court," and all such courts collectively, the "New York Courts"), provided nothing in this Agreement shall be deemed or operate to preclude Agent from bringing suit or taking other legal action in any jurisdiction to the extent, but only to the extent, it is required to bring suit in such jurisdiction to realize on the Collateral or any other security for the Obligations (any such court and any New York Court, individually a "Qualified Court" and collectively, the "Qualified Courts"), and provided, further that Agent, Lenders and Guarantor acknowledge that any appeals from a Qualified Court may have to be heard by a court located outside of the jurisdiction where such Qualified Court sits. By execution and delivery of this Agreement, Guarantor (i) accepts the non-exclusive jurisdiction of the Qualified Courts and irrevocably agrees to be bound by any judgment rendered thereby, (ii) waives personal service of process, (iii) agrees that service of process upon it may be made by certified or registered mail, return receipt requested, pursuant to Section 14 hereof and (iv) waives any objection to jurisdiction and venue of any action instituted hereunder in any Qualified Court and agrees not to assert any defense to an action brought in any Qualified Court based on lack of jurisdiction, venue or convenience. Any judicial proceedings against Agent or any Lender involving, directly or indirectly, the Obligations, any Loan Document or any related agreement shall be brought only in a New York Court. All parties acknowledge that they participated in the negotiation and drafting of this Agreement and that, accordingly, no party shall move or petition a court construing this Agreement to construe it more stringently against one party than against any other.

         24. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument. This Agreement may be executed by facsimile transmission, which facsimile signatures shall be considered original executed counterparts for purposes of this Section 21, and Guarantor agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party to this Agreement.

         25. Notwithstanding and without limiting any other provision of this Agreement or any Loan Document, Guarantor shall indemnify Agent, each Lender, its and their Affiliates and its and their respective managers, members, officers, employees, Affiliates, agents, representatives, successors, assigns, accountants and attorneys (collectively, the "INDEMNIFIED PERSONS") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel and in-house documentation and diligence fees and legal expenses) which may be imposed on, incurred by or asserted against any Indemnified Person with respect to or arising out of, or in any litigation, proceeding or investigation instituted or conducted by any Person with respect to any aspect of, or any transaction contemplated by or referred to in, or any matter related to, this Agreement or any agreement, document or transaction contemplated hereby, whether or not such Indemnified Person is a party thereto, except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of such Indemnified Person. If any Indemnified Person uses in-house counsel for any purpose for which Guarantor is responsible to pay or indemnify, Guarantor expressly agrees that its indemnification obligations include reasonable charges for such work. Agent agrees to give Guarantor reasonable notice of any event of which Agent becomes aware for which indemnification may be required under this Section 21, and Agent may elect (but is not obligated) to direct the defense thereof, provided that the selection of counsel shall be subject to Guarantor's consent, which consent shall not be unreasonably withheld or delayed. Any Indemnified Person may, in its reasonable discretion, take such actions as it deems necessary and appropriate to investigate, defend or settle any event or take other remedial or corrective actions with respect thereto as may be necessary for the protection of such Indemnified Person or the Collateral. Notwithstanding the foregoing, if any insurer agrees to undertake the defense of an event (an "INSURED EVENT"), Agent agrees not to exercise its right to select counsel to defend the event if that would cause Guarantor's insurer to deny coverage; provided, however, that Agent reserves the right to retain counsel to represent any Indemnified Person with respect to an Insured Event at its sole cost and expense. To the extent that Agent or any Lender obtains recovery from a third party other than an Indemnified Person of any of the amounts that Guarantor has paid to Agent or any Lender pursuant to the indemnity set forth in this Section 21, then Agent and/or any Lender shall promptly pay to Guarantor the amount of such recovery. Without limiting any of the foregoing, Guarantor indemnifies the Indemnified Parties for all claims for brokerage fees or commissions (other than claims of a broker with whom such Indemnified Party has directly contracted in writing) which may be made in connection with respect to any aspect of, or any transaction contemplated by or referred to in, or any matter related to, this Agreement or any agreement, document or transaction contemplated thereby.

         26. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

         27. This Agreement constitutes the entire agreement between Guarantor, Agent and Lenders with respect to the subject matter hereof and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing signed by Guarantor, Agent and Lenders, as appropriate. No provision of this Agreement may be changed, modified, amended, restated, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing or in any other manner other than by an agreement in writing signed by Agent, Requisite Lenders and Guarantor. Each party hereto acknowledges that it has been advised by counsel in connection with the negotiation and execution of this Agreement and is not relying upon oral representations or statements inconsistent with the terms and provisions hereof.

         28. This Agreement is not intended to benefit or confer any rights upon Borrowers or upon any third party other than Agent and Lenders, who are intended beneficiaries hereof and for whose benefit this Agreement is explicitly made.

         29. Guarantor, Agent and Lenders agree (a) to treat this Agreement and all provisions hereof confidentially and not to transmit any copy hereof or thereof or disclose the contents hereof or thereof, in whole or in part, to any Person (including, without limitation, any financial institution or intermediary) without Agent's prior written consent, other than to Guarantor's advisors and officers on a need-to-know basis, (b) to inform all such Persons who receive information concerning this Agreement of the confidential nature hereof and shall direct them to treat the same confidentially and not to disclose it to any other Person, and (c) to be bound by these provisions. Agent and Lenders shall have the right to review and approve all materials that Guarantor or any Guarantors prepare that contain Agent's name or describe or refer to this Agreement or any of the terms hereof or thereof or any of the transactions contemplated hereby or thereby. Guarantor reserves the right to review and approve all materials that Agent, Lenders or any of their Affiliates prepare that contain Guarantor's name or describe or refer to this Agreement, any of the terms hereof or thereof or any of the transactions contemplated hereby or thereby. Notwithstanding any other provision of this Agreement, Guarantor shall not, and shall not permit any of its Subsidiaries to, use Agent's name (or the name of any of Agent's Affiliates) in connection with any of its business operations. Nothing contained in this Agreement is intended to permit or authorize Guarantor to make any contract on behalf of Agent. Neither Agent nor Lenders shall, and shall not permit any of its respective Affiliates to, use Guarantor's name (or the name of any of either Guarantor's Affiliates) in connection with any of its business operations.

         30. Upon the exercise by Agent or any of its Affiliates of any power, right, privilege or remedy pursuant to this Agreement or under applicable law or at equity which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, Guarantor will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents that may be so required for such consent, approval, registration, qualification or authorization.

         31. In addition to and notwithstanding any other provision of this Agreement, Agent, in its sole discretion, shall have the right, at any time that Guarantor fails to do so, without prior notice to Guarantor, to (i) obtain insurance covering any of the Collateral as and to the extent required under the Credit Agreement; (ii) pay for the performance of any of the Guarantor's obligations hereunder; (iii) discharge taxes, liens, security interests, or other encumbrances at any time levied or placed on any of the Collateral in violation of this Agreement unless Guarantor is in good faith with due diligence by appropriate proceedings contesting those items; and (iv) pay for the maintenance and preservation of any of the Collateral. Such expenses and advances shall be added to the Guaranteed Obligations until reimbursed to Agent and shall be secured by the Collateral. Any such payments and advances by Agent shall not be construed as a waiver by Agent of an Event of Default or any other rights, remedies or powers of Agent or Lenders hereunder or otherwise.

         32. Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Agent or Lenders with respect to any matter that is subject of this Agreement may be granted or withheld by Agent in its Permitted Discretion.

         33. In any litigation, arbitration or other dispute resolution proceeding relating to this Agreement, or to any of the other Loan Documents, Guarantor waives any and all defenses, objections and counterclaims it may have or could interpose with respect to any director, officer, employee or agent of Guarantor and/or its and their Affiliates being deemed to be employees or managing agents of Guarantor for purposes of all applicable law or court rules regarding the production of witnesses by notice for testimony (whether in a deposition, at trial or otherwise). Guarantor waives any and all defenses, objections and counterclaims it may have or could interpose with respect to Agent's counsel in any such dispute resolution proceeding examining any such individuals as if under cross-examination and using any discovery deposition of any of them in that proceeding as if it were an evidence deposition. Guarantor waives any and all defenses, objections and counterclaims it may have or could interpose with respect to it using all commercially reasonable efforts to produce in any such dispute resolution proceeding, at the time and in the manner requested by Agent, all Persons, documents (whether in tangible, electronic or other form) and/or other things under its control and relating to the dispute in any jurisdiction that recognizes that (or any similar) distinction.

                    [SIGNATURE APPEARS ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, Guarantor has executed this Guaranty and Security Agreement as of the day and year first above written.

                                    _________________________________________

                                    By:______________________________________
                                    Its:_____________________________________

                                    CAPITALSOURCE FINANCE LLC

                                    By:______________________________________
                                    Its:_____________________________________

                                  Schedule 4(J)

                             Location of Collateral

                                EXCESS CASH FLOW

         "Asset Sale Proceeds" means, for any fiscal year, the aggregate amount of all net cash proceeds (i.e., cash proceeds net of all amounts paid or payable in connection with such sale or other disposition of assets (including, without limitation, indebtedness paid and federal and state income taxes paid or payable in connection therewith)) realized by Parent and its Subsidiaries during such fiscal year in connection with any sale or other disposition of any asset (other than the sales of inventory in the ordinary course of business); provided that, for purposes of this definition, such net cash proceeds will not be deemed to be realized until the earlier to occur of (a) 360 days after the receipt by Parent and its Subsidiaries of such net cash proceeds and (b) the date Parent and its Subsidiaries apply such net cash proceeds to prepay indebtedness, to make capital expenditures or to make acquisitions.

         "Excess Cash Flow" means for any fiscal year of Parent, (a) the sum, without duplication, of (i) the net income or loss of Parent and its Subsidiaries for such fiscal year, calculated in accordance with GAAP, excluding, however, all gains and losses (together with any related provision for federal and state income taxes on such gains and losses) realized in connection with any sale or other disposition by Parent or any of its Subsidiaries of any asset (other than the sales of inventory in the ordinary course of business); (ii) the aggregate amount of all interest expense of Parent and its Subsidiaries during such fiscal year, calculated in accordance with GAAP, whether paid or accrued; (iii) the aggregate amount of all federal and state income taxes incurred by Parent and its Subsidiaries during such fiscal year, calculated in accordance with GAAP, whether paid or accrued; (iv) the aggregate amount of all depreciation expense and amortization expense of Parent and its Subsidiaries during such fiscal year, calculated in accordance with GAAP; (v) the aggregate amount of all non-cash extraordinary losses (together with any related provision for federal and state income taxes on such extraordinary losses) of Parent and its Subsidiaries during such fiscal year, calculated in accordance with GAAP; (vi) the Asset Sales Proceeds for such fiscal year; and (vii) an amount equal to any decrease in the Working Capital during such fiscal year; minus (b) the sum, without duplication, of (i) the Maintenance Capital Expenditures for such fiscal year; (ii) the aggregate amount of all non-financed acquisitions (other than the non-cash portion of any acquisitions) by Parent and its Subsidiaries during such fiscal year; (iii) the aggregate amount of all interest expense of Parent and its Subsidiaries paid or payable during such fiscal year; (iv) the aggregate amount of all federal and state income taxes of Parent and its Subsidiaries paid or payable during such fiscal year; (v) the aggregate amount of all non-cash extraordinary gains (together with any related provision for federal and state income taxes on such extraordinary gains) of Parent and its Subsidiaries during such fiscal year, calculated in accordance with GAAP; (vi) an amount equal to any increase in the Working Capital during such fiscal year; and (vii) the aggregate amount of all scheduled payments and mandatory prepayments of principal actually made or required to be made during such fiscal year with respect to the Senior Mortgage Loan, the Senior Mortgage Term Loan B, the Bank Midwest Loan, the Woodlands Place Loan, the Union Bank Loan, the Mezzanine Loan, the Revolving Loan A, the Revolving Loan B, the Bergen Note, the Indenture Notes, the Class 10 Deferred Obligations and the Continuing Creditor Deferred Obligations; and (vi) the aggregate amount of all voluntary prepayments of principal actually made with respect to the Senior Mortgage Loan,

                                 Exhibit E - 1
the Senior Mortgage Term Loan B, the Mezzanine Loan, the Revolving Loan A (solely to the extent that such prepayment is accompanied by a reduction in the commitments thereunder) and the Revolving Loan B (solely to the extent that such prepayment is accompanied by a reduction in the commitments thereunder.

         "Maintenance Capital Expenditures" means, for any fiscal year, the aggregate amount of all non-financed capital expenditures (other than capital expenditures that are made in connection with an acquisition) incurred or made by Parent and its Subsidiaries during such fiscal year; provided that, for purposes of this definition, the maximum amount of such capital expenditures deducted in any fiscal year (for any fiscal year, the "Maximum Amount") shall not exceed (a) for fiscal year 2003, $7,000,000 and (b) for any fiscal year thereafter, $7,000,000 plus the Maximum Amount for the immediately preceding fiscal year minus the actual amount of Maintenance Capital Expenditures included in the definition of Target Excess Cash Flow and Excess Cash Flow in such immediately preceding fiscal year.

         "Target Excess Cash Flow" means for any fiscal year of Parent, (a) the sum, without duplication, of (i) the net income or loss of Parent and its Subsidiaries for such fiscal year, calculated in accordance with GAAP, excluding, however, all gains and losses (together with any related provision for federal and state income taxes on such gains and losses) realized in connection with any sale or other disposition by Parent or any of its Subsidiaries of any asset (other than the sales of inventory in the ordinary course of business); (ii) the aggregate amount of all interest expense of Parent and its Subsidiaries during such fiscal year, calculated in accordance with GAAP, whether paid or accrued; (iii) the aggregate amount of all federal and state income taxes incurred by Parent and its Subsidiaries during such fiscal year, calculated in accordance with GAAP, whether paid or accrued; (iv) the aggregate amount of all depreciation expense and amortization expense of Parent and its Subsidiaries during such fiscal year, calculated in accordance with GAAP; (v) the aggregate amount of all non-cash extraordinary losses (together with any related provision for federal and state income taxes on such extraordinary losses) of Parent and its Subsidiaries during such fiscal year, calculated in accordance with GAAP; and (vi) an amount equal to any decrease in the Working Capital during such fiscal year up to $2,000,000 per year; minus (b) the sum, without duplication, of (i) the Maintenance Capital Expenditures for such fiscal year; (ii) the aggregate amount of all interest expense of Parent and its Subsidiaries paid or payable during such fiscal year, (iii) the aggregate amount of all federal and state income taxes of Parent and its Subsidiaries paid or payable during such fiscal year; (iv) an amount equal to any increase in the Working Capital during such fiscal year up to $2,000,000 per year; (v) the aggregate amount of all scheduled payments and mandatory prepayments of principal actually made or required to be made during such fiscal year with respect to the Senior Mortgage Loan, the Bank Midwest Loan, the Woodlands Place Loan, the Union Bank Loan, the Mezzanine Loan and the Senior Mortgage Term Loan B, (vi) the aggregate amount of all voluntary prepayments of principal actually made with respect to the Senior Mortgage Loan, the Mezzanine Loan and the Senior Mortgage Term Loan B and (vii) the aggregate amount of all non-cash extraordinary gains (together with any related provision for federal and state income taxes on such extraordinary gains) of Parent and its Subsidiaries during such fiscal year, calculated in accordance with GAAP.

                                 Exhibit E - 2

         "Working Capital" means, as of any date, (a) the sum, without duplication, of (i) current assets (other than cash and cash equivalents) and
(ii) cash and cash equivalents held in restricted accounts minus (b) the sum, without duplication, of (i) current liabilities (other than the current portion of long term debt) and (ii) long term liabilities related to accrued insurance, in each case calculated on such date for Parent and its Subsidiaries.

                                 Exhibit E - 3

                                   SCHEDULE 1

                              SUBSIDIARY BORROWERS

1.  Summit Care Corporation, a California corporation

2. Summit Care Pharmacy, Inc., a California corporation, d/b/a Skilled Care Pharmacy

3.  Alexandria Care Center, Inc., a California corporation

4.  Brier Oak on Sunset, Inc., a California corporation

5.  Elmcrest Care Center, Inc., a California corporation

6.  Hancock Park Rehabilitation Center, Inc., a California corporation

7.  Hancock Park Senior Assisted Living, Inc., a California corporation

8.  Fountain View Subacute and Nursing Center, Inc., a California corporation

9.  Rio Hondo Subacute and Nursing Center, Inc., a California corporation

10. Sycamore Park Care Center, Inc., a California corporation

11. Anaheim Terrace Care Center, LLC, a Delaware limited liability company

12. Bay Crest Care Center, LLC, a Delaware limited liability company

13. Alta Care Center, LLC, a Delaware limited liability company

14. Royalwood Care Center, LLC, a Delaware limited liability company

15. Sharon Care Center, LLC, a Delaware limited liability company

16. Woodland Care Center, LLC, a Delaware limited liability company

17. Carson Senior Assisted Living, LLC, a Delaware limited liability company

18. Hemet Senior Assisted Living, LLC, a Delaware limited liability company

19. Montebello Care Center, LLC, a Delaware limited liability company

20. Hallmark Rehabilitation, LP, a Delaware limited partnership

21. Leasehold Resource Group, LLC, a Delaware limited liability company

22. Skilled Healthcare, LLC, a Delaware limited liability company

23. Summit Care Texas, L.P., a Texas limited partnership

24. Summit Care Texas Management, LLC, a Delaware limited liability company

25. Hallmark Investment Group, Inc., a Delaware corporation

26. Hallmark Rehabilitation GP, LLC, a Delaware limited liability company

                               Schedule 1 - Page 1

                                   SCHEDULE 2

Lenders                                                       Commitment

CAPITALSOURCE FINANCE LLC                                     $21,000,000
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland 20815
Attention: Corporate Finance Group
           Portfolio Manager
Telephone: 301-841-2700
Facsimile: 301-841-2360
E-Mail:    aheller@capitalsource.com

Wire Instructions:

Bank:      Bank of America, Baltimore, Maryland
Account:   003930559738
ABA:       052001633
Account Name: CapitalSource Funding LLC
Reference: Fountain View

                                                                      Schedule 1

                              SUBSIDIARY BORROWERS

1.  Summit Care Corporation, a California corporation

2. Summit Care Pharmacy, Inc., a California corporation, d/b/a Skilled Care Pharmacy

3.  Alexandria Care Center, Inc., a California corporation

4.  Brier Oak on Sunset, Inc., a California corporation

5.  Elmcrest Care Center, Inc., a California corporation

6.  Hancock Park Rehabilitation Center, Inc., a California corporation

7.  Hancock Park Senior Assisted Living, Inc., a California corporation

8.  Fountain View Subacute and Nursing Center, Inc., a California corporation

9.  Rio Hondo Subacute and Nursing Center, Inc., a California corporation

10. Sycamore Park Care Center, Inc., a California corporation

11. Anaheim Terrace Care Center, LLC, a Delaware limited liability company

12. Bay Crest Care Center, LLC, a Delaware limited liability company

13. Alta Care Center, LLC, a Delaware limited liability company

14. Royalwood Care Center, LLC, a Delaware limited liability company

15. Sharon Care Center, LLC, a Delaware limited liability company

16. Woodland Care Center, LLC, a Delaware limited liability company

17. Carson Senior Assisted Living, LLC, a Delaware limited liability company

18. Hemet Senior Assisted Living, LLC, a Delaware limited liability company

19. Montebello Care Center, LLC, a Delaware limited liability company

20. Hallmark Rehabilitation, LP, a Delaware limited partnership

21. Leasehold Resource Group, LLC, a Delaware limited liability company

22. Skilled Healthcare, LLC, a Delaware limited liability company

23. Summit Care Texas, L.P., a Texas limited partnership

24. Summit Care Texas Management, LLC, a Delaware limited liability company

25. Hallmark Investment Group, Inc., a Delaware corporation

26. Hallmark Rehabilitation GP, LLC, a Delaware limited liability company

                                                                      Schedule 2

                                   COMMITMENTS

Lenders                                                       Commitment

CAPITALSOURCE FINANCE LLC                                     $21,000,000
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland 20815
Attention: Corporate Finance Group
           Portfolio Manager
Telephone: 301-841-2700
Facsimile: 301-841-2360
E-Mail:    aheller@capitalsource.com

Wire Instructions:

Bank:      Bank of America, Baltimore, Maryland
Account:   003930559738
ABA:       052001633
Account Name: CapitalSource Funding LLC
Reference: Fountain View

                                                                    Schedule 2.4

                           BORROWER'S DEPOSIT ACCOUNTS

     BANK                         ADDRESS                   ABA ROUTING #               ACCOUNT NUMBER
----------------               --------------               -------------               --------------
Wells Fargo Bank               2030 Main Street               121-000-248                 4010010932
                               Irvine, CA 92614-
                                    7255

                                                                    Schedule 5.3

         CAPITALIZATION, ORGANIZATION CHART (INCLUDING ALL SUBSIDIARIES,
              AUTHORIZED/ISSUED CAPITALIZATION) AND JOINT VENTURES

                                              JURISDICTION OF
                  NAME                  TYPE   ORGANIZATION                 OWNER                   TYPE OF INTEREST/PERCENTAGE
-----------------------------------------------------------------------------------------------------------------------------------
Fountain View, Inc.                     Corp.   Delaware      Stockholders                        Those with 5% or more ownership:
                                                                                                  1) Heritage Fund II, LP
                                                                                                  2) Robert M. Snukal and Sheila S.
                                                                                                  Snukal
                                                                                                  3) GS private Equity Partners, LP
                                                                                                  4) PMI Mezzanine Fund, LP
                                                                                                  5) Baylor Health Care System
-----------------------------------------------------------------------------------------------------------------------------------
Summit Care Corporation                 Corp.   California    Fountain View, Inc.                 100% Capital Stock
-----------------------------------------------------------------------------------------------------------------------------------
Summit Care Pharmacy, Inc. d/b/a        Corp.   California    Summit Care Corporation             100% Capital Stock
 Skilled Care Pharmacy
-----------------------------------------------------------------------------------------------------------------------------------
SHG Property Resources, LLC             LLC     Delaware      Summit Care Corporation             Sole Member LLC
-----------------------------------------------------------------------------------------------------------------------------------
Leasehold Resource Group, LLC           LLC     Delaware      Summit Care Corporation             Sole Member LLC
-----------------------------------------------------------------------------------------------------------------------------------
The Woodlands Resource Management GP,   LLC     Delaware      Leasehold Resource Group, LLC       Sole Member LLC
 LLC
-----------------------------------------------------------------------------------------------------------------------------------
The Woodlands Resource Management, LP   LP      Delaware      The Woodlands Resource Management   1% General Partner/ 99% Limited
                                                              LLC/ Leasehold Resource Group, LLC  Partner
-----------------------------------------------------------------------------------------------------------------------------------
Alexandria Care Center, Inc.            Corp.   California    Summit Care Corporation             100% Capital Stock
-----------------------------------------------------------------------------------------------------------------------------------
Brier Oak on Sunset, Inc.               Corp.   California    Summit Care Corporation             100% Capital Stock
-----------------------------------------------------------------------------------------------------------------------------------
Elmcrest Care Center, Inc.              Corp.   California    Summit Care Corporation             100% Capital Stock
-----------------------------------------------------------------------------------------------------------------------------------
Hancock Park Rehabilitation Center,     Corp.   California    Summit Care Corporation             100% Capital Stock
 Inc.
-----------------------------------------------------------------------------------------------------------------------------------
Hancock Park Senior Assisted Living,    Corp.   California    Summit Care Corporation             100% Capital Stock
 Inc.
-----------------------------------------------------------------------------------------------------------------------------------
Fountain View Subacute and Nursing      Corp.   California    Summit Care Corporation             100% Capital Stock
Center, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
Rio Hondo Subacute and Nursing Center,  Corp.   California    Summit Care Corporation             100% Capital Stock
Inc.
-----------------------------------------------------------------------------------------------------------------------------------
Sycamore Park Care Center, Inc.         Corp.   California    Summit Care Corporation             100% Capital Stock
-----------------------------------------------------------------------------------------------------------------------------------
Skilled Healthcare, LLC                 LLC     Delaware      Fountain View, Inc.                 Sole Member LLC
-----------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule 5.3

                                              JURISDICTION OF
                  NAME                  TYPE   ORGANIZATION                 OWNER                   TYPE OF INTEREST/PERCENTAGE
-----------------------------------------------------------------------------------------------------------------------------------
Skilled Healthcare II, LLC              LLC     Delaware      Skilled Healthcare, LLC             Sole Member LLC
-----------------------------------------------------------------------------------------------------------------------------------
Hallmark Investment Group, Inc.         Corp.   Delaware      Fountain View, Inc.                 100% Capital Stock
-----------------------------------------------------------------------------------------------------------------------------------
Hallmark Rehabilitation GP, LLC         LLC     Delaware      Hallmark Investment Group, Inc.     Sole Member LLC
-----------------------------------------------------------------------------------------------------------------------------------
Hallmark Rehabilitation, LP             LP      Delaware      Hallmark Rehabilitation GP,         1% General Partner/99% Limited
                                                              LLC/Hallmark Investment Group, Inc. Partner
-----------------------------------------------------------------------------------------------------------------------------------
Summit Care Texas, L.P.                 LP      Texas         Summit Care Texas Management,       1% General Partner/99% Limited
                                                              LLC/Summit Care Corporation         Partner
-----------------------------------------------------------------------------------------------------------------------------------
Summit Care Texas Management, LLC       LLC     Delaware      Summit Care Corporation             Sole Member LLC
-----------------------------------------------------------------------------------------------------------------------------------
SHG Investments, LLC                    LLC     Delaware      Summit Care Texas, L.P.             Sole Member LLC
-----------------------------------------------------------------------------------------------------------------------------------
Anaheim Terrace Care Center, LLC        LLC     Delaware      Summit Care Corporation             Sole Member LLC
-----------------------------------------------------------------------------------------------------------------------------------
Alta Care Center, LLC                   LLC     Delaware      Summit Care Corporation             Sole Member LLC
-----------------------------------------------------------------------------------------------------------------------------------
Bay Crest Care Center, LLC              LLC     Delaware      Summit Care Corporation             Sole Member LLC
-----------------------------------------------------------------------------------------------------------------------------------
Carson Senior Assisted Living, LLC      LLC     Delaware      Summit Care Corporation             Sole Member LLC
-----------------------------------------------------------------------------------------------------------------------------------
Hemet Senior Assisted Living, LLC       LLC     Delaware      Summit Care Corporation             Sole Member LLC
-----------------------------------------------------------------------------------------------------------------------------------
Montebello Care Center, LLC             LLC     Delaware      Summit Care Corporation             Sole Member LLC
-----------------------------------------------------------------------------------------------------------------------------------
Royalwood Care Center, LLC              LLC     Delaware      Summit Care Corporation             Sole Member LLC
-----------------------------------------------------------------------------------------------------------------------------------
Sharon Care Center, LLC                 LLC     Delaware      Summit Care Corporation             Sole Member LLC
-----------------------------------------------------------------------------------------------------------------------------------
Woodland Care Center, LLC               LLC     Delaware      Summit Care Corporation             Sole Member LLC
-----------------------------------------------------------------------------------------------------------------------------------

JOINT VENTURES: None.

                                                                    Schedule 5.4

                                OWNED PROPERTIES:

            PROPERTY                                       DESCRIPTION
---------------------------------------------------------------------------------------------
Hemet, California                     Residential property adjacent to Devonshire Care Center
                                      [Further details to be provided at a later date]
---------------------------------------------------------------------------------------------
LaGrange, Texas                       Property of 12.267 acres adjacent to
                                      Monument Hill Nursing Homes [Further details to
                                      be provided at a later date]o
---------------------------------------------------------------------------------------------
White Settlement, Texas               Property adjacent to West Side Campus of Care [Further
                                      details to be provided at a later date]
---------------------------------------------------------------------------------------------

                              LEASEHOLD PROPERTIES

                                                                                          TENANT/       SUBTENANT/
        PROPERTY                ADDRESS              CURRENT LESSOR / LANDLORD           SUBLESSOR       OPERATOR
--------------------------------------------------------------------------------------------------------------------
Alexandria Convalescent  1515 N. Alexandria    Alexandria Convalescent Investments   Leasehold         Alexandria
Hospital                 Avenue, Los Angeles,  316 N. Las Palmas Ave.                Resource Group,   Care Center,
                         CA 90027              Los Angeles, CA 90004                 LLC               Inc.
--------------------------------------------------------------------------------------------------------------------
Brier Oak Terrace Care   5154 Sunset Blvd.,    Bernard Bubman, Arnold & Elaine       Leasehold         Brier Oak on
Center                   Los Angeles, CA       Friedman As Trustees For The Arnold   Resource Group,   Sunset, Inc.
                         90027                 And Elaine Friedman Family Trust Of   LLC
                                               September 7th, 1993, Irene Weiss,
                                               And Sunset Motel And Development Co.

                                               17000 Ventura Boulevard, Ste 315
                                               Encino, Ca 91316
--------------------------------------------------------------------------------------------------------------------
Elmcrest Convalescent    3111 Santa Anita      Jay-Gar Associates, L.P.              Leasehold         Elmcrest Care
                         Avenue, Los Angeles,  c/o Nigro, Karlin, & Segal CPAs       Resource Group,   Center, Inc.
                         CA 91733              10100 Santa Monica Blvd.              LLC
                                               Los Angeles, CA 90067
--------------------------------------------------------------------------------------------------------------------
Hancock Park             505 N La Brea         La Brea Convalescent Investments      Leasehold         Hancock Park
Convalescent             Avenue, Los Angeles,  8417 Beverly Blvd., #205              Resource Group,   Rehabilitation
                         CA 90036              Los Angeles, CA 90048                 LLC               Center, Inc.
--------------------------------------------------------------------------------------------------------------------

                                                                    Schedule 5.4

                                                                                          TENANT/       SUBTENANT/
        PROPERTY                ADDRESS              CURRENT LESSOR / LANDLORD           SUBLESSOR       OPERATOR
--------------------------------------------------------------------------------------------------------------------
Hancock Park             515 N. La Brea        La Brea Convalescent Investments      Leasehold         Hancock Park
Retirement Hotel         Avenue, Los Angeles,  8417 Beverly Blvd., #205              Resource Group,   Senior
                         CA 90036              Los Angeles, CA 90048                 LLC               Assisted
                                                                                                       Living, Inc.
--------------------------------------------------------------------------------------------------------------------
Fountainview             5310 Fountain         Robert Snukal and Shelia Snukal       Leasehold         Fountain View
Convalescent             Avenue, Los Angeles,  10284 Century Wood Drive              Resource Group,   Subacute and
                         CA 90029              Los Angeles, CA 90067                 LLC               Nursing
                                                                                                       Center, Inc.
--------------------------------------------------------------------------------------------------------------------
Rio Hondo Nursing Center 273 E. Beverly        Robert Snukal and Shelia Snukal       Leasehold         Rio Hondo
                         Blvd., Montebello,    10284 Century Wood Drive              Resource Group,   Subacute and
                         CA 90640              Los Angeles, CA                       LLC               Nursing
                                               90067                                                   Center, Inc.
--------------------------------------------------------------------------------------------------------------------
Sycamore Park            4585 N. Figueroa      Robert Snukal and Shelia Snukal       Leasehold         Sycamore Park
Convalescent             Street, Los Angeles,  10284 Century Wood Drive              Resource Group,   Care Center,
                         CA 90065              Los Angeles, CA                       LLC               Inc.
                                               90067
--------------------------------------------------------------------------------------------------------------------
Montebello Convalescent  1036 W. Beverly       Robert Snukal and Shelia Snukal       Leasehold         Montebello
                         Blvd., Montebello,    10284 Century Wood Drive              Resource Group,   Care Center,
                         CA 90640              Los Angeles, CA                       LLC               LLC
                                               90067
--------------------------------------------------------------------------------------------------------------------
Anaheim Terrace Care     141 S. Knott Avenue,  Sam Menlo, Trustee of the Menlo       Leasehold         Anaheim
Center                   Anaheim, CA 92804     Trust U/T/I 5/22/83                   Resource Group,   Terrace Care
                                               c/o Quality Management, Suite 210     LLC               Center, LLC
                                               4221 Wilshire Boulevard
                                               Los Angeles, CA 90010
--------------------------------------------------------------------------------------------------------------------
Bay Crest Care Center    3750 Garnet Street,   South Bay Sanitarium and              Leasehold         Bay Crest Care
                         Torrance, CA 90503    Convalescent Hospital                 Resource Group,   Center, LLC
                                               c/o Dr. Steve Brodie                  LLC
                                               17111 Village 17
                                               Camarillo, CA 93012
--------------------------------------------------------------------------------------------------------------------

                                                                    Schedule 5.4

                                                                                          TENANT/       SUBTENANT/
        PROPERTY                ADDRESS              CURRENT LESSOR / LANDLORD           SUBLESSOR       OPERATOR
--------------------------------------------------------------------------------------------------------------------
Palm Grove Care Center   13075 Blackbird,      Palmcrest Associates, Ltd.            Leasehold         Alta Care
                         Garden Grove, CA      4314 Marina City Dr., Ste 616 Cts.,   Resource Group,   Center, LLC
                         92643                 Marina del Rey, CA 90292              LLC
--------------------------------------------------------------------------------------------------------------------
Royalwood Care Center    22520 Maple Avenue,   Jack H. Cramer and Walter Lee Brown,  Leasehold         Royalwood Care
                         Torrance, CA 90505    Jr.                                   Resource Group,   Center, LLC
                                               484 Mobile Avenue, ST 38              LLC
                                               Camarillo CA 93010
--------------------------------------------------------------------------------------------------------------------
Sharon Care Center       8167 W. Third         R.E.M. Properties                     Leasehold         Sharon Care
                         Street, Los Angeles,  1801 Fairburn Avenue                  Resource Group,   Center, LLC
                         CA 90048              Los Angeles, CA                       LLC
                                               90025
--------------------------------------------------------------------------------------------------------------------
Woodland Care Center     7120 Corbin Avenue,   Uni-Cal Associates                    Leasehold         Woodland Care
                         Reseda, CA 91335      Nigro, Karlin & Segal, Ste 1300       Resource Group,   Center, LLC
                                               10100 Santa Monica Blvd.              LLC
                                               Los Angeles, CA 90067
--------------------------------------------------------------------------------------------------------------------
Carson Retirement        345 East Carson St.   Carson - Dolores Prop Inc.,           Leasehold         Carson Senior
(ground lease)           Carson, CA 90745      801 N. Brand Blvd., Ste 1010          Resource Group,   Assisted
                                               Glendale, CA 91203                    LLC               Living, LLC
--------------------------------------------------------------------------------------------------------------------
Hemet Assisted Living    1353 E. Devonshire    I.T.E. Ltd. Lessor                    Leasehold         Hemet Senior
Retirement Center        Avenue                6363 Christie Ave., 2925              Resource Group,   Assisted
(ground lease)           Hemet, CA 92544       Emerville, CA 94608                   LLC               Living, LLC
--------------------------------------------------------------------------------------------------------------------
Foothill Ranch           27442 Portola         CT Foothill 10/241, LLC               Skilled           N/A
(Corporate Office)       Parkway, Suite 200,   3501 Jamboree Road, Suite 2000        Healthcare, LLC
                         Foothill Ranch, CA    Newport Beach, CA 92660
                         92610
--------------------------------------------------------------------------------------------------------------------

                                                                    Schedule 5.4

                                                                                          TENANT/       SUBTENANT/
        PROPERTY                ADDRESS              CURRENT LESSOR / LANDLORD           SUBLESSOR       OPERATOR
--------------------------------------------------------------------------------------------------------------------
Texas Regional Office    19365 FM 2252,        Tony Overman, dba Overman             Skilled           N/A
                         Suite 5, Garden       Properties IV                         Healthcare, LLC
                         Ridge, TX 78266       18965 FM 2252
                                               Garden Ridge, Texas 78266
--------------------------------------------------------------------------------------------------------------------
Skilled Care             222 E. Huntington     The Employees Retirement System,      Summit Care       N/A
Pharmacy (Monrovia)      Drive #111,           The State of Hawaii                   Pharmacy, Inc.
                         Monrovia, CA          Trammell Crow Company                 dba Skilled Care
                         91016                 c/o Tooley & Company                  Pharmacy
                                               108 W. Walnut, Ste. 201
                                               Gardena, CA 90248
--------------------------------------------------------------------------------------------------------------------
Skilled Care Pharmacy    22607 Old Canal       North Orange County Business          Summit Care       N/A
(Yorba Linda)            Road, Yorba Linda,    Parks                                 Pharmacy, Inc.
                         CA 92887              File 30036                            dba Skilled Care
                                               P.O. Box 6000                         Pharmacy
                                               San Francisco, CA 9160-0001
--------------------------------------------------------------------------------------------------------------------

                                                                    Schedule 5.5

                        DEFAULTS; SERVICE FEES; MANAGERS

                                      None.

                                                                    Schedule 5.6

                                   LITIGATION

                                      None.

                                                                    Schedule 5.8

                                    TAX LIENS

                                      None.

                                                                   Schedule 5.10

                                 LIABILITY EVENT

                                      None.

                                                                   Schedule 5.11

                              INTELLECTUAL PROPERTY

                     REGISTERED TRADEMARKS AND SERVICE MARKS

    TRADEMARK OR SERVICE MARK             HOLDER             REGISTRATION DATE  REGISTRATION NO.
------------------------------------------------------------------------------------------------
Design of man with outstretched    Summit Care Corporation      10/20/98           2197216
arms standing on top of a
medicinal tablet
------------------------------------------------------------------------------------------------
"Innovative Solutions In Health    Summit Care Corporation      10/06/98           2193214
Care"
------------------------------------------------------------------------------------------------
"RXPertise"                        Summit Care Corporation      03/03/98           2140771
------------------------------------------------------------------------------------------------
"SCP Systems"                      Summit Care Corporation      03/20/01           2436075
------------------------------------------------------------------------------------------------
"Skilled Care Pharmacy"            Summit Care Corporation      03/07/00           2325082
------------------------------------------------------------------------------------------------
"SkilledCare Pharmacy" (including  Summit Care Corporation      03/07/00           2325083
design of man with outreached
arms standing on top of a
medicinal tablet)
------------------------------------------------------------------------------------------------

                               REGISTERED PATENTS

                                      None.

                             REGISTERED COPYRIGHTS

                                      None.

                                                                   Schedule 5.15

                              EXISTING INDEBTEDNESS

                                      NONE.

                                                                   Schedule 5.16

                             SHAREHOLDER AGREEMENTS

Stockholder's Agreement, dated March 27, 1998, among the holders of the Existing Class A Common Stock, Existing Class B Common Stock, Existing Class C Common Stock, and the Existing Preferred Stock, as subsequently amended on May 4, 1998, and amended further as of August 15, 2003.

                                                                   Schedule 5.17

                                    INSURANCE

   DESC. OF              INSURANCE        POLICY     POLICY           LIMITS OF                RETRO
   COVERAGE               CARRIER         NUMBER     PERIOD           INSURANCE                DATE
-------------------------------------------------------------------------------------------------------
Professional/        Lexington (AIG)    2004776     4/10/01 -  Professional Liability        Summit =
General Liability                                   04/10/04   $4,000,000 Per Med. Inc.      4/10/2001
                                                               $5,000,000 Agg. Per Loc.      FV9 =
                                                               General Liability             4/10/2002
                                                               $1,000,000 Each Occ.
                                                               $5,000,000 Agg. Per Loc.
                                                               $50,000 Fire Damage
                                                               $5,000 Med. Expense
                                                               $5,000,000 Policy
                                                               Aggregate
-------------------------------------------------------------------------------------------------------
California Workers'  State              1672742-02  1/1/03-    $1,000,000 Statutory          N/A
Compensation         Compensation                   1/1/04     Limits - W/C and
                     Insurance Fund                            Employers Liability
-------------------------------------------------------------------------------------------------------
Employment           Lexington (AIG)    1052217     3/1/03-    $5,000,000 Ea. Event          3/1/2000
Practices Liability                                 3/1/04     $5,000,000 Policy Agg.
-------------------------------------------------------------------------------------------------------
Texas Excess         Lexington (AIG)    650-0147    4/1/03 -   $5,000,000 Ea. Event          N/A
Employers Liability                                 4/1/04     $5,000,000 Policy Agg.
-------------------------------------------------------------------------------------------------------

   DESC. OF                SIR/            ANNUAL        BROKER/
   COVERAGE             DEDUCTIBLE        PREMIUM        CONTACT
-------------------------------------------------------------------------
Professional/        $250,000 CA per     $  360,938   Dennis Heney
General Liability    claim                            Chris Mc Tigue
                                                      Aon LA
                     $1,000,000 TX per
                     claim
                     No SIR Aggregate
-------------------------------------------------------------------------
California Workers'  None                $7,200,000   Dennis Heney
Compensation                                          Chris Mc Tigue
                                                      Carol Gibson
                                                      Aon LA
-------------------------------------------------------------------------
Employment           $50,000             $  345,516   Dennis Heney
Practices Liability                                   Christopher
                                                       Mc Tigue
                                                      Aon LA
-------------------------------------------------------------------------
Texas Excess         $1,000,000          $  426,164   Dennis Heney
Employers Liability                                   Christopher
                                                       Mc Tigue
                                                      Aon LA
-------------------------------------------------------------------------

                                                                   Schedule 5.17

   DESC. OF              INSURANCE        POLICY     POLICY           LIMITS OF                RETRO
   COVERAGE               CARRIER         NUMBER     PERIOD           INSURANCE                DATE
-------------------------------------------------------------------------------------------------------
Property             Travelers                      4/15/03 -  Blanket Limit - $150 million  N/A
                                                    4/15/04    Replacement Cost
                                                               Quake/Windstorm/Flood Incl.
                                                               CA Earthquake $25 million
-------------------------------------------------------------------------------------------------------
California Auto      American Home      64597-78    5/30/03 -  $1,000,000 CSL                N/A
                     (AIG)                          05/30/04   $1,000,000 UM/UIM
                                                               $5,000 MEDICAL
-------------------------------------------------------------------------------------------------------
Texas Auto           American Home      64597-79    5/30/03 -  $1,000,000 CSL                N/A
                     (AIG)                          05/30/04   $1,000,000 UM/UIM
                                                               $5,000 MEDICAL
-------------------------------------------------------------------------------------------------------
Directors &          AIG                002410795   5/31/03 -  $10,000,000 Aggregate         1/13/1997
Officers Liability                                  5/31/04
-------------------------------------------------------------------------------------------------------
Fiduciary Liability  AIG                002410704   5/31/03 -  $2,000,000 Aggregate          5/31/2003
                                                    5/31/04
-------------------------------------------------------------------------------------------------------

   DESC. OF                SIR/            ANNUAL        BROKER/
   COVERAGE             DEDUCTIBLE        PREMIUM        CONTACT
-------------------------------------------------------------------------
Property             Ded. All Risk       $  537,823   Heritage Program
                     $100,000/Quake 5%                Lockton Kansas City
                     Windstorm 5%                     Tim Fortin
                                                      Bob Eckhart
-------------------------------------------------------------------------
California Auto      $500 Deductible     $   52,761   Dennis Heney
                     Comprehensive                    Christopher
                     $500 Deductible                   Mc Tigue
                     Collision                        Aon LA
-------------------------------------------------------------------------
Texas Auto           $500 Deductible     $   58,750   Dennis Heney
                     Comprehensive                    Christopher
                     $500 Deductible                   Mc Tigue
                     Collision                        Aon LA
-------------------------------------------------------------------------
Directors &          $100,000 SIR        $  154,515   Heritage Program
Officers Liability                       (Incl.
                                         $    6,615   Lockton NY
                                         Broker fee)
-------------------------------------------------------------------------
Fiduciary Liability  $10,000 SIR         $    6,630   Heritage Program
                                                      Lockton NY
-------------------------------------------------------------------------

                                                                   Schedule 5.17

   DESC. OF              INSURANCE        POLICY     POLICY           LIMITS OF                RETRO
   COVERAGE               CARRIER         NUMBER     PERIOD           INSURANCE                DATE
-------------------------------------------------------------------------------------------------------
Travel Accident      The Hartford       ETB 104559  4/9/02 -   $150,000 Benefit              N/A
                                                    4/9/05     Per employee Accidental
                                                               Death or Dismemberment
                                                               $1,000,000 Aggregate
-------------------------------------------------------------------------------------------------------
Crime                National Union     8526611     9/22/02-   $2,000,000                    N/A
                     (AIG)                          9/22/03    Employee Dishonesty
                                                               Forgery or Alteration
                                                               Theft - inside and outside
                                                               Robbery and Safe Burglary
                                                               Computer Fraud
                                                               Money Orders and
                                                               Counterfeit
-------------------------------------------------------------------------------------------------------

   DESC. OF                SIR/            ANNUAL        BROKER/
   COVERAGE             DEDUCTIBLE        PREMIUM        CONTACT
-------------------------------------------------------------------------
Travel Accident      None                $    4,392   Aon LA
                                                      Karen Frick
-------------------------------------------------------------------------
Crime                $75,000 Each Claim  $   20,747   Dennis Heney
                                                      Christopher
                                                       Mc Tigue
                                                      Aon LA
-------------------------------------------------------------------------
                        TOTAL            $9,168,236

                                                                  Schedule 5.18A

                                 CORPORATE NAMES

                                  CURRENT NAMES

                             (AS OF EFFECTIVE DATE)

1.  Fountain View Inc., a California corporation

2.  Summit Care Corporation, a California corporation

3. Summit Care Pharmacy, Inc., a California corporation, d/b/a Skilled Care Pharmacy

4.  Alexandria Care Center, Inc., a California corporation

5.  Brier Oak on Sunset, Inc., a California corporation

6.  Elmcrest Care Center, Inc., a California corporation

7.  Hancock Park Rehabilitation Center, Inc., a California corporation

8.  Hancock Park Senior Assisted Living, Inc., a California corporation

9.  Fountain View Subacute and Nursing Center, Inc., a California corporation

10. Rio Hondo Subacute and Nursing Center, Inc., a California corporation

11. Sycamore Park Care Center, Inc., a California corporation

12. Anaheim Terrace Care Center, LLC, a Delaware limited liability company

13. Bay Crest Care Center, LLC, a Delaware limited liability company

14. Alta Care Center, LLC, a Delaware limited liability company

15. Royalwood Care Center, LLC, a Delaware limited liability company

16. Sharon Care Center, LLC, a Delaware limited liability company

17. Woodland Care Center, LLC, a Delaware limited liability company

18. Carson Senior Assisted Living, LLC, a Delaware limited liability company

19. Hemet Senior Assisted Living, LLC, a Delaware limited liability company

20. Montebello Care Center, LLC, a Delaware limited liability company

21. Hallmark Rehabilitation, LP, a Delaware limited partnership

22. Leasehold Resource Group, LLC, a Delaware limited liability company

23. Skilled Healthcare, LLC, a Delaware limited liability company

24. Summit Care Texas, L.P., a Texas limited partnership

25. Summit Care Texas Management, LLC, a Delaware limited liability company

26. Hallmark Investment Group, Inc., a Delaware corporation

27. Hallmark Rehabilitation GP, LLC, a Delaware limited liability company

                                                                  Schedule 5.18A

                                 PREVIOUS NAMES

                            (PRIOR TO EFFECTIVE DATE)

1.  AIB Corp., dba Hancock Park Convalescent, a California corporation

2.  Alexandria Convalescent Hospital, Inc., a California corporation

3.  Anaheim Terrace Care Center (California)

4.  Bay Crest Care Center (California)

5.  BIA Hotel Corp. dba Hancock Park Retirement Hotel, a California corporation

6.  Brier Oak Convalescent, Inc., a California corporation

7.  Brier Oak Terrace Care Center (California)

8.  Carson Retirement Center (California)

9.  Elmcrest Convalescent Hospital, a California corporation

10. Elmcrest Convalescent Hospital, a California corporation

11. Fountain View Convalescent Hospital (California)

12. Fountain View Management, Inc., a California corporation

13. Fountain View Management, Inc., a Delaware corporation

14. Fountain View, Inc, a Delaware corporation

15. Fountainview Convalescent Hospital, a California corporation

16. FV-SCC Acquisition Corp. , a Delaware corporation

17. Hemet Assisted Living Center (California)

18. Knott Convalescent, Inc. (California)

19. Locomotion Holdings, Inc., a Delaware corporation

20. Locomotion Therapy, Inc., a Delaware corporation (d/b/a Texas Locomotion Therapy)

21. Locomotion Therapy, Inc., a Delaware corporation

22. Montebello Convalescent (California)

23. Montebello Convalescent, Inc. (California)

24. Palm Grove Center (California)

25. Palm Grove Convalescent Center (California)

26. Rio Hondo Nursing Center, a California corporation

27. Rio Hondo Nursing Center, Inc. (California)

28. Riverside Manors, Inc. dba Hemet Retirement Center (California)

29. Royalwood Care Center (California)

30. Sharon Care Center (California)

                                                                  Schedule 5.18A

31. Summit Care California, Inc., a California corporation

32. Summit Care California, Inc., a California corporation (f/k/a Knott Convalescent, Inc.)

33. Summit Care Corporation dba Los Olivos Healthcare Center (Arizona)

34. Summit Care Corporation, a California corporation

35. Summit Care Pharmacy, Inc., dba Skilled Care Pharmacy, a California corporation

36. Sycamore Park Convalescent Hospital, a California corporation

37. Texas Locomotion Therapy (Texas)

38. Woodland Care Center (California)

                                                                  Schedule 5.18B

                               PLACES OF BUSINESS

CHIEF EXECUTIVE OFFICE:

   1.  27442 Portola Parkway, Suite 200, Foothill Ranch, CA 92610

PLACES OF BUSINESS:

   1.  2600 W. Magnolia Blvd., Burbank, CA 91505

   2.  1515 N. Alexandria Avenue, Los Angeles, CA 90027

   3.  5154 Sunset Blvd., Los Angeles, CA 90027

   4.  3111 Santa Anita Avenue, Los Angeles, CA 91733

   5.  505 N La Brea Avenue, Los Angeles, CA 90036

   6.  515 N. La Brea Avenue, Los Angeles, CA 90036

   7.  5310 Fountain Avenue, Los Angeles, CA 90029

   8.  273 E. Beverly Blvd., Montebello, CA 90640

   9.  4585 N. Figueroa Street, Los Angeles, CA 90065

   10. 1036 W. Beverly Blvd., Montebello, CA 90640

   11. 141 S. Knott Avenue, Anaheim, CA 92804

   12. 3750 Garnet Street, Torrance, CA 90503

   13. 13075 Blackbird, Garden Grove, CA 92643

   14. 22520 Maple Avenue, Torrance, CA 90505

   15. 8167 W. Third Street, Los Angeles, CA 90048

   16. 7120 Corbin Avenue, Reseda, CA 91335

   17. 345 East Carson St., Carson, CA 90745

   18. 1353 E. Devonshire Avenue, Hemet, CA 92544

   19. 19365 FM 2252, Suite 5, Garden Ridge, TX 78266

   20. 222 E. Huntington Drive #111, Monrovia, CA 91016

   21. 22607 Old Canal Road, Yorba Linda, CA 92887

                                                                    Schedule 6.8

                         FURTHER ASSURANCES/POST CLOSING

1. Fourteen (14) days after the Closing Date, healthcare regulatory opinion covering facilities operating in the State of California.

2. Thirty (30) days after the Closing Date, certified copies of all insurance policies required to be delivered pursuant to sECTION 4.1(g).

3. Thirty (30) days after the Closing Date, correction of legal descriptions and subsequent resubmission of those leasehold deeds of trust, if any, rejected for recordation by the appropriate county recorders offices due to the insufficiency of the attached legal description.

4. One-hundred and twenty (120) days after the Closing Date, delivery of Mortgages relating to those fee properties listed on Schedule 5.4.

                                                                    Schedule 7.2

                             PERMITTED INDEBTEDNESS

         Indebtedness as contemplated or permitted by the Loan Documents and the Plan of Reorganization.

                                                                    Schedule 7.3

                                      LIENS

             DEBTOR                                                                LIEN                    COLLATERAL
         (SEARCH NAME)                 JURISDICTION         SECURED PARTY          TYPE  FILING INFO      DESCRIPTION
---------------------------------------------------------------------------------------------------------------------
Fountain View Inc. Woodland Care    California          Minolta Business Systems   UCC   9821760613        Equipment
Center                              Secretary of State  Inc.                             filed: 8-3-98
7120 Corbin Ave                                         Po Box 728
Reseda, CA 91335                                        Park Ridge, NJ 07656
---------------------------------------------------------------------------------------------------------------------
Hancock Park Convalescent Hospital  California          BCL Capital                UCC   199823960967      Equipment
505 North LA Brea Avenue            Secretary of State  115 W. College Dr                filed: 8-27-98
Los Angeles, CA 90036                                   Marshall, MN 56258
---------------------------------------------------------------------------------------------------------------------
Rio Hondo Convalescent Hospital     California          Ecolab Inc.                UCC   199932360360      Equipment
273 East Beverly Blvd.              Secretary of State  370 Wabasha St                   filed: 11-12-99
Los Angeles, CA 90640                                   St. Paul, MN 90540
---------------------------------------------------------------------------------------------------------------------
Summit Care-California, Inc.        California          Safeco Credit Co, Inc.     UCC   0112961109        Equipment
1835 W. LA Veta Ave                 Secretary of State  dba Safeline Leasing             filed: 5-7-01
Orange, CA 92868                                        10915 Willows Rd NE
                                                        Redmond, WA 98052
and

Fountain Care Center
1835 W. LA Veta Ave
Orange, CA 92868
---------------------------------------------------------------------------------------------------------------------
Summit Care Corp.,                  Texas Secretary of  IKON Office Solutions      UCC   9900115658        Equipment
dba Oak Crest Nursing Center        State               2090 Woodward                    filed: 6-7-99
1902 FM 3036                                            Austin, TX 78744
Rockport, TX 78382
---------------------------------------------------------------------------------------------------------------------
Summit Care Corporation             Texas Secretary of  Mellon First United        UCC   9800136642        Equipment
1300 Old Blanco Rd., Ste 150        State               Leasing                          filed: 7-3-98
San Antonio, TX 78216                                   100 Corporate North
                                                        Brannockburn, IL 60015
---------------------------------------------------------------------------------------------------------------------

                                                                    Schedule 7.3

             DEBTOR                                                                LIEN                    COLLATERAL
         (SEARCH NAME)                 JURISDICTION         SECURED PARTY          TYPE  FILING INFO      DESCRIPTION
---------------------------------------------------------------------------------------------------------------------
Summit Care Texas, L.P.             Texas Secretary of  Shackelford Incorporated   UCC   9800160360        Equipment
2600 West Magnolia Blvd.            State               10900 Northwest Frwy Ste         filed: 8-6-03
Burbank, CA 91505                                       103
                                                        Houston, TX 77092
---------------------------------------------------------------------------------------------------------------------
Summit Care Texas, L.P.             Texas Secretary of  Safeco Credit Co., Inc.    UCC   0100088987        Equipment
1950 Las Vegas Trail South          State               dba Safeline Leasing             filed: 5-7-01
White Settlement, TX 76108                              10950 Willows Rd NE
                                                        Redmond, WA 98052
and

West Side Campus Care
1950 Las Vegas Trail South
White Settlement, TX 76108
---------------------------------------------------------------------------------------------------------------------
Summit Care Texas, L.P.             Texas Secretary of  Norwest Financial          UCC   9900093404        Equipment
1751 N. 15th St                     State               Leasing, Inc.                    filed: 5-10-99
Abilene, TX 79601                                       1700 Iowa Ave., Ste 240
                                                        Riverside, CA 92507
---------------------------------------------------------------------------------------------------------------------
Summit Care Texas, L.P.             Texas Secretary of  Dan Tipps                  UCC   020008568685      Equipment
4710 Slide Rd.                      State               PO Box 12380                     filed: 5-10-99
Lubbock, TX 79414                                       Lubbock, TX 79452
---------------------------------------------------------------------------------------------------------------------

                                                                    Schedule 7.4

                                   INVESTMENTS

                                      None.

                                                                    Schedule 7.6

                             AFFILIATE TRANSACTIONS

1. Agreements, whether written or oral, regarding the reimbursement of certain out-of-pocket and allocated overhead expenses incurred by Heritage Partners in connection with the management and operation of the Company.

2. $32,000,000 Promissory Note by SHG Investments, LLC in favor of Summit Care Texas, L.P.

3.   Long-term care facilities leases with Robert and Shelia Snukal:

          a. Fountainview Convalescent Hospital, 5310 Fountain Avenue, Los Angeles, CA.

          b.   Rio Hondo Nursing Center, 237 East Beverly Boulevard, Montebello,
               CA.

          c. Sycamore Park Convalescent Hospital, 4585 North Figueroa Street, Los Angeles, CA.

          d. Montebello Convalescent Hospital, 1035 West Beverly Boulevard, Montebello, CA

4.   Intercompany agreements to provide services and supplies at the facilities.

                                                                    Schedule 7.9

                             CONTINGENT OBLIGATIONS

                                      None.